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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12
HEWLETT-PACKARD COMPANY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
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☐	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:
Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Mark V. Hurd Chairman, Chief Executive Officer and President	Hewlett-Packard Company 3000 Hanover Street Palo Alto, CA 94304 www.hp.com

To our Stockholders:

I am pleased to invite you to attend the annual meeting of stockholders of Hewlett-Packard Company to be held on March 17, 2010 at 2 p.m., local time, at the Computer History Museum, 1401 N. Shoreline Boulevard, Mountain View, California.

Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.

This year, we are pleased to be again using the U.S. Securities and Exchange Commission rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing to many of our stockholders a notice instead of a paper copy of this proxy statement and our 2009 Annual Report. The notice contains instructions on how to access those documents over the Internet. The notice also contains instructions on how each of those stockholders can receive a paper copy of our proxy materials, including this proxy statement, our 2009 Annual Report and a form of proxy card or voting instruction card. All stockholders who do not receive a notice, including stockholders who have previously requested to receive paper copies of proxy materials, will receive a paper copy of the proxy materials by mail unless they have previously requested delivery of proxy materials electronically. Continuing to employ this distribution process will conserve natural resources and reduce the costs of printing and distributing our proxy materials.

Your vote is important. Whether or not you plan to attend the annual meeting, we hope you will vote as soon as possible. You may vote by proxy over the Internet or by telephone, or, if you received paper copies of the proxy materials by mail, you can also vote by mail by following the instructions on the proxy card or voting instruction card. Voting over the Internet, by telephone or by written proxy or voting instruction card will ensure your representation at the annual meeting regardless of whether you attend in person.

Thank you for your ongoing support of and continued interest in Hewlett-Packard Company.

Sincerely,

Mark V. Hurd
Chairman, Chief Executive Officer
and President

2010 ANNUAL MEETING OF STOCKHOLDERS

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

HEWLETT-PACKARD COMPANY

3000 Hanover Street
Palo Alto, California 94304
(650) 857-1501

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date	2:00 p.m., local time, on Wednesday, March 17, 2010
Place	Computer History Museum, 1401 North Shoreline Boulevard, Mountain View, California
Items of Business	(1) To elect directors
(2) To ratify the appointment of the independent registered public accounting firm for the fiscal year ending October 31, 2010
(3) To approve the Amended and Restated Hewlett-Packard Company 2004 Stock Incentive Plan
(4) To consider and vote upon a proposal to conduct an annual advisory vote on executive compensation
(5) To consider such other business as may properly come before the meeting
Adjournments and Postponements
Any action on the items of business described above may be considered at the annual meeting at the time and on the date specified above or at any time and date to which the annual meeting may be properly adjourned or postponed.
Record Date	You are entitled to vote only if you were an HP stockholder as of the close of business on January 19, 2010.
Meeting Admission
You are entitled to attend the annual meeting only if you were an HP stockholder as of the close of business on January 19, 2010 or hold a valid proxy for the annual meeting. You should be prepared to present photo identification for admittance. In addition, if you are a stockholder of record or hold your shares through the Hewlett-Packard Company 401(k) Plan or the Hewlett-Packard Company 2000 Employee Stock Purchase Plan, also known as the Share Ownership Plan, your ownership as of the record date will be verified prior to admittance into the meeting. If you are not a stockholder of record but hold shares through a broker, trustee or nominee, you must provide proof of beneficial ownership as of the record date, such as your most recent account statement prior to January 19, 2010 or similar evidence of ownership. If you do not provide photo identification and comply with the other procedures outlined above, you will not be admitted to the annual meeting.
The annual meeting will begin promptly at 2:00 p.m., local time. Check-in will begin at 12:30 p.m., local time, and you should allow ample time for the check-in procedures.
Voting
Your vote is very important. Whether or not you plan to attend the annual meeting, we hope you will vote as soon as possible. You may vote your shares via a toll-free telephone number or over the Internet. If you received a paper copy of a proxy or voting instruction card by mail, you may submit your proxy or voting instruction card for the annual meeting by completing, signing, dating and returning your proxy or voting instruction card in the pre-addressed envelope provided. For specific instructions on how to vote your shares, please refer to the section entitled Questions and Answers—Voting Information beginning on page 4 of this proxy statement.

By order of the Board of Directors,

MICHAEL J. HOLSTON Executive Vice President, General Counsel and Secretary

This notice of annual meeting and proxy statement and form of proxy are being distributed and made available
on or about                                        , 2010.

QUESTIONS AND ANSWERS

Proxy Materials

1.     Why am I receiving these materials?

        The Hewlett-Packard Company Board of Directors has made these materials available to you over the Internet or delivered paper copies of these materials to you by mail in connection with HP's annual meeting of stockholders, which will take place on Wednesday, March 17, 2010. As a stockholder, you are invited to attend the annual meeting and are entitled to and requested to vote on the items of business described in this proxy statement. This proxy statement includes information that we are required to provide to you under the rules of the U.S. Securities and Exchange Commission and that is designed to assist you in voting your shares.

2.     What is included in the proxy materials?

        The proxy materials include:

  •
  Our proxy statement for the annual meeting of stockholders; and

  •
  Our 2009 Annual Report, which includes our Annual Report on Form 10-K for the fiscal year ended October 31, 2009.

If you received a paper copy of these materials by mail, the proxy materials also include a proxy card or a voting instruction card for the annual meeting.

3.     What information is contained in this proxy statement?

        The information in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, HP's Board and Board committees, the compensation of HP's directors and certain executive officers for fiscal 2009 and other required information.

4.     Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials?

        This year, we are pleased to be again using the U.S. Securities and Exchange Commission rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing to many of our stockholders a notice about the Internet availability of the proxy materials instead of a paper copy of the proxy materials. All stockholders receiving the notice will have the ability to access the proxy materials over the Internet and request to receive a paper copy of the proxy materials by mail. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the notice. In addition, the notice contains instructions on how you may request to access proxy materials in printed form by mail or electronically on an ongoing basis.

5.     Why didn't I receive a notice in the mail about the Internet availability of the proxy materials?

        We are providing some of our stockholders, including stockholders who have previously requested to receive paper copies of the proxy materials and some of our stockholders who are living outside of the United States, with paper copies of the proxy materials instead of a notice about the Internet availability of the proxy materials.

        In addition, we are providing notice of the availability of the proxy materials by e-mail to those stockholders who have previously elected delivery of the proxy materials electronically. Those stockholders should have received an e-mail containing a link to the website where those materials are available and a link to the proxy voting website.

6.     How can I access the proxy materials over the Internet?

        Your notice about the Internet availability of the proxy materials, proxy card or voting instruction card will contain instructions on how to:

  •
  View our proxy materials for the annual meeting on the Internet; and

  •
  Instruct us to send our future proxy materials to you electronically by e-mail.

Our proxy materials are also available on our website at www.hp.com/investor/home.

        Your notice of Internet availability of proxy materials, proxy card or voting instruction card will contain instructions on how you may request to access proxy materials electronically on an ongoing basis. Choosing to access your future proxy materials electronically will help us conserve natural resources and reduce the costs of printing and distributing our proxy materials. If you choose to access future proxy materials electronically, you will receive an e-mail with instructions containing a link to the website where those materials are available and a link to the proxy voting website. Your election to access proxy materials by e-mail will remain in effect until you terminate it.

7.     How may I obtain a paper copy of the proxy materials?

        Stockholders receiving a notice about the Internet availability of the proxy materials will find instructions about how to obtain a paper copy of the proxy materials on their notice. Stockholders receiving notice of the availability of the proxy materials by e-mail will find instructions about how to obtain a paper copy of the proxy materials as part of that e-mail. All stockholders who do not receive a notice or an e-mail will receive a paper copy of the proxy materials by mail.

8.     I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

        If you share an address with another stockholder, you may receive only one set of proxy materials unless you have provided contrary instructions. If you wish to receive a separate set of proxy materials now, please request the additional copy by contacting Innisfree M&A Incorporated ("Innisfree") at:

(877) 750-5838 (U.S. and Canada)
(412) 232-3651 (International)
E-mail: info@innisfreema.com

A separate set of proxy materials will be sent promptly following receipt of your request.

        If you are a stockholder of record and wish to receive a separate set of proxy materials in the future, please call Computershare Trust Company, N.A. ("Computershare") at:

(800) 286-5977 (U.S. and Canada)
(312) 360-5138 (International)

        If you are the beneficial owner of shares held through a broker, trustee or other nominee and you wish to receive a separate set of proxy materials in the future, please call Broadridge Financial Solutions, Inc. at:

(800) 542-1061

        All stockholders also may write to us at the address below to request a separate copy of these materials:

Hewlett-Packard Company
Attn: Investor Relations
3000 Hanover Street
Palo Alto, California 94304

9.     What should I do if I receive more than one notice or e-mail about the Internet availability of the proxy materials or more than one paper copy of the proxy materials?

        You may receive more than one notice, more than one e-mail or more than one paper copy of the proxy materials, including multiple paper copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate notice, a separate e-mail or a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you may receive more than one notice, more than one e-mail or more than one proxy card. To vote all of your shares by proxy, you must complete, sign, date and return each proxy card and voting instruction card that you receive and vote over the Internet the shares represented by each notice and e-mail that you receive (unless you have requested and received a proxy card or voting instruction card for the shares represented by one or more of those notices or e-mails).

10.   How may I obtain a copy of HP's 2009 Form 10-K and other financial information?

        Stockholders may request a free copy of our 2009 Annual Report, which includes our 2009 Form 10-K, from:

Hewlett-Packard Company
Attn: Investor Relations
3000 Hanover Street
Palo Alto, California 94304
(866) 438-4771 (U.S. and Canada) or (202) 315-4211 (International)
www.hp.com/investor/informationrequest

        Alternatively, stockholders can access the 2009 Annual Report, which includes our 2009 Form 10-K and other financial information, on HP's Investor Relations website at:

www.hp.com/investor/home

        HP also will furnish any exhibit to the 2009 Form 10-K if specifically requested.

Voting Information

11.   What items of business will be voted on at the annual meeting?

        The items of business scheduled to be voted on at the annual meeting are:

  •
  The election of directors

  •
  The ratification of the appointment of HP's independent registered public accounting firm for the 2010 fiscal year

  •
  The approval of the Amended and Restated Hewlett-Packard Company 2004 Stock Incentive Plan

  •
  A proposal to conduct an annual advisory vote on executive compensation

We also will consider any other business that properly comes before the annual meeting. See Question 23 below.

12.   How does the Board recommend that I vote?

        Our Board recommends that you vote your shares FOR each of the nominees for election to the Board, FOR ratification of the appointment of HP's independent registered public accounting firm, FOR the approval of the Amended and Restated Hewlett-Packard Company 2004 Stock Incentive Plan, and FOR the proposal to conduct an annual advisory vote on executive compensation.

13.   What is the difference between holding shares as a stockholder of record and as a beneficial owner?

        Most HP stockholders hold their shares through a broker, trustee or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

  •
  Stockholder of Record—If your shares are registered directly in your name with HP's transfer agent, Computershare, you are considered, with respect to those shares, the "stockholder of record." As the stockholder of record, you have the right to grant your voting proxy directly to HP or to a third party, or to vote in person at the meeting.

  •
  Beneficial Owner—If your shares are held in a brokerage account, by a trustee or by another nominee, you are considered the "beneficial owner" of those shares. As the beneficial owner of those shares, you have the right to direct your broker, trustee or nominee how to vote and you also are invited to attend the annual meeting. However, because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a "legal proxy" from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting.

14.   What shares can I vote?

        Each holder of shares of HP common stock issued and outstanding as of the close of business on January 19, 2010, the record date for the annual meeting, is entitled to cast one vote per share on all items being voted upon at the annual meeting. You may vote all shares owned by you as of this time, including (1) shares held directly in your name as the stockholder of record, including shares purchased through HP's Dividend Reinvestment Plan and HP's employee stock purchase plans and shares held through HP's Direct Registration Service, and (2) shares held for you as the beneficial owner through a broker, trustee or other nominee. On the record date HP had approximately                          shares of common stock issued and outstanding.

15.   How can I vote my shares in person at the annual meeting?

        Shares held in your name as the stockholder of record may be voted in person at the annual meeting. Shares for which you are the beneficial owner but not the stockholder of record may be voted in person at the annual meeting only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the annual meeting, we recommend that you also vote by proxy as described below so that your vote will be counted if you later decide not to attend the meeting.

16.   How can I vote my shares without attending the annual meeting?

        Whether you hold shares directly as the stockholder of record or through a broker, trustee or other nominee as the beneficial owner, you may direct how your shares are voted without attending the annual meeting. There are three ways to vote by proxy:

  •
  By Internet—Stockholders who have received a notice of the availability of the proxy materials by mail may submit proxies over the Internet by following the instructions on the notice. Stockholders who have received notice of the availability of the proxy materials by e-mail may submit proxies over the Internet by following the instructions included in the e-mail. Stockholders who have received a paper copy of a proxy card or voting instruction card by mail may submit proxies over the Internet by following the instructions on the proxy card or voting instruction card.

  •
  By Telephone—Stockholders of record who live in the United States or Canada may submit proxies by telephone by calling 1-866-209-1711 and following the instructions. Stockholders of record who have received a notice of availability of the proxy materials by mail must have the control number that appears on their notice available when voting. Stockholders of record who received notice of the availability of the proxy materials by e-mail must have the control number included in the e-mail available when voting. Stockholders of record who have received a proxy card by mail must have the control number that appears on their proxy card available when voting. Most stockholders who are beneficial owners of their shares living in the United States or Canada and who have received a voting instruction card by mail may vote by phone by calling the number specified on the voting instruction card provided by their broker, trustee or nominee. Those stockholders should check the voting instruction card for telephone voting availability.

  •
  By Mail—Stockholders who have received a paper copy of a proxy card or voting instruction card by mail may submit proxies by completing, signing and dating their proxy card or voting instruction card and mailing it in the accompanying pre-addressed envelope.

17.   What is the deadline for voting my shares?

        If you hold shares as the stockholder of record, or through the Hewlett-Packard Company 2000 Employee Stock Purchase Plan (the "Share Ownership Plan"), your vote by proxy must be received before the polls close at the annual meeting.

        If you hold shares in the Hewlett-Packard Company 401(k) Plan (the "HP 401(k) Plan"), your voting instructions must be received by 11:59 p.m., Eastern time, on March 14, 2010 for the trustee to vote your shares.

        If you are the beneficial owner of shares held through a broker, trustee or other nominee, please follow the voting instructions provided by your broker, trustee or nominee.

18.   May I change my vote?

        You may change your vote at any time prior to the vote at the annual meeting, except that any change to your voting instructions for the HP 401(k) Plan must be provided by 11:59 p.m., Eastern time, on March 14, 2010 as described above. If you are the stockholder of record, you may change your vote by granting a new proxy bearing a later date (which automatically revokes the earlier proxy), by providing a written notice of revocation to the Corporate Secretary at the address below in Question 30 prior to your shares being voted, or by attending the annual meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically make that request. For shares you hold beneficially in the name of a broker, trustee or other nominee, you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker or nominee giving you the right to vote your shares, by attending the meeting and voting in person.

19.   Is my vote confidential?

        Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within HP or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful proxy solicitation. Occasionally, stockholders provide on their proxy card written comments, which are then forwarded to HP management.

20.   How are votes counted?

        In the election of directors, you may vote "FOR," "AGAINST" or "ABSTAIN" with respect to each of the nominees. If you elect to abstain in the election of directors, the abstention will not impact the election of directors. In tabulating the voting results for the election of directors, only "FOR" and "AGAINST" votes are counted. You also may cumulate your votes as described in Question 22.

        For the other items of business, you may vote "FOR," "AGAINST" or "ABSTAIN." If you elect to abstain, the abstention will have the same effect as an "AGAINST" vote.

        If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If you vote by proxy card or voting instruction card and sign the card without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board (FOR all of HP's nominees to the Board, FOR ratification of the appointment of HP's independent registered public accounting firm, FOR the approval of the Amended and Restated Hewlett-Packard Company 2004 Stock Incentive Plan, and FOR the proposal to conduct an annual advisory vote on executive compensation).

        For any shares you hold in the HP 401(k) Plan, if your voting instructions are not received by 11:59 p.m., Eastern time, on March 14, 2010, your shares will be voted in proportion to the way the shares held by the other HP 401(k) Plan participants are voted, except as may be otherwise required by law.

21.   What is the voting requirement to approve each of the proposals?

        In the election of directors, each director will be elected by the vote of the majority of votes cast with respect to that director nominee. A majority of votes cast means that the number of votes cast for a nominee's election must exceed the number of votes cast against such nominee's election. Each nominee receiving more votes for his or her election than votes against his or her election will be elected. Approval of each of the other proposals requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on that proposal at the annual meeting, except that with respect to the approval of the Amended and Restated Hewlett-Packard Company 2004 Stock Incentive Plan, the total votes cast on the proposal must represent more than 50% of all shares entitled to vote on the proposal.

        If you are the beneficial owner of shares held in the name of a broker, trustee or other nominee and do not provide that broker, trustee or other nominee with voting instructions, your shares may constitute "broker non-votes." Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the meeting, assuming that a quorum is obtained.

Abstentions have the same effect as votes against the matter except in the election of directors, as described above.

22.   Is cumulative voting permitted for the election of directors?

        In the election of directors, you may elect to cumulate your vote. Cumulative voting will allow you to allocate among the director nominees, as you see fit, the total number of votes equal to the number of director positions to be filled multiplied by the number of shares you hold. For example, if you own 100 shares of stock and there are eleven directors to be elected at the annual meeting, you may allocate 1100 "FOR" votes (eleven times 100) among as few or as many of the eleven nominees to be voted on at the annual meeting as you choose. You may not cumulate your votes against a nominee.

        If you are a stockholder of record and choose to cumulate your votes, you will need to submit a proxy card or, if you vote in person at the annual meeting, submit a ballot and make an explicit statement of your intent to cumulate your votes, either by so indicating in writing on the proxy card or by indicating in writing on your ballot when voting at the annual meeting. If you hold shares beneficially through a broker, trustee or other nominee and wish to cumulate votes, you should contact your broker, trustee or nominee.

        If you vote by proxy card or voting instruction card and sign your card with no further instructions, Mark V. Hurd, Michael J. Holston and Paul T. Porrini, as proxy holders, may cumulate and cast your votes in favor of the election of some or all of the applicable nominees in their sole discretion, except that none of your votes will be cast for any nominee as to whom you vote against or abstain from voting.

        Cumulative voting applies only to the election of directors. For all other matters, each share of common stock outstanding as of the close of business on January 19, 2010, the record date for the annual meeting, is entitled to one vote.

23.   What happens if additional matters are presented at the annual meeting?

        Other than the four items of business described in this proxy statement, we are not aware of any other business to be acted upon at the annual meeting. If you grant a proxy, the persons named as proxy holders, Mark V. Hurd, Michael J. Holston and Paul T. Porrini, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any reason any of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

24.   Who will serve as inspector of elections?

        The inspector of elections will be a representative from an independent firm, IVS Associates, Inc.

25.   Who will bear the cost of soliciting votes for the annual meeting?

        HP is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing the notices and these proxy materials and soliciting votes. In addition to the mailing of the notices and these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We also have hired Innisfree to assist us in the distribution of proxy materials and the solicitation of votes described above. We will pay Innisfree a base fee of $20,000 plus customary costs and expenses for these services. HP has agreed to indemnify Innisfree against certain liabilities arising out of or in connection with its agreement. We also will reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy and solicitation materials to stockholders.

26.   Where can I find the voting results of the annual meeting?

        We intend to announce preliminary voting results at the annual meeting and publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days of the annual meeting.

27.   What if I have questions for HP's transfer agent?

        Please contact HP's transfer agent, at the phone number or address listed below, with questions concerning stock certificates, dividend checks, transfer of ownership or other matters pertaining to your stock account.

Computershare Trust Company, N.A.
Shareholder Services
250 Royall Street
Canton, Massachusetts 02021
(800) 286-5977 (U.S. and Canada)
(312) 360-5138 (International)

        A dividend reinvestment and stock purchase program is also available through Computershare. For information about this program, please contact Computershare at the following address or the phone number listed above:

Computershare Trust Company, N.A.
Dividend Reinvestment Services
250 Royall Street
Canton, Massachusetts 02021

Annual Meeting Information

28.   How can I attend the annual meeting?

        You are entitled to attend the annual meeting only if you were an HP stockholder or joint holder as of the close of business on January 19, 2010 or if you hold a valid proxy for the annual meeting. You must present photo identification for admittance. If you are a stockholder of record or hold your shares through the HP 401(k) Plan or the Share Ownership Plan, your name will be verified against the list of stockholders of record or plan participants on the record date prior to your admission to the annual meeting. If you are not a stockholder of record but hold shares through a broker, trustee or nominee, you must provide proof of beneficial ownership on the record date, such as your most recent account statement prior to January 19, 2010 or other similar evidence of ownership. If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the annual meeting.

        The meeting will begin promptly at 2:00 p.m., local time. Check-in will begin at 12:30 p.m., local time, and you should allow ample time for the check-in procedures.

29.   How many shares must be present or represented to conduct business at the annual meeting?

        The quorum requirement for holding the annual meeting and transacting business is that holders of a majority of shares of HP common stock entitled to vote must be present in person or represented by proxy. Both abstentions and broker non-votes described previously in Question 21 are counted for the purpose of determining the presence of a quorum.

 Stockholder Proposals, Director Nominations and Related Bylaw Provisions

30.   What is the deadline to propose actions for consideration at next year's annual meeting of stockholders?

        You may submit proposals for consideration at future stockholder meetings. For a stockholder proposal to be considered for inclusion in HP's proxy statement for the annual meeting next year, the Corporate Secretary must receive the written proposal at our principal executive offices no later than                         , 2010. Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Corporate Secretary
Hewlett-Packard Company
3000 Hanover Street
Palo Alto, California 94304
Fax: (650) 857-4837

        For a stockholder proposal that is not intended to be included in HP's proxy statement under Rule 14a-8, the stockholder must provide the information required by HP's Bylaws and give timely notice to the Corporate Secretary in accordance with HP's Bylaws, which, in general, require that the notice be received by the Corporate Secretary:

  •
  Not earlier than the close of business on                         , 2010, and

  •
  Not later than the close of business on                         , 2010.

        If the date of the stockholder meeting is moved more than 30 days before or 60 days after the anniversary of the HP annual meeting for the prior year, then notice of a stockholder proposal that is not intended to be included in HP's proxy statement under Rule 14a-8 must be received no earlier than the close of business 120 days prior to the meeting and not later than the close of business on the later of the following two dates:

  •
  90 days prior to the meeting; and

  •
  10 days after public announcement of the meeting date.

31.   How may I recommend or nominate individuals to serve as directors?

        You may propose director candidates for consideration by the Board's Nominating and Governance Committee. Any such recommendations should include the nominee's name and qualifications for Board membership and should be directed to the Corporate Secretary at the address of our principal executive offices set forth in Question 30 above.

        In addition, HP's Bylaws permit stockholders to nominate directors for election at an annual stockholder meeting. To nominate a director, the stockholder must deliver the information required by HP's Bylaws and a statement by the nominee acknowledging that he or she will owe a fiduciary obligation to HP and its stockholders.

32.   What is the deadline to propose or nominate individuals to serve as directors?

        A stockholder may send a proposed director candidate's name and information to the Board at any time. Generally, such proposed candidates are considered at the first or second Board meeting prior to the issuance of the proxy statement for HP's annual meeting.

        To nominate an individual for election at an annual stockholder meeting, the stockholder must give timely notice to the Corporate Secretary in accordance with HP's Bylaws, which, in general, require

that the notice be received by the Corporate Secretary between the close of business on                         , 2010 and the close of business on                         , 2010, unless the annual meeting is moved by more than 30 days before or 60 days after the anniversary of the prior year's annual meeting, in which case the deadline will be as described in Question 30.

33.   How may I obtain a copy of HP's Bylaw provisions regarding stockholder proposals and director nominations?

        You may contact the Corporate Secretary at our principal executive offices for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates. HP's Bylaws also are available on HP's website at www.hp.com/hpinfo/investor/bylaws.

Further Questions

34.   Who can help answer my questions?

        If you have any questions about the annual meeting or how to vote or revoke your proxy, you should contact HP's proxy solicitor:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
Stockholders: (877) 750-5838 (U.S. and Canada)
(412) 232-3651 (International)
Banks and brokers (call collect):
(212) 750-5833

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

        HP is committed to maintaining the highest standards of business conduct and corporate governance, which we believe are essential to running our business efficiently, serving our stockholders well and maintaining HP's integrity in the marketplace. HP maintains a code of business conduct and ethics for directors, officers (including HP's principal executive officer, principal financial officer and principal accounting officer) and employees, known as our Standards of Business Conduct. HP also has adopted Corporate Governance Guidelines, which, in conjunction with the Certificate of Incorporation, Bylaws and Board committee charters, form the framework for the governance of HP. All of these documents are available at www.hp.com/investor/corpgovernance/highlights. HP will post on this web site any amendments to the Standards of Business Conduct or waivers of the Standards of Business Conduct for directors and executive officers. Stockholders may request free printed copies of the Standards of Business Conduct, the Corporate Governance Guidelines and the Board committee charters from:

Hewlett-Packard Company
Attention: Investor Relations
3000 Hanover Street
Palo Alto, California 94304
(866) GET-HPQ1 or (866) 438-4771
www.hp.com/investor/home

Board Structure and Committee Composition

        As of the date of this proxy statement, our Board has eleven directors and the following six standing committees: (1) Audit, (2) Finance and Investment, (3) HR and Compensation, (4) Nominating and Governance, (5) Public Policy, and (6) Technology. The current committee membership, the number of meetings during the last fiscal year and the function of each of the standing committees are described below. Each of the standing committees operates under a written charter adopted by the Board. All of the committee charters are available on HP's website at www.hp.com/investor/board_charters. The Board and each of the committees has the authority to retain and terminate, and receive appropriate funding from HP for, outside advisors as the Board and each committee deems necessary.

        During fiscal 2009, the Board held ten meetings. Each director serving during fiscal 2009 attended at least 75% of the aggregate of all Board and applicable standing committee meetings held during the period that he or she served as a director.

        Directors are encouraged to attend annual meetings of HP stockholders. All then-current directors attended the last annual meeting of stockholders.

Name of Director	Audit	Finance and Investment	HR and Compensation	Nominating and Governance	Public Policy	Technology
Non-Employee Directors:
Marc L. Andreessen(1)					Member	Chair
Lawrence T. Babbio, Jr.		Member	Chair	Member
Sari M. Baldauf	Member			Member		Member
Rajiv L. Gupta(2)			Member		Member	Member
John H. Hammergren		Chair	Member
Joel Z. Hyatt		Member	Member		Chair
John R. Joyce	Member					Member
Robert L. Ryan	Chair				Member	Member
Lucille S. Salhany	Member		Member	Chair
G. Kennedy Thompson	Member	Member		Member
Employee Director
Mark V. Hurd
Number of Meetings in Fiscal 2009	13	8	9	5	0(3)	6

(1)
Mr. Andreessen was elected to the Board effective on September 17, 2009.

(2)
Mr. Gupta was elected to the Board effective on January 14, 2009.

(3)
The Public Policy Committee was formed on November 18, 2009 and therefore did not meet in fiscal 2009.

Audit Committee

        HP has a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Audit Committee assists the Board in fulfilling its responsibilities for generally overseeing HP's financial reporting processes and the audit of HP's financial statements, including the integrity of HP's financial statements, HP's compliance with legal and regulatory requirements, the qualifications and independence of the independent registered public accounting firm, the performance of HP's internal audit function and the independent registered public accounting firm, and risk assessment and risk management. Among other things, the Audit Committee prepares the Audit Committee report for inclusion in the annual proxy statement; annually reviews its charter and performance; appoints, evaluates and determines the compensation of the independent registered public accounting firm; reviews and approves the scope of the annual audit, the audit fee and the financial statements; reviews HP's disclosure controls and procedures, internal controls, information security policies, internal audit function, and corporate policies with respect to financial information and earnings guidance; reviews regulatory and accounting initiatives and off-balance sheet structures; oversees HP's compliance programs with respect to legal and regulatory requirements; oversees investigations into complaints concerning financial matters; and reviews other risks that may have a significant impact on HP's financial statements. The Audit Committee works closely with management as well as the independent registered public accounting firm.

        The Board determined that each of Mr. Ryan, chair of the Audit Committee, and Audit Committee members Ms. Baldauf, Mr. Joyce, Ms. Salhany and Mr. Thompson is independent within the meaning of the New York Stock Exchange ("NYSE") standards of independence for directors and audit committee members and satisfied the NYSE financial literacy requirements. The Board also determined that each of Mr. Ryan, Ms. Baldauf, Mr. Joyce and Mr. Thompson is an "audit committee financial expert" as defined by SEC rules.

        The report of the Audit Committee is included on page 75.

Finance and Investment Committee

        The Finance and Investment Committee provides oversight to the finance and investment functions of HP. The Finance and Investment Committee reviews or oversees significant treasury matters such as capital structure, derivative policy, global liquidity, fixed income investments, borrowings, currency exposure, dividend policy, share issuances and repurchases, and capital spending; oversees HP's loans and loan guarantees of third-party debt and obligations; reviews HP Financial Services' capitalization and operations, including residual and credit management, risk concentration, and return on invested capital; and reviews the activities of HP's Investor Relations department. The Finance and Investment Committee also assists the Board in evaluating investment, acquisition, outsourcing services, joint venture and divestiture transactions in which HP engages as part of its business strategy from time to time, reports to the Board and makes recommendations to the Board as to scope, direction, quality, investment levels and execution of such transactions; evaluates and revises HP's approval policies with respect to such transactions, oversees HP's integration planning and execution and the financial results of such transactions after integration; evaluates the execution, financial results and integration of HP's completed transactions; and oversees and approves HP's strategic alliances.

HR and Compensation Committee

        The HR and Compensation Committee discharges the Board's responsibilities relating to the compensation of HP's executives and directors; reviews and approves the Compensation Discussion and Analysis required by the SEC for inclusion in the annual proxy statement; provides general oversight of HP's total rewards compensation structure; reviews and provides guidance on HP's human resources programs; and retains and approves the terms of the retention of the committee's compensation consultants and other compensation experts. Other specific duties and responsibilities of the HR and Compensation Committee include reviewing senior management selection and overseeing succession planning, including reviewing the leadership development process; reviewing and approving objectives relevant to executive officer compensation, evaluating performance and determining the compensation of executive officers in accordance with those objectives; approving severance arrangements and other applicable agreements for executive officers; overseeing HP's equity and incentive compensation plans; overseeing non-equity based benefit plans and approving any changes to such plans involving a material financial commitment by HP; monitoring workforce management programs; establishing compensation policies and practices for service on the Board and its committees including annually reviewing the appropriate level of director compensation and recommending to the Board any changes to that compensation; developing stock ownership guidelines for directors and executive officers and monitoring compliance with such guidelines; and annually evaluating its performance and its charter.

        The HR and Compensation Committee may create a subcommittee consisting of one or more of its members and may delegate any of its duties and responsibilities to such subcommittee, unless otherwise prohibited by applicable laws or listing standards. In addition, the HR and Compensation Committee may delegate any of its duties and responsibilities, including the administration of equity incentive or employee benefit plans, to one or more of its members, to one or more other directors, or to one or more other persons, unless otherwise prohibited by applicable laws or listing standards.

Nominating and Governance Committee

        The Nominating and Governance Committee identifies and recommends candidates to be nominated for election as directors at HP's annual meeting, consistent with criteria approved by the

Board; develops and regularly reviews corporate governance principles, including HP's Corporate Governance Guidelines and related policies, for approval by the Board; oversees the organization of the Board to discharge the Board's duties and responsibilities properly and efficiently; and sees that proper attention is given and effective responses are made to stockholder concerns regarding corporate governance matters. Other specific duties and responsibilities of the Nominating and Governance Committee include: annually assessing the size and composition of the Board, including developing and reviewing director qualifications for approval by the Board; identifying and recruiting new directors and considering candidates proposed by stockholders; recommending assignments of directors to committees to ensure that committee membership complies with applicable laws and listing standards; conducting a preliminary review of director independence and financial literacy and expertise of Audit Committee members; and overseeing director orientation and continuing education. The Nominating and Governance Committee also reviews proposed changes to HP's Certificate of Incorporation, Bylaws and Board committee charters; assesses and makes recommendations regarding stockholder rights plans or other stockholder protections, as appropriate; establishes policies and procedures for the review and approval of related person transactions and conflicts of interest, including the review and approval of all potential "related person transactions" as defined under SEC rules; reviews and approves the designation of any employee directors or executive officers for purposes of Section 16 of the Exchange Act (the "Section 16 officers") standing for election for outside for-profit boards of directors; reviews stockholder proposals in conjunction with the Chairman of the Board and recommends Board responses; oversees the self-evaluation of the Board and its committees; oversees the annual evaluation of the CEO conducted by the lead independent director, in conjunction with the HR and Compensation Committee, with input from all Board members; oversees the HR and Compensation Committee's evaluation of senior management; and reviews requests for indemnification under HP's Bylaws.

Public Policy Committee

        The Public Policy Committee assists the Board in fulfilling its responsibilities for generally overseeing HP's policies and processes relating to HP's public policy, government affairs and global citizenship activities. In so doing, the Public Policy Committee may identify, evaluate and monitor the social, political and environmental trends, issues, concerns, legislative proposals and regulatory developments, domestic and foreign, which could significantly affect the business and affairs of HP, including relating to its performance, customers, stockholders and employees. In addition, from time to time, the Public Policy Committee may report and make recommendations to the Board relating to activities, policies and programs with respect to matters of local, national and international public policy affecting HP's business, including trade policy and major legislative and regulatory developments; relations with regulators, governmental agencies, public interest groups, other stakeholders and countries in which HP does business; HP's policies with respect to corporate social responsibility and global corporate citizenship; and general guidelines for charitable and political contributions, volunteerism and pro bono outreach to community service and charitable organizations and activities. The Public Policy Committee also oversees HP's policies relating to, and the manner in which HP conducts, its government affairs activities.

Technology Committee

        The Technology Committee assesses HP's technology development strategies and the scope and quality of HP's intellectual property. The Technology Committee makes recommendations to the Board as to scope, direction, quality, investment levels and execution of HP's technology strategies; oversees the execution of technology strategies formulated by management; provides guidance on technology as it may pertain to, among other things, market entry and exit, investments, mergers, acquisitions and divestitures, new business divisions and spin-offs, research and development investments, and key competitor and partnership strategies; and reviews and makes recommendations on proposed investment, acquisition, joint venture and divestiture transactions with a value of at least $200 million that involve technology prior to any review by other Board Committees or the Board pursuant to HP's M&A approval policies.

Director Independence

        HP's Corporate Governance Guidelines provide that a substantial majority of the Board will consist of independent directors and that the Board can include no more than three directors who are not independent directors. These standards are available on our web site at www.hp.com/investor/director_standards. These standards reflect the NYSE corporate governance listing standards. In addition, each member of the Audit Committee meets the heightened independence standards required for audit committee members under the applicable listing standards.

        Under HP's Corporate Governance Guidelines, a director will not be considered independent in the following circumstances:

  (1)
  The director is, or has been within the last three years, an employee of HP, or an immediate family member of the director is, or has been within the last three years, an executive officer of HP.

  (2)
  The director has been employed as an executive officer of HP, its subsidiaries or affiliates within the last five years.

  (3)
  The director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from HP, other than compensation for Board service, compensation received by a director's immediate family member for service as a non-executive employee of HP, and pension or other forms of deferred compensation for prior service with HP that is not contingent on continued service.

  (4)
  (A) The director or an immediate family member is a current partner of the firm that is HP's internal or external auditor; (B) the director is a current employee of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and who participates in the firm's audit, assurance or tax compliance (but not tax planning) practice; or (D) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on HP's audit within that time.

  (5)
  The director or an immediate family member is, or has been in the past three years, employed as an executive officer of another company where any of HP's present executive officers at the same time serves or has served on that company's compensation committee.

  (6)
  The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, HP for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company's consolidated gross revenues.

  (7)
  The director is affiliated with a charitable organization that receives significant contributions from HP.

  (8)
  The director has a personal services contract with HP or an executive officer of HP.

        For these purposes, an "immediate family member" includes a person's spouse, parents, step-parents, children, step-children, siblings, mother and father-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than tenants or employees) who shares the director's home.

        In determining independence, the Board reviews whether directors have any material relationship with HP. An independent director must not have any material relationship with HP, either directly or as a partner, stockholder or officer of an organization that has a relationship with HP, or any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In assessing the materiality of a director's relationship to HP, the Board considers the issues from the director's standpoint and from the perspective of the persons or organizations with which the director has an affiliation and is guided by the standards set forth above.

        In making its independence determinations, the Board considered transactions occurring since the beginning of 2007 between HP and entities associated with the independent directors or their immediate family members. The Board's independence determinations included reviewing the following transactions:

  •
  Each of Mr. Gupta, Mr. Hammergren and Mr. Hyatt were during at least a portion of fiscal 2009 executive officers, and Mr. Joyce was during fiscal 2009 a managing director, of companies with which HP does business. The amount that HP paid in each fiscal year to each of these companies for goods and services, and the amount received in each fiscal year by HP for goods and services from each company, did not, in any of the previous three fiscal years, exceed the greater of $1 million or 2% of such other company's consolidated gross revenues.

  •
  Mr. Andreessen, Mr. Babbio, Ms. Baldauf, Mr. Gupta, Mr. Hammergren, Mr. Joyce, Mr. Ryan, Ms. Salhany and Mr. Thompson, or one of their immediate family members, each is or was during the previous three fiscal years a non-employee director, trustee or advisory board member of another company that did business with HP at some time during those years. These business relationships were as a supplier or purchaser of goods or services.

  •
  Each of Mr. Hyatt, Mr. Ryan and Ms. Salhany, or one of their immediate family members, has served as a non-employee director, trustee or advisory board member for one or more charitable institutions to which HP has made charitable contributions during the previous three fiscal years. Payments to any of these entities (including matching contributions and discretionary contributions by HP) did not exceed $100,000 in any of the previous three fiscal years.

        As a result of this review, the Board has determined that each of the non-employee director nominees standing for election, including Mr. Andreessen, Mr. Babbio, Ms. Baldauf, Mr. Gupta, Mr. Hammergren, Mr. Hyatt, Mr. Joyce, Mr. Ryan, Ms. Salhany and Mr. Thompson, and each of the members of each standing Board committee, has no material relationship with HP (either directly or as a partner, stockholder or officer of an organization that has a relationship with HP) and is independent within the meaning of HP's director independence standards. Mr. Hurd is not independent because of his status as Chief Executive Officer and President of HP.

Lead Independent Director

        HP's Corporate Governance Guidelines provide that the independent directors will designate a lead independent director when the positions of Chairman and CEO are held by the same person. The lead independent director generally will serve for a term of up to two years in length, and no director generally will serve as lead independent director for more than two consecutive terms. In addition, only directors who are serving as the chair of the Audit Committee or the HR and Compensation Committee at the time of appointment to their initial term as lead independent director generally are eligible to be designated as lead independent director.

        The lead independent director, together with the Chairman, schedules and sets the agenda for meetings of the Board, and the lead independent director chairs Board meetings when the Chairman is not present. The lead independent director also schedules, sets the agenda for and chairs executive sessions. In addition, the lead independent director serves as a liaison between the Chairman and the other independent directors, coordinates information sent to the Board, recommends changes to improve the Board, the committees and individual director effectiveness, works jointly with the chair of the HR and Compensation Committee to coordinate the annual performance evaluation of the CEO, and performs such other functions and responsibilities as provided in HP's Corporate Governance Guidelines and as requested by the Board from time to time.

        Mr. Ryan has served as lead independent director since September 2008.

Executive Sessions

        Executive sessions of independent directors are held at least three times a year. During fiscal 2009, the independent directors met in executive session six times. The sessions are scheduled and chaired by the lead independent director. Any independent director may request that an additional executive session be scheduled.

Director Nominees

Stockholder Recommendations

        The policy of the Nominating and Governance Committee is to consider properly submitted stockholder recommendations of candidates for membership on the Board as described below under "Identifying and Evaluating Candidates for Directors." In evaluating such recommendations, the Nominating and Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria set forth below under "Director Qualifications." Any stockholder recommendations proposed for consideration by the Nominating and Governance Committee should include the candidate's name and qualifications for Board membership and should be addressed to:

Corporate Secretary
Hewlett-Packard Company
3000 Hanover Street
Palo Alto, California 94304
Fax: (650) 857-4837

Stockholder Nominations

        In addition, HP's Bylaws permit stockholders to nominate directors for consideration at an annual stockholder meeting and to solicit proxies in favor of such nominees. For a description of the process for nominating directors in accordance with HP's Bylaws, see "Questions and Answers—Stockholder Proposals, Director Nominations and Related Bylaw Provisions—How may I recommend or nominate individuals to serve as directors?"

Director Qualifications

        HP's Corporate Governance Guidelines contain Board membership criteria that apply to nominees recommended for a position on the Board. Under these criteria, members of the Board should have the highest professional and personal ethics and values, consistent with longstanding HP values and standards. They should have broad experience at the policy-making level in business, government, education, technology or public service. They should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties. Each director must represent the interests of all stockholders of HP.

Identifying and Evaluating Candidates for Directors

        The Nominating and Governance Committee uses a variety of methods for identifying and evaluating nominees for director. The Nominating and Governance Committee regularly assesses the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating and Governance Committee considers various potential candidates for director. Candidates may come to the attention of the Nominating and Governance Committee through current Board members, professional search firms, stockholders or other persons. Identified candidates are evaluated at regular or special meetings of the Nominating and Governance Committee and may be considered at any point during the year. As described above, the Nominating and Governance Committee considers properly submitted stockholder recommendations for candidates for the Board to be included in HP's proxy statement. Following verification of the stockholder status of people proposing candidates, recommendations are considered together by the Nominating and Governance Committee at a regularly scheduled meeting, which is generally the first or second meeting prior to the issuance of the proxy statement for HP's annual meeting. If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials are forwarded to the Nominating and Governance Committee. The Nominating and Governance Committee also reviews materials provided by professional search firms and other parties in connection with a nominee who is not proposed by a stockholder. In evaluating such nominations, the Nominating and Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board.

        HP engages a professional search firm on an ongoing basis to identify and assist the Nominating and Governance Committee in identifying, evaluating and conducting due diligence on potential director nominees. On September 17, 2009, the Board elected Mr. Andreessen as a director effective immediately. Mr. Andreessen was identified by the professional search firm.

Board Policy Regarding Voting for Directors

        HP has implemented a majority vote standard in the election of directors. In addition, HP has adopted a policy whereby any incumbent director nominee who receives a greater number of votes "against" his or her election than votes "for" such election will tender his or her resignation for consideration by the Nominating and Governance Committee. The Nominating and Governance Committee will recommend to the Board the action to be taken with respect to such offer of resignation.

Communications with the Board

        Individuals may communicate with the Board by contacting:

Secretary to the Board of Directors
3000 Hanover Street, MS 1050
Palo Alto, California 94304
e-mail: bod@hp.com

        All directors have access to this correspondence. In accordance with instructions from the Board, the Secretary to the Board reviews all correspondence, organizes the communications for review by the Board and posts communications to the full Board or individual directors, as appropriate. HP's independent directors have requested that certain items that are unrelated to the Board's duties, such as spam, junk mail, mass mailings, solicitations, resumes and job inquiries, not be posted.

        Communications that are intended specifically for the lead independent director, the independent directors or non-management directors should be sent to the e-mail address or street address noted above, to the attention of the lead independent director.

DIRECTOR COMPENSATION AND STOCK OWNERSHIP GUIDELINES

        Employee directors do not receive any separate compensation for their Board activities. Non-employee directors receive the compensation described below.

        Each non-employee director is entitled to receive an annual cash retainer of $100,000 but may elect to receive an equivalent amount of securities in lieu of the cash retainer. Each non-employee director also is entitled to receive an annual equity retainer. Prior to March 2009, the amount of the annual equity retainer was $175,000 to be paid at the election of the director either entirely in restricted stock or half in restricted stock and half in stock options. Effective in March 2009, the amount of the annual equity retainer was reduced to $150,000, and non-employee directors began receiving restricted stock units rather than restricted stock. Under special circumstances, the securities portion of the annual retainer may be paid in cash, but no such exceptions were made during fiscal 2009. The restricted stock and restricted stock unit awards are determined based on the fair market value of HP common stock on the grant date, and stock options are determined based on a Black-Scholes option valuation model. Non-employee directors are entitled to receive cash dividends on shares of unvested restricted stock and dividend equivalent units with respect to unvested restricted stock units. The restricted stock, restricted stock units and stock options generally vest after one year from the date of grant. Non-employee directors may elect to defer any portion of their annual retainer.

        In addition to the annual retainer, non-employee directors who serve as chairs of standing committees receive a retainer for such service in the amount of $15,000 for the chair of the Audit Committee and $10,000 for the chair of the other Board committees. In addition, the lead independent director receives an additional retainer of $75,000 per year. Each non-employee director also receives $2,000 for each Board meeting attended in excess of six per year and $2,000 for each committee meeting attended in excess of six per year.

        Non-employee directors are reimbursed for their expenses in connection with attending Board meetings (including expenses related to spouses when spouses are invited to attend Board events), and non-employee directors may use the company aircraft for travel to and from HP events. Each non-employee director also is eligible to contribute up to $100,000 worth of HP products each year to a school or qualified charity by paying 25% of the list price of those products, with HP contributing the remaining cost.

Fiscal 2009 Non-Employee Director Compensation

        The following table provides information on compensation for non-employee directors who served during fiscal 2009:

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Option Awards(2) ($)	All Other Compensation(3) ($)	Total ($)
Marc L. Andreessen(4)	1,250	30,752	—	—	32,002
Lawrence T. Babbio, Jr.	140,000	82,790	82,783	—	305,573
Sari M. Baldauf	116,084	214,614	—	—	330,698
Rajiv L. Gupta	83,167	48,532	48,529	26,179	206,407
John H. Hammergren	38,000	200,330	67,434	33,811	339,575
Joel Z. Hyatt	30,000	267,755	—	—	297,755
John R. Joyce	124,000	165,579	—	—	289,579
Robert L. Ryan(5)	230,000	165,579	—	34,918	430,497
Lucille S. Salhany	154,000	82,790	82,783	10,847	330,420
G. Kennedy Thompson	34,000	200,330	67,434	—	301,764
Richard A. Hackborn(6)	50,666	85,840	—	—	136,506

(1)
For purposes of determining director compensation, the term of office for directors begins in March and ends the following February, which does not coincide with HP's November through October fiscal year. Cash amounts included in the table above represent the portion of the annual retainers, committee chair fees, lead independent director fees and additional meeting fees earned with respect to service during HP's 2009 fiscal year. See "Additional Information about Fees Earned or Paid in Cash in Fiscal 2009" below.

(2)
The dollar amounts shown for stock awards and option awards represent the dollar amount of those awards recognized for financial statement reporting purposes with respect to fiscal 2009 in accordance with authoritative accounting literature for stock-based compensation awards. These amounts reflect HP's accounting expense for these awards and do not correspond to the actual value that may be realized by the directors with respect to these awards. For information on the assumptions used to calculate the value of the awards, refer to Note 2 to HP's consolidated financial statements in its Annual Report on Form 10-K for the fiscal year ended October 31, 2009, as filed with the SEC on December 17, 2009. In accordance with SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. See "Additional Information about Non-Employee Director Equity Awards" below.

(3)
Amounts in this column represent the cost to HP of product donations made on behalf of non-employee directors as described above.

(4)
Mr. Andreessen was elected to the Board effective on September 17, 2009. His prorated equity award with respect to his service during the March 2009 through February 2010 Board term was granted on November 2, 2009, which is after the end of HP's 2009 fiscal year.

(5)
Mr. Ryan elected to defer the stock award that he received as his equity retainer for the March 2009 through February 2010 Board term. That deferred compensation will be paid in the form of restricted stock units.

(6)
Mr. Hackborn did not stand for re-election to the Board at HP's 2009 Annual Meeting of Stockholders, and his service on the Board terminated on March 18, 2009.

Additional Information about Fees Earned or Paid in Cash in Fiscal 2009

        The following table provides additional information about fees earned or paid in cash to non-employee directors in fiscal 2009:

Name	Annual Retainers(1)(2) ($)	Committee Chair/Lead Independent Director Fees(3) ($)	Additional Meeting Fees(4) ($)	Total ($)
Marc L. Andreessen(5)	—	1,250	—	1,250
Lawrence T. Babbio, Jr.	100,000	10,000	30,000	140,000
Sari M. Baldauf(6)	66,667	5,417	44,000	116,084
Rajiv L. Gupta(7)	79,167	—	4,000	83,167
John H. Hammergren	—	10,000	28,000	38,000
Joel Z. Hyatt	—	—	30,000	30,000
John R. Joyce(8)	100,000	—	24,000	124,000
Robert L. Ryan	100,000	90,000	40,000	230,000
Lucille S. Salhany	100,000	10,000	44,000	154,000
G. Kennedy Thompson	—	—	34,000	34,000
Richard A. Hackborn(9)	33,333	3,333	14,000	50,666

(1)
The term of office for directors begins in March and ends the following February, which does not coincide with HP's November through October fiscal year. The dollar amounts shown include cash annual retainers earned for service during the last four months of the March 2008 through February 2009 Board term and cash annual retainers earned for service during the first eight months of the March 2009 through February 2010 Board term.

(2)
Excludes the following amounts elected by the recipient to be paid in equity in lieu of cash: Mr. Andreessen, $12,500; Ms. Baldauf, $33,333; Mr. Hammergren, $100,000; Mr. Hyatt, $100,000; and Mr. Thompson, $100,000.

(3)
Committee chair and lead independent director fees are calculated based on service during each Board term. The dollar amounts shown include such fees earned for service during last four months of the March 2008 through February 2009 Board term and fees earned for service during the first eight months of the March 2009 through February 2010 Board term.

(4)
Additional meeting fees are calculated based on the number of Board meetings and the number of committee meetings attended during each Board term. The dollar amounts shown include additional meeting fees earned for meetings attended during last four months of the March 2008 through February 2009 Board term and additional meeting fees earned for meetings attended during the first eight months of the March 2009 through February 2010 Board term.

(5)
The $1,250 earned by Mr. Andreessen for committee chair/lead independent director fees represents a prorated amount earned with respect to his service as chair of the Technology Committee from his initial appointment on September 17, 2009 through October 31, 2009.

(6)
The $5,417 earned by Ms. Baldauf for committee chair/lead independent director fees represents a prorated amount earned with respect to her service as chair of the Technology Committee from March 18, 2009 until September 17, 2009.

(7)
The cash annual retainer earned by Mr. Gupta represents a prorated amount earned with respect to his service as a director from the effective date of his initial election on January 14, 2009 until October 31, 2009.

(8)
The $100,000 cash annual retainer earned by Mr. Joyce includes a $16,666 cash annual retainer for the March 2008 through February 2009 Board term that Mr. Joyce deferred under the HP Executive Deferred Compensation Plan.

(9)
Mr. Hackborn did not stand for re-election to the Board at HP's 2009 Annual Meeting of Stockholders, and his service on the Board terminated on March 18, 2009. The cash annual retainer and committee chair/lead independent director fees earned by Mr. Hackborn represent prorated amounts earned with respect to his service as a director and as chair of the Technology Committee from November 1, 2008 until March 18, 2009.

Additional Information about Non-Employee Director Equity Awards

        The following table provides additional information about non-employee director equity awards, including the stock awards and option awards made to non-employee directors during fiscal 2009, the grant date fair value of each of those awards and the number of stock awards and option awards outstanding as of the end of fiscal 2009:

Name	Stock Awards Granted During Fiscal 2009 (#)	Option Awards Granted During Fiscal 2009 (#)	Grant Date Fair Value of Stock and Option Awards Granted During Fiscal 2009(1) ($)	Stock Awards Outstanding at Fiscal Year End(2) (#)	Option Awards Outstanding at Fiscal Year End (#)
Marc L. Andreessen(3)	—	—	—	—	—
Lawrence T. Babbio, Jr.	2,163	5,463	150,020	2,171	80,808
Sari M. Baldauf	4,326	—	150,026	4,342	12,732
Rajiv L. Gupta	2,469	6,177	171,900	2,477	6,177
John H. Hammergren	7,209	—	250,008	7,236	36,390
Joel Z. Hyatt	7,209	—	250,008	7,236	—
John R. Joyce	4,326	—	150,026	4,342	—
Robert L. Ryan(4)	4,326	—	150,026	4,342	—
Lucille S. Salhany	2,163	5,463	150,020	2,171	70,150
G. Kennedy Thompson	7,209	—	250,008	7,236	8,364
Richard A. Hackborn(5)	—	—	—	—	—

(1)
Represents the fair value of stock options and stock awards granted in fiscal 2009, calculated in accordance with authoritative accounting literature relating to share-based payment awards. For awards of restricted stock and awards of restricted stock units, that number is calculated by multiplying the fair market value of HP's common stock on the date of grant by the number of shares or units awarded. For option awards, that number is calculated by multiplying the Black-Scholes value determined as of the date of grant by the number of options awarded.

(2)
Includes dividend equivalent units paid with respect to outstanding awards of restricted stock units during fiscal 2009.

(3)
Mr. Andreessen was elected to the Board effective on September 17, 2009. His prorated equity award with respect to his service during the March 2009-February 2010 Board term was granted on November 2, 2009, which is after the end of HP's 2009 fiscal year.

(4)
Mr. Ryan elected to defer the stock award that he received as his equity retainer for the March 2009 through February 2010 Board term. That deferred compensation will be paid in the form of restricted stock units.

(5)
Mr. Hackborn did not receive any equity awards during fiscal 2009. In addition, Mr. Hackborn's service on the Board terminated on March 18, 2009, so information about his outstanding awards at fiscal year end has not been provided.

Non-Employee Director Stock Ownership Guidelines

        Under HP's stock ownership guidelines, non-employee directors are required to accumulate within five years of election to the Board shares of HP common stock equal in value to at least five times the amount of their annual cash retainer. Shares counted toward these guidelines include any shares held by the director directly or indirectly, including the vested portion of restricted stock awards and deferred shares.

        All non-employee directors with more than five years of service have met HP's stock ownership guidelines. See "Common Stock Ownership of Certain Beneficial Owners and Management."

PROPOSALS TO BE VOTED ON

PROPOSAL NO. 1

ELECTION OF DIRECTORS

        There are eleven nominees for election to our Board this year. All of the nominees except Marc L. Andreessen have served as directors since the last annual meeting. Mr. Andreessen was elected by the Board to serve as a director effective September 17, 2009.

        HP's Bylaws fix the current number of directors at eleven. Each director is elected annually to serve until the next annual meeting or until his or her successor is elected. There are no family relationships among our executive officers and directors.

        Each director nominee who receives more "FOR" votes than "AGAINST" votes representing shares of HP common stock present in person or represented by proxy and entitled to be voted at the annual meeting will be elected.

        If you sign your proxy or voting instruction card but do not give instructions with respect to voting for directors, your shares will be voted for the eleven persons recommended by the Board. If you wish to give specific instructions with respect to voting for directors, you may do so by indicating your instructions on your proxy or voting instruction card.

        You may cumulate your votes in favor of one or more directors. If you wish to cumulate your votes, you will need to indicate explicitly your intent to cumulate your votes among the eleven persons who will be voted upon at the annual meeting. See "Questions and Answers—Voting Information—Is cumulative voting permitted for the election of directors?" for further information about how to cumulate your votes. Mark V. Hurd, Michael J. Holston and Paul T. Porrini, as proxy holders, reserve the right to cumulate votes and cast such votes in favor of the election of some or all of the applicable nominees in their sole discretion, except that a stockholder's votes will not be cast for a nominee as to whom such stockholder instructs that such votes be cast "AGAINST" or "ABSTAIN."

        All of the nominees have indicated to HP that they will be available to serve as directors. In the event that any nominee should become unavailable, however, the proxy holders, Mr. Hurd, Mr. Holston and Mr. Porrini, will vote for a nominee or nominees designated by the Board.

        If an incumbent director nominee receives a greater number of votes against his or her election than votes for such election, he or she is required to tender his or her resignation for consideration by the Nominating and Governance Committee in accordance with Section V of HP's Corporate Governance Guidelines and as described under "Corporate Governance Principles and Board Matters—Board Policy Regarding Voting for Directors."

        Our Board recommends a vote FOR the election to the Board of the each of the following nominees.

Marc L. Andreessen Director since 2009 Age 38	Mr. Andreessen is co-founder and a general partner of Andreessen Horowitz, a venture capital firm founded in July 2009, and co-founder and Chairman of Ning, Inc., an online platform founded in late 2004 for people to create their own social networks. From September 1999 to July 2007, Mr. Andreessen served as Chairman of Opsware, Inc., a software company that he co-founded. Mr. Andreessen also is a director of eBay Inc.
Lawrence T. Babbio, Jr. Director since 2002 Age 65
Mr. Babbio has served as a Senior Advisor to Warburg Pincus, a private equity firm, since June 2007. Previously, Mr. Babbio served as Vice Chairman and President of Verizon Communications, Inc., a telecommunications company, from 2000 until his retirement in April 2007.

Sari M. Baldauf Director since 2006 Age 54	Ms. Baldauf served as Executive Vice President and General Manager of the Networks business group of Nokia Corporation, a communications company, from July 1998 until February 2005. She previously held various positions at Nokia since 1983. Ms. Baldauf also serves as a director at Fortum Oyj, Daimler AG, F-Secure Corporation and CapMan Plc.
Rajiv L. Gupta Director since 2009 Age 64
Mr. Gupta has served as a Senior Advisor to New Mountain Capital, LLC, a private equity firm, since July 2009. Previously, Mr. Gupta served as Chairman and Chief Executive Officer of Rohm and Haas Company, a worldwide producer of specialty materials, from October 1999 to April 2009. Mr. Gupta occupied various other positions at Rohm and Haas since joining the company in 1971, including Vice-Chairman from 1998 to 1999; Director of the Electronic Materials business from 1996 to 1999; and Vice-President and Regional Director of the Asia-Pacific Region from 1993 to 1998. Mr. Gupta also is a director of The Vanguard Group and Tyco International Ltd.
John H. Hammergren Director since 2005 Age 50
Mr. Hammergren has served as Chairman of McKesson Corporation, a healthcare services and information technology company, since July 2002 and as President and Chief Executive Officer of McKesson since April 2001. Mr. Hammergren also is a director of Nadro, S.A. de C.V. (Mexico).
Mark V. Hurd Director since 2005 Age 53
Mr. Hurd has served as Chairman of HP since September 2006 and as Chief Executive Officer, President and a member of the Board since April 2005. Prior to that, he served as Chief Executive Officer of NCR Corporation, a technology company, from March 2003 to March 2005 and as President from July 2001 to March 2005. Mr. Hurd also is a director of News Corporation.
Joel Z. Hyatt Director since 2007 Age 59
Mr. Hyatt has served as Vice Chairman of Current Media, LLC, a cable and satellite television company, since July 2009. Previously, Mr. Hyatt served as Chief Executive Officer of Current Media from September 2002 until July 2009. From September 1998 to June 2003, Mr. Hyatt was a Lecturer in Entrepreneurship at the Stanford University Graduate School of Business. Prior to that, Mr. Hyatt was the founder and Chief Executive Officer of Hyatt Legal Plans, Inc., a provider of employer-sponsored group legal plans.
John R. Joyce Director since 2007 Age 56
Mr. Joyce has served as a Managing Director at Silver Lake, a private equity firm, since July 2005. From 1975 to July 2005, he served in multiple roles for IBM, a global technology firm, including Senior Vice President and Group Executive of the IBM Global Services division; Chief Financial Officer; President, IBM Asia Pacific; and Vice President and Controller for IBM's global operations. Mr. Joyce is also a director of Gartner, Inc.; Avago Technologies Limited; Sabre, Inc.; Serena Software, Inc.; and Intelsat, Ltd.

Robert L. Ryan Director since 2004 Age 66
Mr. Ryan has served as HP's Lead Independent Director since September 2008. He served as Senior Vice President and Chief Financial Officer of Medtronic, Inc., a medical technology company, from 1993 until his retirement in May 2005. Mr. Ryan also is a director of General Mills, Inc.; The Black and Decker Corporation; and Citigroup, Inc.
Lucille S. Salhany Director since 2002 Age 63
Ms. Salhany has served as President and Chief Executive Officer of JHMedia, a consulting company, since 1997. Since 2003, she has been a partner and director of Echo Bridge Entertainment, an independent film distribution company.
G. Kennedy Thompson Director since 2006 Age 59
Mr. Thompson has served as an Executive Advisor to Aquiline Capital Partners LLC, a private equity firm, since June 2009. Previously, Mr. Thompson served as Chairman of Wachovia Corporation, a financial services company, from February 2003 until June 2008. Mr. Thompson also served as Chief Executive Officer of Wachovia from 2000 until June 2008 and as President from 1999 until June 2008.

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of the Board has appointed Ernst & Young LLP as the independent registered public accounting firm to audit HP's consolidated financial statements for the fiscal year ending October 31, 2010. During fiscal 2009, Ernst & Young LLP served as HP's independent registered public accounting firm and also provided certain tax and other audit-related services. See "Principal Accountant Fees and Services" on page 74. Representatives of Ernst & Young LLP are expected to attend the annual meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.

Vote Required

        Ratification of the appointment of Ernst & Young LLP as HP's independent registered public accounting firm for the 2010 fiscal year requires the affirmative vote of a majority of the shares of HP common stock present in person or represented by proxy and entitled to be voted at the meeting.

Recommendation of the Board of Directors

        Our Board recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as HP's independent registered public accounting firm for the 2010 fiscal year. If the appointment is not ratified, the Board will consider whether it should select another independent registered public accounting firm.

PROPOSAL NO. 3

APPROVAL OF THE AMENDED AND RESTATED 2004 STOCK INCENTIVE PLAN

        Subject to stockholder approval, the HR and Compensation Committee of the Board has approved an Amended and Restated Hewlett-Packard Company 2004 Stock Incentive Plan (the "Amended Plan"). The Hewlett-Packard Company 2004 Stock Incentive Plan (the "Original Plan") was originally approved by stockholders on March 17, 2004. The Amended Plan provides for the following changes to the Original Plan:

  •
  Makes an additional 65,000,000 shares of common stock available for issuance;

  •
  Provides that shares subject to an award that is forfeited or settled in cash are available for future awards;

  •
  Adds non-employee directors as eligible participants and establishes the terms for awards to non-employee directors;

  •
  Removes a provision in the Original Plan permitting the grant of discounted stock options;

  •
  Removes provisions in the Original Plan establishing special treatment upon termination of employment;

  •
  Amends the performance criteria to make these criteria consistent with the performance criteria under the Hewlett-Packard Company 2005 Pay-for-Results Plan; and

  •
  Extends the expiration of the Original Plan for ten years.

        The Board is asking HP stockholders to approve the Amended Plan so that HP may use the shares of the Amended Plan to assist HP in achieving its goals of increasing profitability and stockholder value, while also receiving a federal income tax deduction for certain compensation paid under the Amended Plan under Section 162(m) of the Internal Revenue Code, as amended (the "Code"), and for qualifying such shares for special tax treatment under Section 422 of the Code.

Summary of Amendments

        Additional shares available for issuance.    The Amended Plan authorizes the issuance of an additional 65,000,000 shares. If stockholders approve the Amended Plan, the maximum aggregate number of shares available for issuance under the Amended Plan would be 245,000,000 shares, of which 98,917,550 shares remained available for future awards as of October 31, 2009, assuming that all outstanding performance-based restricted unit awards pay out at the target amount. The additional shares are intended to satisfy HP's equity award needs for the next five years.

        As of October 31, 2009, the maximum aggregate number of shares available for future grants under all HP stock plans, including assumed plans, was 177,760,041. Of those shares, 24,267,156 shares were reserved for issuance under a plan that expired in November 2009; 82,449,004 shares are no longer available for future grants under assumed plans that were retired in November 2009; 33,034,340 shares are reserved for issuance under HP's current employee stock purchase plan; 2,725,611 shares are reserved for issuance under HP's legacy employee stock purchase plan, a plan under which employee stock purchases are no longer made; and 1,366,380 shares are reserved for issuance under HP's Service Anniversary Stock Plan, a plan under which awards are no longer granted. Taking into account these adjustments, 33,917,550 shares were available for future grants as of October 31, 2009.

        As of October 31, 2009, there were outstanding options to purchase a total of 233,214,162 shares and outstanding stock appreciation rights (SARs) to purchase a total of 256,912 shares granted under all of HP's stock plans, including assumed plans. If exercised, the outstanding SAR awards are expected to settle in cash rather than shares such that the exercise of those awards would not reduce the number of shares available for issuance under the Amended Plan or increase the total number of shares outstanding. The weighted average exercise price of these options is $33.05 and the weighted average remaining term is 2.6 years.

        As of October 31, 2009, there were 31,584,583 shares underlying granted but unvested stock awards under all of HP's stock plans, including assumed plans, which includes 1,771,142 unvested shares of restricted stock, 5,089,948 shares underlying unvested restricted stock units, and 24,723,493 shares underlying unvested performance-based restricted units based on performance and market conditions as of that date.

        Shares underlying forfeited awards are available for future awards.    Shares subject to an award that is forfeited or settled in cash are available for future awards under the Amended Plan. Shares that are used to cover the exercise price of options or to cover tax withholding obligations and shares repurchased on the open market will not be available for grants under the Amended Plan. Under the terms of the Original Plan, shares subject to awards that are canceled, expire or are forfeited are not available for future grants.

        Non-employee director eligibility and terms of director awards.    The Amended Plan is now the only HP plan which provides for equity awards to non-employee directors. The non-employee directors are eligible only for awards granted automatically as payment of their annual retainer for service on the Board; they are not eligible for discretionary awards under the Amended Plan. The provisions of the Amended Plan regarding non-employee director awards are based on the terms of the Hewlett-Packard Company 1997 Director Plan, which has expired. Under the Amended Plan, the terms of the awards granted to non-employee directors will be the same as those under the 1997 Director Plan except that restricted stock unit awards will be granted instead of restricted stock awards. The number of shares subject to restricted stock units granted under the Amended Plan will be determined in the same manner as restricted stock awards were determined under the 1997 Director Plan so that the value of awards granted to non-employee directors will not be affected by the change to restricted stock units.

        No discounted stock options.    The Original Plan permits awards of discounted stock options (options granted with an exercise price less than the fair market value of a share of HP common stock on the date of grant). Discounted options may not be granted under the Amended Plan.

        No special provisions for termination of employment.    The Original Plan contains provisions addressing the impact of a termination of employment on outstanding equity awards under various circumstances. Under the Amended Plan, awards are forfeited upon termination of employment unless the plan administrator determines otherwise.

        Additional performance criteria.    The performance criteria in the Amended Plan have been expanded to include the performance criteria under the Hewlett-Packard Company 2005 Pay-for-Results Plan. The additional criteria are: cash conversion cycle; growth in cash flow, revenue, gross margin, operating expense or operating expense as a percentage of revenue; net operating profit; controllable operating profit; operating expense or operating expense as a percentage of revenue; customer indicators; attainment of research and development milestones or new product invention or innovation; succession plan development and implementation; improvement on productivity; attainment of objective operating goals and employee metrics; and economic value added. All of the performance criteria provided for under the Original Plan remain in the Amended Plan.

        Expiration date of the Amended Plan.    The Original Plan is scheduled to expire on March 16, 2014. Stockholder approval of the Amended Plan will extend the plan expiration date to March 16, 2020.

Summary of the Amended Plan

        The principal features of the Amended Plan are summarized below. The following summary of the Amended Plan does not purport to be a complete description of all of the provisions of the Amended Plan. It is qualified in its entirety by reference to the complete text of the Amended Plan, which has been filed with the SEC as Annex A to this proxy statement. Any HP stockholder who wishes to obtain a copy of the Amended Plan may do so upon written request to the Secretary at HP's principal executive offices.

        General.    The purpose of the Amended Plan is to encourage ownership in HP by key personnel whose long-term employment is considered essential to HP's continued progress, thereby aligning participants' and stockholders' interests. Stock options and stock awards, including stock units, and cash awards may be granted under the Amended Plan. Options granted under the Amended Plan may be either "incentive stock options," as defined in Section 422 of the Code, or non-statutory stock options.

        Administration.    The Amended Plan may be administered by the Board, a committee appointed by the Board or its delegate (as applicable, the "Administrator").

        Eligibility.    Awards may be granted under the Amended Plan to employees of HP and its affiliates and to non-employee directors. Incentive stock options may be granted only to employees of HP or its subsidiaries. There are approximately 304,000 employees and ten non-employee directors eligible to receive awards under the Amended Plan. The Administrator, in its discretion, selects the employees to whom awards may be granted, the time or times at which such awards are granted, and the terms of such awards.

        Section 162(m) Limitations.    Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to the chief executive officer and the three other most highly compensated officers. Certain performance-based compensation is specifically exempt from the deduction limit if it otherwise meets the requirements of Section 162(m). One of the requirements for equity compensation plans is that there must be a limit to the number of shares granted to any one individual under the plan. Accordingly, the Amended Plan provides that no employee may be granted more than 1,500,000 shares in any calendar year, except that an employee may be granted awards covering up to an additional 1,500,000 shares in connection with his or her initial employment with HP. The maximum amount payable pursuant to that portion of a cash award granted under the Amended Plan for any fiscal year to any employee that is intended to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code is $15,000,000. Stockholder approval of this proposal will constitute stockholder approval of these limitations for Section 162(m) purposes.

        Terms and Conditions of Options.    Each option is evidenced by a stock option agreement between HP and the optionee and is subject to the following additional terms and conditions.

                Exercise Price.    The Administrator determines the exercise price of options at the time the options are granted. The exercise price of a stock option may not be less than 100% of the fair market value of the common stock on the date such option is granted, although certain replacement options with lower exercise prices may be granted to service providers of entities acquired by HP. The fair market value of the common stock is determined as the closing quoted sales price for the common stock on the date the option is granted (or if no sales were reported that day, the last preceding day a sale occurred). On January 8, 2010, the closing price of HP common stock on the NYSE was $52.59 per share. No option may be repriced to reduce the exercise price of such option without stockholder approval (except in connection with a change in HP's capitalization).

                Exercise of Option; Form of Consideration.    The Administrator determines when options become exercisable and in its discretion may accelerate the vesting of any outstanding option. The method of payment for shares issued upon exercise of an option is specified in each option agreement or by the Administrator at the time of exercise of the option. The Amended Plan permits payment to be made by cash, check, wire transfer, other shares of common stock of HP (with some restrictions), broker assisted cashless exercises, any other form of consideration permitted by applicable law, or any combination thereof.

                Term of Option.    The term of an option may be no more than ten years from the date of grant or 10 1/2 years in certain jurisdictions outside of the United States. No option may be exercised after the expiration of its term.

                Termination of Employment.    If an optionee's employment terminates for any reason, then all options held by the optionee under the Amended Plan generally will terminate immediately upon the optionee's termination unless determined otherwise by the Plan Administrator.

                Other Provisions.    The stock option agreement may contain other terms, provisions and conditions not inconsistent with the Amended Plan, as may be determined by the Administrator.

        Terms and Conditions of Stock Awards.    Each stock award agreement will contain provisions regarding (1) the number of shares subject to such stock award or a formula for determining such number, (2) the purchase price of the shares, if any, and the means of payment for the shares, (3) the performance criteria, if any, and level of achievement versus these criteria that will determine the number of shares granted, issued, retainable and vested, as applicable, (4) such terms and conditions on the grant, issuance, vesting and forfeiture of the shares, as applicable, as may be determined from time to time by the Administrator, (5) restrictions on the transferability of the stock award, and (6) such further terms and conditions, in each case not inconsistent with the Amended Plan, as may be determined from time to time by the Administrator.

                Termination of Employment.    In the case of stock awards, including stock units, unless the Administrator determines otherwise, the restricted stock or restricted stock unit agreement will provide that the unvested stock or stock units will be forfeited upon the awardee's termination of employment for any reason.

                Vesting.    The vesting of a stock award may be subject to performance criteria, continued service of the awardee, or both.

        Non-Employee Director Awards.    Non-employee directors are eligible only for annual retainer awards and are not eligible for any other type of award that is authorized under the Amended Plan. Annual retainer awards paid in the form of equity are granted in the form of non-statutory stock options or restricted stock units. The non-employee directors can elect to receive the annual equity retainer and the annual cash retainer in the form of stock options or restricted stock units, provided that such election is made within 25 days after the annual meeting at which they are elected. If no election is made within this period, the annual equity retainer will be in the form of restricted stock units and the annual cash retainer will be paid in cash. The awards are granted automatically one month after the beginning of the director's year of service. The exercise price of director stock options cannot be less that 100% of the fair market value of a share of HP common stock on the grant date.

        The number of shares subject to non-statutory stock option awards granted to non-employee directors is determined as follows:

Amount of annual retainer to be paid as options Fair market value of a share of HP common stock on the grant date	× Multiplier (as defined below)	= Number of shares

The Administrator determines the Multiplier prior to the grant date using a modified Black-Scholes option valuation method that takes into account the following factors: (1) the fair market value of HP common stock on the date the Multiplier is determined; (2) the average length of time that HP stock options are held by optionees prior to exercise; (3) the risk-free rate of return based on the term determined in (2) and on the interest rates of U.S. government securities; (4) the annual dividend yield for HP common stock; and (5) the volatility of HP common stock over the ten-year period preceding the date that the Multiplier is determined.

        The number of shares subject to restricted stock unit awards granted to non-employee directors is determined as follows:

Amount of annual retainer to be paid as restricted stock units Fair market value of a share of HP common stock on the grant date	= Number of shares

        Cash Awards.    Each cash award agreement will contain provisions regarding (1) the target and maximum amount payable to the awardee as a cash award, (2) the performance criteria and level of achievement versus the criteria that will determine the amount of such payment, (3) the period as to which performance shall be measured for establishing the amount of any payment, (4) the timing of any payment earned by virtue of performance, (5) restrictions on the alienation or transfer of the cash award prior to actual payment, (6) forfeiture provisions, and (7) such further terms and conditions, in each case not inconsistent with the Amended Plan, as may be determined from time to time by the Administrator. The maximum amount payable as a cash award that is settled for cash may be a multiple of the target amount payable, but the maximum amount payable pursuant to that portion of a cash award granted under the Amended Plan for any fiscal year to any awardee that is intended to satisfy the requirement for "performance-based compensation" under Section 162(m) of the Code shall not exceed $15,000,000.

        Nontransferability.    Unless otherwise determined by the Administrator, awards granted under the Amended Plan are not transferable other than by will or the laws of descent and distribution, and options may be exercised during the optionee's lifetime only by the optionee. The Administrator will have the sole discretion to permit the transfer of an award.

        Qualifying Performance Criteria.    Qualifying Performance Criteria means any one of more of the performance criteria listed below, either individually, alternatively or in combination, applied to either HP as a whole or to a business unit, affiliate or business segment, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis, or relative to a pre-established target, to previous years' results or to a designated comparison group, in each case as specified by the Administrator in the award agreement. The performance criteria may be (1) cash flow or cash conversion cycle, (2) earnings (including gross margin, earnings before interest and taxes, earnings before taxes, and net earnings), (3) earnings per share, (4) growth in earnings or earnings per share, cash flow, revenue, gross margin, operating expense or operating expense as a percentage of revenue, (5) stock price, (6) return on equity or average stockholders' equity, (7) total stockholder return, (8) return on capital, (9) return on assets or net assets, (10) return on investment, (11) revenue, (12) income or net income, (13) operating income or net operating income, (14) operating profit, net operating profit, or controllable operating profit, (15) operating margin or operating expense or operating expense as a percentage of revenue, (16) return on operating revenue, (17) market share or customer indicators, (18) contract awards or backlog, (19) overhead or other expense reduction, (20) growth in stockholder value relative to the moving average of the S&P 500 Index or HP's peer group index, (21) credit rating, (22) strategic plan development and implementation, attainment of research and development milestones or new product invention or innovation, (23) succession plan development and implementation, (24) improvement in productivity or workforce diversity, (25) attainment of objective operating goals and employee metrics, (26) economic value added, and (27) such other similar criteria as may be determined by the Administrator.

        To the extent consistent with Section 162(m) of the Code, the Administrator may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (A) asset write-downs; (B) litigation or claim judgments or settlements; (C) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (D) accruals for reorganization and restructuring programs; and (E) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management's discussion and analysis of financial condition and results of operations appearing in HP's annual report to shareholders for the applicable year.

        Adjustments Upon Changes in Capitalization, Dissolution, Merger or Sale of Assets.    Subject to any required action by HP's stockholders, (1) the number and kind of shares available for issuance under the Amended Plan and/or covered by each outstanding award, (2) the price per share subject to each outstanding award and (3) the share limitations set forth in Section 3 of the Amended Plan will be proportionately adjusted for any increase or decrease in the number or kind of issued shares resulting from a stock split, reverse stock split, dividend or other distribution (whether in the form of cash, shares, other securities or property (other than regular cash dividends)) combination or reclassification of HP's stock, or any other increase or decrease in the number of issued shares of HP's stock effected without receipt of consideration by HP; provided, however, that conversion of any convertible securities of HP shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided in the Amended Plan, no issuance by HP of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of common stock subject to an award.

        In the event of a liquidation or dissolution, any unexercised options or stock awards will terminate. The Administrator, in its discretion, may provide that each optionee shall have the right to exercise all of the optionee's options, including those not otherwise exercisable, until the date ten days prior to the consummation of the liquidation or dissolution and be fully vested in any stock awards.

        In the event of a change of control of HP, as defined in the Amended Plan and determined by the Board, the Board, in its discretion, may provide for the assumption, substitution or adjustment of each outstanding award, accelerate the vesting of options and terminate any restrictions on stock awards or cash awards, or cancel awards for a cash payment to the awardee.

        Amendment and Termination of the Plan.    The Administrator may amend, alter, suspend or terminate the Amended Plan or any award agreement, or any part thereof, at any time and for any reason. However, HP will obtain stockholder approval for any amendment to the Amended Plan to the extent required by applicable laws or stock exchange rules. In addition, without limiting the foregoing, unless approved by HP stockholders, no such amendment shall be made that would: (1) increase the maximum number of shares for which awards may be granted under the Amended Plan, other than an increase pursuant to a change in HP's capitalization, (2) reduce the minimum exercise price for options granted under the Amended Plan, (3) reduce the exercise price of outstanding options, or (4) materially expand the class of persons eligible to receive awards under the Amended Plan. No such action by the Administrator or stockholders may alter or impair any award previously granted under the Amended Plan without the written consent of the awardee. Unless terminated earlier, the Amended Plan shall terminate on March 16, 2020.

        New Plan Benefits.    Because benefits under the Amended Plan will depend on the Administrator's actions and the fair market value of common stock at various future dates, it is not possible to determine the benefits that will be received by directors, executive officers and other employees if the Amended Plan is approved by the stockholders.

U.S. Federal Income Tax Consequences

        Incentive Stock Options.    An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise is an adjustment item for alternative minimum tax purposes and may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, the optionee will recognize long-term capital gain or loss equal to the difference between the sale price and the exercise price. If the holding periods are not satisfied, then: (1) if the sale price exceeds the exercise price, the optionee will recognize capital gain equal to the excess, if any, of the sale price over the fair market value of the shares on the date of exercise and will recognize ordinary income equal to the difference, if any, between the lesser of the sale price or the fair market value of the shares on the exercise date and the exercise price; or (2) if the sale price is less than the exercise price, the optionee will recognize a capital loss equal to the difference between the exercise price and the sale price. Unless limited by Section 162(m) of the Code, HP is entitled to a deduction in the same amount as and at the time the optionee recognizes ordinary income.

        Non-Statutory Stock Options.    An optionee does not recognize any taxable income at the time a non-statutory stock option is granted. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of HP is subject to tax withholding by HP. Unless limited by Section 162(m) of the Code, HP is entitled to a deduction in the same amount as and at the time the optionee recognizes ordinary income. Upon a disposition of such shares by the optionee, any difference between the sale price and the exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.

        Stock Awards.    Stock awards will generally be taxed in the same manner as non-statutory stock options. However, a restricted stock award is subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code to the extent the award will be forfeited in the event that the employee ceases to provide services to HP. As a result of this substantial risk of forfeiture, the employee will not recognize ordinary income at the time of award. Instead, the employee will recognize ordinary income on the dates when the stock is no longer subject to a substantial risk of forfeiture, or when the stock becomes transferable, if earlier. The employee's ordinary income is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the date the stock is no longer subject to forfeiture.

        The employee may accelerate his or her recognition of ordinary income, if any, and begin his or her capital gains holding period by timely filing (i.e., within thirty days of the award) an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the date of the grant of the award, and the capital gain holding period commences on such date. The ordinary income recognized by an employee will be subject to tax withholding by HP. Unless limited by Section 162(m) of the Code, HP is entitled to a deduction in the same amount as and at the time the employee recognizes ordinary income.

        Stock Units and Performance-Based Units.    A grantee does not recognize any taxable income at the time a stock unit is granted. Generally, restricted stock units, including performance-based units, will be subject to income taxation based upon the fair market value of the shares underlying the units on each date shares are delivered or made available at the vesting date. The ordinary income recognized by an employee will be subject to tax withholding by HP. Unless limited by Section 162(m) of the Code, HP is entitled to a deduction in the same amount as and at the time the employee recognizes ordinary income.

        Cash Awards.    Upon receipt of cash, the recipient will have taxable ordinary income, in the year of receipt, equal to the cash received. Any cash received will be subject to tax withholding by HP. Unless limited by Section 162(m) of the Code, HP will be entitled to a tax deduction in the amount and at the time the recipient recognizes compensation income.

        The foregoing is only a summary of the effect of U.S. federal income taxation upon awardees and HP with respect to the grant and exercise of awards under the Amended Plan based on the U.S. federal income tax laws in effect as of the date of this proxy statement. It is not intended to be exhaustive and does not discuss the tax consequences arising in the context of the employee's death or the income tax laws of any municipality, state or foreign country in which the employee's income or gain may be taxable or the gift, estate, excise (including application of Code Section 409A), or any tax law other than U.S. federal income tax law. Because individual circumstances may vary, HP advises all recipients to consult their own tax advisor concerning the tax implications of awards granted under the Amended Plan.

 Equity Compensation Plan Information

        For additional information about our equity compensation plans, please see the section titled "Equity Compensation Plan Information" on page 72.

Vote Required

        Approval of the Amended Plan requires the affirmative vote of a majority of the shares of HP common stock present in person or represented by proxy and entitled to be voted on the proposal at the annual meeting, provided that the total votes cast on the proposal represents more than 50% of all shares entitled to vote on the proposal.

Recommendation of the Board of Directors

        Our Board recommends a vote FOR the approval of the Amended and Restated Hewlett-Packard Company 2004 Stock Incentive Plan.

PROPOSAL NO. 4

PROPOSAL TO CONDUCT AN ANNUAL ADVISORY VOTE ON EXECUTIVE COMPENSATION

        The HP Board is providing HP stockholders with the opportunity to advise the Board as to whether HP should conduct an advisory vote with respect to its executive compensation policies and procedures at each annual meeting of stockholders beginning with HP's 2011 annual meeting of stockholders. If this proposal is approved, HP stockholders would vote at each HP annual meeting of stockholders on the compensation policies and procedures as described in the "Compensation Discussion and Analysis" section of the proxy statement for that meeting. The annual advisory vote would be non-binding, but the Board and the HR and Compensation Committee would take into account the outcome of the vote when making future decisions about its executive compensation policies and procedures.

Vote Required

        Approval of this proposal requires the affirmative vote of a majority of the shares of HP common stock present in person or represented by proxy and entitled to be voted on the proposal at the annual meeting.

Recommendation of the Board of Directors

        Our Board recommends a vote FOR the approval of this proposal to conduct an annual advisory vote on executive compensation.

COMMON STOCK OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information as of December 31, 2009 concerning beneficial ownership by:

  •
  holders of more than 5% of HP's common stock,

  •
  HP directors and nominees,

  •
  each of the named executive officers listed in the Summary Compensation Table on page 55, and

  •
  all directors and HP executive officers as a group.

        The information provided in the table is based on HP's records, information filed with the SEC and information provided to HP, except where otherwise noted.

        The number of shares beneficially owned by each entity or individual is determined under SEC rules, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the entity or individual has sole or shared voting power or investment power and also any shares that the entity or individual has the right to acquire as of March 1, 2010 (60 days after December 31, 2009) through the exercise of any stock options, through the vesting of restricted stock units ("RSUs") payable in shares, or upon the exercise of other rights. Beneficial ownership excludes options or other rights vesting after March 1, 2010 and any RSUs vesting on or before March 1, 2010 that may be payable in cash or shares at HP's election. Unless otherwise indicated, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares set forth in the following table.

BENEFICIAL OWNERSHIP TABLE

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Common Stock Outstanding
State Street Bank and Trust Company(1)	127,144,496	5.4%
Marc L. Andreessen	0	*
Lawrence T. Babbio, Jr.(2)	112,181	*
Sari M. Baldauf(3)	26,862	*
Rajiv L. Gupta(4)	1,020	*
John H. Hammergren(5)	43,588	*
Joel Z. Hyatt(6)	9,725	*
John R. Joyce	6,416	*
Robert L. Ryan(7)	16,152	*
Lucille S. Salhany(8)	81,384	*
G. Kennedy Thompson(9)	17,724	*
Mark V. Hurd(10)	1,432,627	*
Catherine A. Lesjak(11)	155,523	*
R. Todd Bradley(12)	414,167	*
Ann M. Livermore(13)	2,749,322	*
Vyomesh I. Joshi(14)	2,048,075	*
All current executive officers and directors as a group (22 persons)(15)	9,107,143	*

*
Represents holdings of less than 1%.

(1)
Based on a Schedule 13G filed with the SEC on February 17, 2009 by State Street Bank and Trust Company, acting in various fiduciary capacities. State Street Bank and Trust Company reported sole voting power over 100,238,279 shares, shared voting power over 26,906,217 shares, and shared dispositive power over all shares beneficially owned. The

  Schedule 13G contained information as of February 17, 2009 and may not reflect current holdings of HP common stock. The address for State Street Bank and Trust Company is State Street Financial Center, One Lincoln Street, Boston, Massachusetts 02111.

(2)
Includes 75,345 shares that Mr. Babbio has the right to acquire by exercise of stock options.

(3)
Includes 12,732 shares that Ms. Baldauf has the right to acquire by exercise of stock options.

(4)
Includes 714 shares that Mr. Gupta has the right to acquire by exercise of stock options.

(5)
Includes 2,600 shares that Mr. Hammergren holds indirectly through a trust and 36,390 shares that Mr. Hammergren has the right to acquire by exercise of stock options.

(6)
Includes an aggregate of 200 shares that Mr. Hyatt holds indirectly through two trusts.

(7)
Represents shares held by Mr. Ryan indirectly through a trust.

(8)
Includes 46,978 shares that Ms. Salhany has the right to acquire by exercise of stock options.

(9)
Includes 8,364 shares that Mr. Thompson has the right to acquire by exercise of stock options.

(10)
Includes 975,000 shares that Mr. Hurd has the right to acquire by exercise of stock options.

(11)
Includes 306 shares held by Ms. Lesjak's spouse and 132,700 shares that Ms. Lesjak has the right to acquire by exercise of stock options.

(12)
Includes 382,500 shares that Mr. Bradley has the right to acquire by exercise of stock options.

(13)
Includes 3,967 shares held by Ms. Livermore in the HP 401(k) plan and 2,652,136 shares that Ms. Livermore has the right to acquire by exercise of stock options.

(14)
Includes an aggregate of 70,008 shares that Mr. Joshi holds indirectly through two living trusts, an aggregate of 100,000 shares that Mr. Joshi holds indirectly through two grantor retained annuity trusts, and 1,785,200 shares that Mr. Joshi has the right to acquire by exercise of stock options.

(15)
Includes 7,551,259 shares that executive officers and directors have the right to acquire.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act, requires our directors, executive officers and holders of more than 10% of HP common stock to file reports with the SEC regarding their ownership and changes in ownership of our securities. HP believes that, during fiscal 2009, its directors, executive officers and 10% stockholders complied with all Section 16(a) filing requirements. In making these statements, HP has relied upon an examination of the copies of Forms 3, 4, and 5, and amendments thereto, and the written representations of its directors, executive officers and 10% stockholders.

TRANSACTIONS WITH RELATED PERSONS

Related Person Transaction Policies and Procedures

        HP has adopted a written policy for approval of transactions between HP and its directors, director nominees, executive officers, beneficial owners of more than 5% of HP's common stock, and their respective immediate family members where the amount involved in the transaction exceeds or is expected to exceed $100,000 in a single calendar year.

        The policy provides that the Nominating and Governance Committee reviews certain transactions subject to the policy and decides whether or not to approve or ratify those transactions. In doing so, the Nominating and Governance Committee determines whether the transaction is in the best interests of HP. In making that determination, the Nominating and Governance Committee takes into account, among other factors it deems appropriate:

  •
  The extent of the related person's interest in the transaction;

  •
  Whether the transaction is on terms generally available to an unaffiliated third-party under the same or similar circumstances;

  •
  The benefits to HP;

  •
  The impact or potential impact on a director's independence in the event the related party is a director, an immediately family member of a director or an entity in which a director is a partner, stockholder or executive officer;

  •
  The availability of other sources for comparable products or services; and

  •
  The terms of the transaction.

        The Nominating and Governance Committee has delegated authority to the chair of the Nominating and Governance Committee to pre-approve or ratify transactions where the aggregate amount involved is expected to be less than $1 million. A summary of any new transactions pre-approved by the chair is provided to the full Nominating and Governance Committee for its review in connection with each of the committee's regularly scheduled meetings.

        The Nominating and Governance Committee has adopted standing pre-approvals under the policy for limited transactions with related persons. Pre-approved transactions include:

  1.
  Compensation of executive officers that is excluded from reporting under SEC rules where HP's HR and Compensation Committee approved (or recommended that the Board approve) such compensation;

  2.
  Director compensation;

  3.
  Transactions valued at less than $1 million or 2% of the other company's consolidated gross revenues, where the related person has an interest only as an employee (other than executive officer), director or beneficial holder of less than 10% of the other company's shares;

  4.
  Charitable contributions of less than $1 million or 2% of the charity's annual receipts, where the related person has an interest only as an employee (other than executive officer) or director; and

  5.
  Transactions where all stockholders receive proportional benefits.

        A summary of new transactions covered by the standing pre-approvals described in paragraphs 3 and 4 above is provided to the Nominating and Governance Committee for its review in connection with each of the committee's regularly scheduled meetings.

Fiscal 2009 Related Person Transactions

        Christopher Rittenmeyer, the son of Ronald Rittenmeyer, a former executive officer of HP, was employed by HP during a portion of fiscal 2009. He was paid a base salary of $233,100, participated in HP's equity award and benefit programs and received an award of 10,690 performance-based restricted units during that period. He also received cash payments totaling $859,787 in fiscal 2009 pursuant to an agreement with HP relating to the termination of his employment.

        Kimberly Bocian, the spouse of Peter Bocian, an executive officer of HP, was employed by HP during a portion of fiscal 2009. She was paid a base salary of $151,136 and received bonuses totaling $77,954 with respect to her employment with HP during that period. Ms. Bocian also participated in HP's equity award and benefit programs in fiscal 2009 and received an award of 5,000 stock options during that period.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

        As the world's largest technology company, Hewlett-Packard requires uniquely talented executives who are able to manage the company in a way that creates both short- and long-term value for stockholders. HP's mission is to invent technologies and deliver services that drive business value, create social benefit and improve the lives of customers—with a focus on positively impacting the greatest number of people possible.

        The HR and Compensation Committee of the Board of Directors (the "Committee") believes that the degree to which HP fulfills its mission is highly dependent upon the long-term retention and effective motivation of its executives. As such, the Committee spends a significant amount of time understanding the market for executive talent, the economic factors that affect HP, and HP's short- and long-term performance within this context. Ultimately, the amount of compensation awarded to HP's executives is determined based on HP's performance and what the Committee believes is in the best interests of stockholders. These decisions are supported by strong corporate governance practices and transparency—areas where HP has long been a leader.

        Like most companies, HP uses a combination of fixed and variable compensation programs to help align the interests of HP's executives with its stockholders. HP's "pay-for-performance" philosophy forms the foundation of all of the Committee's decisions regarding compensation. Underlying these decisions is also the Committee's belief that the labor market for the type of executive talent HP requires is limited and that HP's executives are among the most capable, highest performing executives available regardless of the industry. This compensation philosophy is central to HP's ability to attract and retain the motivated and talented individuals who have driven superior financial results for HP and its stockholders.

        Each year the Committee, along with HP management, establishes aggressive targets that require the achievement of significant financial performance. At the end of each year, the Committee determines compensation by assessing performance against financial targets, relative peer performance and other non-financial goals. This approach has been consistently used over time and has helped to ensure stability within HP's executive leadership through a period of tremendous growth and transformation and an ever-changing economic environment.

        The following pages of this Compensation Discussion and Analysis (this "CD&A") include the following:

  •
  An overview of HP's Total Rewards Program, including our policy on pay positioning and pay for performance, which appears under "HP Total Rewards Program" and "Executive Officer Compensation Within Total Rewards";

  •
  A description of the roles of those responsible for overseeing and implementing the compensation plan, which appears under "Oversight and Authority Over Executive Compensation";

  •
  A description of how we develop our competitive compensation structure, including how we use external data, which appears under "Use of Comparative Compensation Data" and "Analysis of HP's Process for Setting Executive Compensation";

  •
  A discussion of the impact of this analysis on the compensation of the named executive officers, which appears under "Analysis of the Elements of Executive Compensation—Base Pay," "—Annual Incentive Pay" and "—Long Term Incentive Pay";

  •
  A summary of the other elements of executive officer compensation under HP's Total Rewards Program, which appears under "Analysis of the Elements of Executive Compensation—Benefits," "—Perquisites," "—Severance Plan for Executive Officers" and "—Benefits in the Event of a Change of Control"; and

  •
  An outline of some other aspects of HP's Total Rewards Program, which appears under "Stock Ownership Guidelines," "Accounting and Tax Effects," "Policy on Recovery of Bonus in Event of Financial Restatement" and "Approval Process for Equity Grants."

The compensation tables appear immediately following this CD&A.

HP's Total Rewards Program

        Compensation and benefits for employees at all levels of HP, including for the named executive officers listed in the Summary Compensation Table on page 55 (the "NEOs"), are determined in the context of HP's Total Rewards Program. The Total Rewards Program includes base pay, annual variable pay, long-term incentive pay, benefits and perquisites. Overall, the Total Rewards Program aims to foster a high-performance culture at all levels and to provide an opportunity for employees to earn significant rewards if HP achieves strong financial results.

        While the elements of the Total Rewards Program are intended to motivate and encourage employees at all levels of HP to drive performance and achieve superior results for stockholders, there is a different emphasis on certain elements of the Total Rewards Program based on an employee's position and ability to impact HP's financial results. Within the Total Rewards Program, the percentage of performance-based pay, or at-risk pay, increases with job responsibility. Among HP's peer group companies, HP executives have a higher percentage of performance-based pay, which generally means smaller bonuses and lower overall compensation in years of low performance and higher bonuses and long-term incentive payouts in years of exceptional performance, reflective of the performance achieved.

Executive Officer Compensation Within Total Rewards

        As the world's largest technology company with multiple business units of significant size and complexity, the Committee generally targets the total compensation of HP's executive officers to be at or near the 75th percentile of pay for comparable positions at its peer group companies. The Committee believes this level of pay is necessary to provide appropriate retention and incentives to HP's executive officers and that it is appropriate given HP's size and complexity. It also generally corresponds to HP's percentile ranking of revenue within its peer group companies. In the case of NEOs who head significant business segments, the Committee has determined that setting and paying target compensation above this range is justified due to the fact that these business segments exceed the total size of many of HP's peer group companies.

        At the NEO level, there is the greatest emphasis on linking pay to performance so as to align the interests of the NEOs directly with those of stockholders. Accordingly, compensation is structured so that approximately 80% to 90% of NEO compensation is performance-based depending upon HP's financial results, with the remaining 10% to 20% comprising base pay and benefits. The Committee believes that this percentage of performance-based pay is appropriate for application to the NEOs.

        Within the portion of pay representing performance-based pay, approximately 15% to 35% is tied to achievement of annual incentive goals and 65% to 85% is tied to achievement of financial goals over a longer period of time. This mix of short- and long-term incentives provides sufficient rewards in the short-term to motivate near-term performance, while at the same time providing significant incentives to keep HP's executives focused on longer-term corporate goals that drive stockholder value. This also mitigates the risk of NEOs focusing solely on short-term or solely on long-term goals. It is also consistent with the practice of HP's peer group companies.

        Under this compensation structure, when business segment or company results do not meet expectations, the total compensation of HP's NEOs may be below market in comparison to HP's peer group companies. Similarly, when superior results are achieved, the NEOs may receive significant above-market rewards. Furthermore, in any one year, because HP is comprised of a number of independent business units, NEOs in high-performing business units may receive significantly more compensation than NEOs in business units that did not perform as well.

Oversight and Authority Over Executive Compensation

Role of the HR and Compensation Committee and its Advisors

        The Committee oversees and provides strategic direction to management regarding HP's Total Rewards Program generally. It makes recommendations regarding the CEO's compensation to the independent members of the Board, and it approves the compensation of the remaining Section 16 officers. Each Committee member is an independent non-employee director with significant experience in managing employee-related issues and making executive compensation decisions. The Committee employs its own independent compensation consultant, Frederic W. Cook & Co., Inc. ("Cook"), as well as its own independent counsel, Sonnenschein Nath & Rosenthal LLP.

        Cook provides analyses and recommendations that inform the Committee's decisions, but it does not decide or approve any compensation actions. During fiscal 2009, Cook advised the Committee chair on setting agenda items for Committee meetings; developed criteria used to identify peer companies for executive compensation and performance comparisons; evaluated market data and competitive position benchmarking compiled by management's consultants; and reviewed various proposals presented to the Committee by management. The Committee's independent counsel advises on legal matters that come before the Committee, including proxy statements, Committee resolutions and employment matters involving Section 16 officers. Neither Cook nor the independent counsel performs other services for HP, and neither will do so without the prior consent of the Committee chair.

        The Committee met nine times in fiscal 2009, including six times in executive session. The Committee's independent advisors participated in all of the Committee's meetings and, when requested by the Committee chair, in the preparatory meetings and the executive sessions. HP's CEO attended some of the Committee's meetings but none of its executive sessions.

Role of Management and the Chief Executive Officer in Setting Executive Compensation

        On an annual basis, management considers market competitiveness, business results, experience and individual performance in evaluating NEO compensation. The Executive Vice President, Human Resources and other members of HP's Human Resources department, together with members of the Finance and Legal departments, work with the CEO to design and develop compensation programs, to recommend changes to existing plans and programs applicable to NEOs and other senior executives, to recommend financial and other targets to be achieved under those programs, to prepare analyses of financial data, peer comparisons and other briefing materials to assist the Committee in making its decisions, and, ultimately, to implement the decisions of the Committee.

        The Executive Vice President, Human Resources has engaged Mercer LLC as management's compensation consultant. Mercer provides information and analyses that inform management's recommendations. During fiscal 2009, Mercer gathered market and performance data on HP's peer group companies and analyzed the compensation of HP's Section 16 officers against that data. Mercer provides other consulting services to HP as well.

        The CEO is actively engaged in setting compensation for other executives through a variety of means, including recommending for Committee approval the financial performance goals and the annual variable pay amounts for his executive team. He works closely with other members of executive management in analyzing relevant market data to determine base salary and annual target bonus opportunities for senior management and to develop targets for the short- and long-term incentive plans. Financial targets are set to drive both annual performance and long-term value creation for stockholders. The CEO is subject to the same financial performance goals as the other NEOs, all of which are approved by the Committee.

Use of Comparative Compensation Data

        Each year, the Committee reviews the compensation of HP's Section 16 officers and compares it to that of HP's peer group companies. This process starts with the selection of an appropriate group of peer companies for comparison purposes. In 2008 the Committee adopted a "rules-based" method for determining the executive compensation peer group and refined this approach in 2009 by reducing the market capitalization level primarily to reflect changes in the economy. Under this approach, the peer group companies are determined using six screening levels: (1) current market capitalization greater than $17 billion (down from $25 billion in 2008); (2) revenue in excess of $10 billion for technology companies and $50 billion for companies in other industries; (3) inclusion in the S&P 500 Index, the Dow Jones 30 Index and/or the Dow Jones Global Titans Index; (4) inclusion in industry-specific categories of information technology, industrials, materials, telecommunications services, consumer discretionary and consumer staples; (5) the global scope and complexity of the company's business; and (6) in the case of companies used for comparison of CEO pay, a lack of anomalous pay practices (typically companies with a founder as CEO). The Committee believes that use of this methodology produces the appropriate peer group for comparison, as well as a group that is large and diverse enough so that the addition or elimination of any one company does not alter the overall analysis.

        Under this six-level screening approach, the peer group used by the Committee during fiscal 2009 for executive compensation comparison purposes included all of the companies included in the prior year's peer group, as well as one new company. In addition, one company was retained in the peer group for year-over-year consistency, even though that company's market capitalization did not exceed the $17 billion threshold at the time that the peer group was determined. The full list of companies is as follows:

Company Name	Revenue ($ in billions)*
ConocoPhillips	246.18
General Electric	182.52
AT&T	124.03
Hewlett-Packard Company	114.55
IBM	103.63
Verizon	97.35
Procter & Gamble	79.03
Johnson & Johnson	63.75
Dell	61.10
Boeing	60.91
United Technologies	58.68
Microsoft	58.44
Dow Chemical	57.51
United Parcel Service	51.49
Intel	37.59
Apple	36.54
Cisco Systems	36.12
Oracle	23.25
Google	21.80
EMC	14.88
Texas Instruments	12.50

*
Represents fiscal 2008 reported revenue, except fiscal 2009 reported revenue is provided for Apple, Dell, Cisco Systems, Microsoft, Oracle, Procter & Gamble and HP.

        Following its determination of the executive compensation peer group, management presents the Committee with its analysis of executive officer pay. This analysis is then discussed and reviewed by the Committee with its independent advisors. The Committee finds comparative data useful in setting and adjusting executive compensation. In general, the aim is to set target compensation levels at or near the 75th percentile, with an opportunity to earn greater rewards for the achievement of superior business results.

Analysis of HP's Process for Setting Executive Compensation

        A broad range of facts and circumstances is considered in setting executive compensation. Among the factors considered for HP's executives generally, and for the NEOs in particular, are business results, market competitiveness, internal equity, past practice, experience and individual performance. The weight given each factor may differ from year to year and may differ among individual NEOs in any given year. For example, when HP recruits externally, market competitiveness and experience as well as the circumstances unique to a particular candidate may weigh more heavily in the compensation analysis. In contrast, when determining year-over-year compensation for current NEOs, business results, peer company metrics, and internal equity generally factor more heavily in the analysis.

        Because such a large percentage of NEO pay is performance-based, the Committee spends significant time determining the financial targets for HP's short- and long-term incentive pay plans. In general, management makes the initial recommendation for the financial targets, and these recommendations are reviewed and discussed by the Committee and its independent advisors. The major factor used in setting targets for the current fiscal year are business results from the most recently-completed fiscal year; other factors taken into account may include the general business climate and global market conditions, as well as conditions or goals specific to a particular business segment. Targets are set by the Committee during HP's first fiscal quarter, typically at either its November or January meetings.

        Following close of the fiscal year, the Committee reviews actual financial results against the targets approved by the Committee under HP's incentive compensation plans for that year, and payouts under the plans are generally determined based on performance against the targets as set. The total incentive compensation payments approved by the Committee may be more or less than the amounts determined solely by performance against targets due to a range of other factors, such as the quality of earnings, the number and size of strategic acquisitions, and the economic conditions in which the performance was delivered. Based on the financial results and recommendations presented by management, the Committee reviews the individual performance of the NEOs (other than the CEO) as reported by the CEO and determines their incentive compensation for that fiscal year.

        In fiscal 2009, HP achieved solid financial results in a very challenging global economic environment. This performance was driven by the significant transformation HP has undergone in recent years, which resulted in a broader portfolio of products and services and a significantly improved cost structure. These changes not only contributed to HP's solid 2009 performance, but also positioned the company well for the future. For fiscal 2009, HP delivered revenue of $114.6 billion and GAAP diluted earnings per share of $3.14. Total shareholder return during fiscal 2009 was 25% compared to 10% for the S&P 500 during that period.

        In evaluating the performance of the CEO and recommending his compensation to the independent members of the Board, the Committee takes into account corporate financial performance, as well as performance on a range of non-financial factors, including accomplishment of strategic goals, workforce development and diversity, succession planning, and his working relationship with the Board. Overall, the Committee and the Board believe that, under the CEO's leadership in fiscal 2009, HP achieved solid financial results in a difficult economic environment and that he also continued to demonstrate significant achievement on a broad range of non-financial goals, including the integration of acquired companies, talent management and succession planning.

        In setting incentive compensation for NEOs, the Committee generally does not consider the effect of past changes in stock price, or expected payouts or earnings under other plans. In addition, incentive compensation decisions are made without regard to length of service or prior awards. For example, NEOs with longer service at HP or who are eligible for retirement do not receive greater or lesser awards, or larger or smaller target amounts, in a given year than do NEOs with shorter service.

Analysis of Elements of Executive Compensation

        Under HP's Total Rewards Program, executive compensation consists of the following elements: base pay, annual incentive pay, long-term incentive pay, benefits and perquisites.

Base Pay

        Consistent with HP's philosophy of tying pay to performance, HP executives receive a relatively small percentage of their overall targeted compensation in the form of base pay. Consistent with the practice of HP's peer group companies, the NEOs are paid an amount in the form of base pay sufficient to attract qualified executive talent and maintain a stable management team. The Committee aims to have executive base salaries be at the market median for comparable positions and to comprise 10% to 20% of their overall compensation, which is also consistent with the practice of HP's peer companies.

        In February 2009, HP announced base pay reductions for all employees at graduated rates based on job level, where and as permitted by local law. These reductions were part of several cost savings initiatives implemented in fiscal 2009 to reduce costs and create a more variable cost structure in light of the challenging economic environment. As part of these changes, Mr. Hurd's base pay was reduced by 20%, and the base pay of the remaining NEOs was reduced by 15%. The base pay reductions were effective on March 16, 2009 in the United States.

Annual Incentive Pay

        The NEOs are eligible to receive annual incentive pay under the Hewlett-Packard Company 2005 Pay-for-Results Plan ("the PfR Plan"). In the discretion of the Committee (or, in the case of the CEO, in the discretion of the independent Board members), HP executives may receive additional annual incentive pay outside the PfR Plan. Annual incentive pay under the PfR Plan is awarded based on achievement against the key financial metrics of revenue and net profit, each of which is equally weighted under the plan for performance from threshold to target. For performance above target, additional funding is driven by performance on net profit. These metrics address both "top line" (revenue) and "bottom line" (net profit) corporate financial goals.

        The combination of these two metrics limits the ability of an executive to be rewarded for taking excessive risk on behalf of HP by, for example, seeking revenue-enhancing opportunities at the expense of profitability, since performance is required on both metrics to achieve payout under the PfR Plan.

        At the beginning of each fiscal year, PfR Plan revenue and net profit targets are set for each of HP's business units. For PfR Plan participants in most business units, including Messrs. Bradley and Joshi and Ms. Livermore, payouts are determined based 50% on the performance of their respective business units and 50% on HP's overall performance. For PfR participants in corporate functions, including Mr. Hurd and Ms. Lesjak, payouts under the plan are made based 100% on HP's overall performance. HP's overall performance is determined by aggregating the performance of all eight business units.

        The targeted short-term bonus percentages for the NEOs in fiscal 2009 have remained unchanged since fiscal 2007 at 200% of base pay for Mr. Hurd and 125% of base pay for the remaining NEOs.

        The fiscal 2009 targets were recommended by management and set by the Committee at its meeting in January 2009, at a time when the full extent of the economic downturn that had begun in the fall of 2008 was not known. As in prior years, the 2009 targets were set primarily based on expected improvement over prior year achievements.

        At its November 2009 meeting, the Committee reviewed and certified HP's annual performance against the targets under the PfR Plan for fiscal 2009. All business units achieved financial performance above threshold but below target based on their fiscal 2009 revenue. Net profit was above threshold but below target in some business units (including the Personal Systems Group headed by Mr. Bradley and some segments within the HP Enterprise Business headed by Ms. Livermore) and above target in other business units (including the Imaging and Printing Group headed by Mr. Joshi and one segment within the HP Enterprise Business headed by Ms. Livermore). These levels of achievement resulted in the PfR Plan payouts to the NEOs identified in footnote (5) to the Summary Compensation Table, with variations among the NEOs determined based on differences in business unit performance against these financial metrics.

        In addition to approving PfR Plan awards, the Committee approved discretionary cash awards to the NEOs based on their achievement of solid financial performance in fiscal 2009 and their contributions to business results, which the Committee believed were not fully rewarded through the payouts under the PfR Plan, especially given that the performance and contributions were delivered in such a difficult economic environment. These awards are included in the "Bonus" column of the Summary Compensation Table on page 55. In making this determination, the Committee considered HP's performance relative to its competitors and the S&P 500. Compared to its peers, HP performed in the 81st percentile based on growth in earnings per share and produced total shareholder return ("TSR") in the 70th percentile on a one-year basis and in the 87th percentile based on the compound annual rate of return for the three-year period from November 2006 through October 2009. In addition, the Committee considered the difficulty of achieving the fiscal 2009 targets set under the PfR Plan, the fact that the targets were set at a time when the full effect of the economic downturn was not known, and the challenging economic environment in which the performance was delivered. Further, the Committee considered that the aggregate amount being made available to fund bonuses for all HP employees with respect to fiscal 2009 performance, including the discretionary portion awarded to the NEOs, was approximately equal as a percentage of pre-tax earnings to the amount used to fund bonuses paid with respect to fiscal 2008 performance.

        With respect to the variations among NEOs, the Committee took into consideration other quantitative and qualitative factors, including changes in market share, changes in margins, operational discipline and the progress made towards completing the integration of the businesses acquired as part of HP's acquisition of Electronic Data Systems Corporation ("EDS") in August 2008. These factors resulted in higher discretionary bonuses for certain NEOs, as well as increased discretionary funding of bonuses for other eligible employees in these business units, rewarding the solid financial performance delivered during a challenging economic period.

Long-Term Incentive Pay

        In general, HP aims to set a total long-term incentive compensation target amount for its senior executives to be at or near the 75th percentile of the long-term incentives paid by its peer group companies. In the case of the NEOs who head significant business segments, the Committee also compares compensation data for these positions against the pay for CEOs of smaller companies, as the size and complexity of those business segments exceed the size and complexity of many of HP's peer group companies. Thus, the peer group long-term target incentives for the NEOs who head these significant business segments are determined based on a blend of peer positions with similar titles and CEO positions among the smaller peer companies, using the 75th percentile for peer-company positions and the median for CEO positions at smaller companies as competitive reference points.

        The Committee established a total long-term incentive target amount for each NEO in fiscal 2009. Approximately 80% of that amount was awarded in the form of performance-based restricted units, with the remaining amount awarded in the form of restricted stock units with time-based vesting. This mix of performance-based and time-based awards reflects HP's primary emphasis on performance-driven compensation, with the time-based awards providing a measure of retention value, which is also an important component of the overall executive compensation arrangement.

  Performance-Based Restricted Units

        In 2007, the Committee approved a new long-term incentive program (the "PRU Program") for HP executives, including the NEOs, for awards beginning in fiscal 2008. Under this program, restricted stock units, referred to as "performance-based restricted units" ("PRUs"), are awarded to eligible employees. Implementation of this program represented an important step taken by HP to drive a high-performance culture. It was also consistent with the direction being taken by some of HP's peer group companies. Fiscal 2009 was the second year that long-term incentive awards were granted to the NEOs under the PRU Program.

        Under the PRU Program, a target number of PRUs is awarded at the beginning of each three-year performance period. The number of shares of HP common stock released at the end of the performance period will range from zero to two times the target number depending on performance during the period. The performance metrics of the PRU Program are (a) annual targets based on cash flow from operations as a percentage of revenue, and (b) an overall "modifier" based on HP's TSR relative to the S&P 500 over the three-year performance period. TSR is calculated quarterly during the three-year period using the quarterly average performance of the S&P 500.

        The metric of "cash flow from operations as a percentage of revenue" was used under the prior HP Long-Term Performance Cash Program (the "LTPC Program"), and HP believes that it continues to be a key metric that both drives and demonstrates improved financial performance within the company. It is also a complementary metric to the revenue and net profit metrics used under the PfR Plan. Furthermore, the use of a cash flow metric in a long-term incentive plan prevents executives from being rewarded for taking excessive risk in any particular year because payouts under the plan are based on rolling three-year performance periods.

        The TSR modifier is intended to ensure that there are no payouts or limited payouts under the program if HP's stock performance is below the median TSR of S&P 500 companies for the three-year performance period. Where the annual cash flow goals have been met and where there has been strong relative TSR performance over the three-year performance period, the PRU Program may provide substantial rewards to participants with respect to that performance period. However, even if cash flow goals are achieved in each of the three years, there may be no or limited payouts if HP's stock performance is below that of the median TSR of S&P 500 companies.

        Under the PRU Program, cash flow goals are set at the beginning of each fiscal year, and performance is reviewed at the end of that year. The percentage to be applied to each participant's target award ranges from zero to 150%, based upon the extent to which the annual performance goals are achieved. If HP does not achieve a threshold level of cash flow performance for the year, the amount earned for one-third of the award is zero. If HP achieves a threshold level of cash flow performance for the year, a percentage is applied to one-third of a participant's target award for the period to determine the number of units earned during that year. For example, if an NEO received an award of 90,000 PRUs and cash flow goals were achieved at 150% in the first year, at 100% in the second year and at 75% in the third year, at the end of the three-year performance period, the participant would have earned 97,500 PRUs ((30,000 × 150%) + (30,000 × 100%) + (30,000 × 75%) = 97,500).

        At the end of the three-year performance period, the total units earned, if any, are adjusted by applying a modifier based on HP's TSR (including reinvestment of dividends) relative to the TSR of S&P 500 companies for the three-year period. If HP's TSR is in the bottom quartile of the S&P 500, the modifier will be zero, and no shares will be released with respect to that three-year performance period. If HP's TSR is at the median of the S&P 500, the modifier will be 100%, and the number of shares released will equal the number of units earned during the period with respect to annual cash flow performance. If HP's TSR is at or above the 75th percentile of S&P 500 companies for the period, the maximum modifier of 133% will apply, and the number of shares released will equal 133% of the number of units earned during the period with respect to annual cash flow performance.

        To achieve the maximum payout (200% of the initial PRU award), HP must achieve the maximum cash flow goals for each of the three years, and HP's TSR must meet or exceed the 75th percentile of the TSRs of S&P 500 companies for that period. Award values will reflect changes in stock price (both increases and decreases) over the three-year period because awards are denominated in stock units payable in shares. For example, if a participant was credited with 97,500 PRUs at the end of the performance period and HP's TSR for that three-year period was at the 80th percentile of the S&P 500, a total of 129,675 shares of HP common stock would be released to the participant for that period (97,500 × 133% = 129,675).

        At its January 2009 meeting, the Committee set the PRU cash flow goals for fiscal 2009. Goals are set based on prior-year performance, and because record cash-flow performance was achieved in fiscal 2008, achieving the goals for fiscal 2009 required significant achievement in an uncertain economic environment. As with the PfR targets set for 2009, these targets were set at a time when the full extent of the economic downturn that had begun in the fall of 2008 was not known.

        At its November 2009 meeting, the Committee reviewed HP's actual cash flow from operations as a percentage of revenue and certified that performance was achieved at 100.94% of target. Accordingly, PRU Program participants were credited with 100.94% of the units attributable to the second-year of the fiscal 2008 grant (one-third of the total units granted in fiscal 2008), and 100.94% of the units attributable to the first year of the fiscal 2009 grant (one-third of the total units granted in fiscal 2009). Whether these or any units earned in subsequent years will be paid out in shares at the end of any three-year performance period will depend on HP's TSR during that period, which is not determinable until the end of the period.

  Long-Term Performance Cash Program

        Before fiscal 2008, long-term incentive awards were made under the LTPC Program. The final LTPC Program grants for the period November 1, 2006 through October 31, 2009 paid out following the certification of results for fiscal 2009. Like the PRU Program, this was a three-year, performance-based program, with cash payouts tied to cash-flow and TSR performance.

        For the three-year performance period ending October 31, 2009, the cash flow metric was achieved above threshold but below target for fiscal 2007, was achieved at maximum for fiscal 2008, and was slightly above target for fiscal 2009. HP's performance against the S&P 500 over the entire three-year performance period of November 1, 2006 through October 31, 2009 was at the 80th percentile. The Committee certified these results at its November 2009 meeting, which resulted in the payouts included in the Summary Compensation Table and detailed in footnote (5).

  Grants of Restricted Stock Units

        As described above, a portion of an executive's target long-term incentive amount is delivered in the form of PRUs, with the remaining value awarded in grants of time-based restricted stock units. Grants of restricted stock units to the NEOs during fiscal 2009 were made under the HP 2000 Stock Plan. These awards have restrictions that lapse as to one-half of the number of units on the first and second anniversaries of the date of grant.

        For more information on PRUs and grants of restricted stock units to the NEOs during fiscal 2009, see "Executive Compensation—Grants of Plan-Based Awards in Fiscal 2009."

  Grants of Special Performance-Based Cash Awards for Fiscal 2009

        At its May 2008 meeting, the Committee approved special performance-based cash incentive awards for Ms. Livermore and Mr. Bradley. In addition, the Committee recommended to the independent members of the Board, and the independent members of the Board approved, a similarly-structured performance-based cash incentive award for Mr. Hurd. The awards were to become payable, if at all, upon achievement against the metric of cash flow from operations as a percentage of revenue during fiscal 2009. The cash-flow goals under these awards were the same as the goals set by the Committee for fiscal 2009 performance under the PRU Program.

        Based on the Committee's certification of achievement against the target set for fiscal 2009 cash-flow under the LTPC Program and the PRU Program, payment under these special incentive awards was made to the designated NEOs in the amounts included in the Summary Compensation Table and detailed in footnote (5).

Benefits

        HP does not provide its executives or the NEOs with special or supplemental pension or health benefits. HP's NEOs receive health and welfare benefits (including retiree medical benefits, if the eligibility conditions are met) under the same programs and subject to the same eligibility requirements that apply to HP employees generally.

        Benefits under all U.S. pension plans were frozen effective December 31, 2007. No NEO or any other HP employee accrued a benefit under any HP U.S. defined benefit pension plan during fiscal 2009.

        The NEOs, along with other HP executives who earn base pay or an annual bonus in excess of certain federal tax law limits, are eligible to participate in the HP Executive Deferred Compensation Plan (the "EDCP"). This plan is maintained to permit executives to defer some of their compensation in order to defer taxation on such amounts. This is a standard benefit plan offered by most of HP's peer companies. It permits deferral of base pay in excess of the amount taken into account under the qualified HP 401(k) Plan and up to 95% of the annual incentive bonus payable under the PfR Plan. In addition, HP makes a matching contribution to the plan on a portion of base pay contributions in excess of IRS limits, in the same percentage as those executives are eligible to receive under the HP 401(k) Plan. This permits these executives to receive a 401(k)-type matching contribution on a portion of base-pay deferrals in excess of Internal Revenue Service ("IRS") limits. Amounts deferred or matched under the EDCP are credited with investment earnings based on investment options selected by the participant from among mutual and proprietary funds available to employees under the HP 401(k) Plan. No amounts earn above-market returns.

Perquisites

        Consistent with the practices of many of its peer companies, HP provides a moderate number of perquisites to its senior executives including the NEOs for the reasons described below.

        HP's NEOs are eligible to receive reimbursement for financial counseling. This benefit is provided to a number of HP executives, in addition to the NEOs, because it facilitates executives obtaining professional advice on managing the compensation they receive. It is also common among the peer group companies.

        Due to HP's global presence, HP maintains a certain number of corporate aircraft. Personal use of these aircraft by the CEO and his direct reports (members of the Executive Council, or "EC members", which includes all of the other NEOs) is permitted, subject to availability. The CEO may use HP aircraft for personal purposes in his own discretion and, at times, is advised to use HP aircraft for personal travel for security reasons. EC members may use HP aircraft for personal purposes, if available and approved by the CEO. The CEO and EC members are taxed on the value of this usage according to IRS rules. Effective February 28, 2009, the Committee terminated a prior policy which had provided for a tax gross-up to the CEO and other executives with respect to some personal usage of corporate aircraft.

        Mr. Hurd receives personal security while traveling, and, as provided under his employment contract, at his personal residence. Following a global risk-management review undertaken by an independent consultant at the request of the Audit Committee of the Board, security systems were installed at the personal residences of some of HP's other executives, including the NEOs. These protections are provided due to the range of security issues that may be encountered by key executives of any large, multinational corporation. Since these expenditures may be viewed as having a personal benefit to the NEOs, they are reported under "Other Annual Compensation" in the Summary Compensation Table.

Severance Plan for Executive Officers

        HP's Section 16 officers (including all of the NEOs) are covered by a severance plan to provide a level of transition assistance in the event of an involuntary termination of employment and to keep executives focused on HP's business rather than their personal circumstances. Under the HP Severance Plan for Executive Officers, participants who incur an involuntary termination, not for cause, and who execute a full release of claims following such termination, are eligible to receive severance benefits in an amount determined as a multiple of base pay and the average of the actual bonuses paid under the PfR Plan in the preceding three years. In the case of the CEO, the benefit is calculated as two times the sum of base pay plus average annualized bonus paid during the preceding three years; in the case of the other NEOs, the multiplier is 1.5 instead of two. In all cases, this benefit will not exceed 2.99 times the sum of the executive's base pay plus target bonus as in effect immediately prior to the termination of employment.

        Although the majority of compensation for HP executives is performance-based and largely contingent upon achievement of aggressive financial goals, the Committee continues to believe that the HP Severance Plan for Executive Officers provides important protection to the Section 16 officers and is appropriate for attraction and retention of executive talent. In addition, we find it more equitable to offer severance benefits based on a standard formula for the Section 16 officers because severance often serves as a bridge when employment is involuntarily terminated, and should therefore not be affected by other, longer-term accumulations. As a result, and consistent with the practice of the peer companies, other compensation decisions are not generally based on the existence of this severance protection.

Benefits in the Event of a Change in Control

        HP does not have separate change-in-control agreements with its executives. Under HP's equity plans, however, the Board has the discretion to accelerate vesting of all stock and stock option awards upon a change in control, but accelerated vesting is not automatic. This allows the Board to decide to vest equity if it determines that accelerated vesting is appropriate under the facts and circumstances of a given transaction. This is a common equity plan feature at many of the peer group companies. As a result, the NEOs could become fully vested in their outstanding equity awards upon a change in control if the Board affirmatively acts to accelerate vesting.

        In addition, while none of the NEOs is covered by an agreement that is expressly tied to a change in control of HP, an involuntary termination of employment following a change in control of HP could qualify as "involuntary termination, not for cause" within the meaning of the HP Severance Plan for Executive Officers. This event would trigger the same level of benefits as though the termination occurred absent a change in control.

Stock Ownership Guidelines

        HP's stock ownership guidelines are designed to increase executives' equity stakes in HP and to align executives' interests more closely with those of stockholders. The guidelines provide that, within five years of joining HP, the CEO should attain an investment position in HP's stock equal to five times his base salary and all other Section 16 officers should attain an investment position equal to three times their base salary. Shares counted toward these guidelines include any shares held by the executive directly or through a broker; shares held through the HP 401(k) Plan; shares held as restricted stock; shares underlying restricted stock units; and shares underlying vested but unexercised stock options (50% of the in-the-money value of such options is used for this calculation). All NEOs are in compliance with these guidelines.

Accounting and Tax Effects

        The impact of accounting treatment is considered in developing and implementing HP's compensation programs generally, including the accounting treatment as it applies to amounts awarded or paid to HP's executives. In this regard, the fact that the accounting treatment aligns more closely with the amount of the payouts was among the factors considered in adopting the PRU Program, and in reducing the number of stock options awarded generally.

        The impact of federal tax laws on HP's compensation programs is also considered, including the deductibility of compensation paid to the NEOs, as limited by Section 162(m) of the Internal Revenue Code (the "Code"). Most of HP's compensation programs are designed to qualify for deductibility under Section 162(m), but to preserve flexibility in administering compensation programs, not all amounts paid under all of HP's compensation programs qualify for deductibility. Mr. Hurd's base pay above $1 million is not deductible. In addition, in determining to award additional bonus amounts to the NEOs for fiscal 2009, the Committee considered the fact that such amounts would not be deductible and would result in loss of the deductibility of amounts paid from the PfR Plan to "covered employees" within the meaning of Section 162(m). If stockholder approval is not received with respect to the performance metrics used for purposes of Section 162(m) of the Code, amounts awarded with respect to certain grants made under the HP 2004 Stock Incentive Plan may not be deductible.

        Likewise, the impact of Section 409A of the Code is taken into account, and HP's executive plans and programs are, in general, designed to comply with the requirements of that section so as to avoid possible adverse tax consequences that may result from non-compliance.

Policy on Recovery of Bonus in Event of Financial Restatement

        In 2006, the Board adopted a "clawback" policy that permits the Board to recover bonuses from senior executives whose fraud or misconduct resulted in a significant restatement of financial results. The policy allows for the recovery of bonuses from those senior executives whose fraud or misconduct resulted in the restatement where the bonuses would have been lower absent the fraud or misconduct, to the extent permitted by applicable law.

Approval Process for Equity Grants

        There were no grants of stock options to Section 16 officers during fiscal 2009. Grants of restricted stock, restricted stock units and PRUs to Section 16 officers (other than the CEO) are approved by the Committee at a regularly-scheduled meeting, or occasionally by unanimous written consent. Grants to the CEO are approved by the independent members of the full Board. If approval is made at a meeting, the grant date of the award is generally the date of the meeting; if approval is by unanimous written consent, the grant date of the award is generally the day the last Committee member (or independent Board member, in the case of the CEO) signs the consent. The Committee may act in advance to approve equity grants for newly-hired Section 16 officers and other executives, in which case the grant effective date may be the first day of employment or a later, pre-established date.

        Stock options for employees who are not Section 16 officers (or, in the case of employees outside the United States, non-U.S. stock appreciation rights or other comparable vehicle determined appropriate under local law) may be granted by the HP Plan Committee, pursuant to delegation by the Committee, subject to certain guidelines and an overall share limitation. The Plan Committee is chaired by HP's Executive Vice President of Human Resources, and its members include HP's General Counsel, the Treasurer and the Controller. Its members serve at the pleasure of the HR and Compensation Committee. The Plan Committee approves option grants to non-Section 16 employees on a monthly basis by unanimous written consent. The grant price is the fair market value of HP stock on the day that the last Plan Committee member signs the consent. "Fair market value" is defined as the closing price of HP stock on the NYSE.

        HP has no practice of timing grants of stock options or restricted stock awards to coordinate with the release of material non-public information, and HP has not timed the release of material non-public information for the purpose of affecting the value of NEO compensation.

HR and Compensation Committee Report on Executive Compensation

        The HR and Compensation Committee of the Board of Directors of Hewlett-Packard Company has reviewed and discussed with management this Compensation Discussion and Analysis. Based on this review and discussion, it has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and in the Annual Report on Form 10-K of Hewlett-Packard Company filed for the fiscal year ended October 31, 2009.

HR and Compensation Committee of the Board of Directors

Lawrence T. Babbio, Jr., Chair
Rajiv L. Gupta
John H. Hammergren
Joel Z. Hyatt
Lucille S. Salhany

Summary Compensation Table

        The following table sets forth information concerning the compensation of HP's chief executive officer, chief financial officer, and the three other most highly-paid executive officers (collectively, the "NEOs") for the fiscal years ended October 31, 2009, October 31, 2008 and October 31, 2007.

Name and Principal Position	Year	Salary(1) ($)	Bonus(2) ($)	Stock Awards(3) ($)	Option Awards(4) ($)	Non-Equity Incentive Plan Compensation(5) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(6) ($)	All Other Compensation(7) ($)	Total ($)
Mark V. Hurd Chairman of the Board, Chief Executive Officer and President	2009 2008 2007	1,268,750 1,450,000 1,437,500	1,180,340 5,341,882 1,386,000	10,256,370 12,943,621 6,238,795	2,520,906 3,447,542 3,724,919	14,629,074 18,590,000 11,949,789	1,895 3,087 2,386	475,192 596,410 400,441	30,332,527 42,372,542 25,139,830
Catherine A. Lesjak Executive Vice President and Chief Financial Officer	2009 2008 2007	589,063 625,000 521,667	340,938 701,408 —	3,249,009 1,787,969 545,969	425,769 464,105 479,528	2,199,694 1,953,760 1,718,950	571,605 (33,346 433,307)	209,697 32,493 30,180	7,585,775 5,531,389 3,729,601
Ann M. Livermore Executive Vice President, HP Enterprise Business	2009 2008 2007	743,125 820,000 815,000	419,857 917,586 —	3,200,524 3,049,735 1,706,226	1,676,450 2,302,532 2,858,038	5,731,498 13,601,216 9,633,299	1,468,639 (216,460 470,053)	184,313 68,130 165,151	13,424,406 20,542,739 15,647,767
R. Todd Bradley Executive Vice President, Personal Systems Group	2009 2008 2007	743,125 820,000 796,250	337,857 907,415 —	3,759,546 3,918,198 2,316,913	1,681,323 1,895,725 1,752,098	5,767,373 13,222,059 2,267,300	727 1,184 917	248,378 269,843 556,609	12,538,329 21,034,424 7,690,087
Vyomesh I. Joshi Executive Vice President, Imaging and Printing Group	2009 2008 2007	743,125 820,000 815,000	77,507 — —	4,147,873 2,891,888 1,839,807	1,050,170 3,124,617 2,780,603	3,937,173 15,197,845 5,935,984	1,505,196 (311,000 564,884)	183,647 70,963 72,358	11,644,691 21,794,313 12,008,636

(1)
Amounts shown represent base salary paid during the fiscal year, as described under "Compensation Discussion and Analysis—Analysis of Elements of Executive Compensation—Base Pay" and include the base pay reductions applied to the NEOs effective March 16, 2009.

(2)
Amounts shown include the discretionary bonuses awarded to the NEOs by the Committee (or to the CEO by the independent members of the Board) taking into account fiscal 2009 performance, all or a portion of which is an amount equal to the fiscal 2009 base pay reductions incurred by the NEOs and all other HP U.S. employees as part of HP's overall cost-saving initiatives announced in February 2009.

(3)
Amounts shown reflect the expense recognized by HP for financial statement reporting purposes in accordance with authoritative accounting literature relating to stock-based compensation awards and do not reflect either the fair market value of the grant to the NEO or whether the NEO actually realized a financial benefit from the award during fiscal 2009. For information on the assumptions used to calculate the value of the awards, refer to Note 2 to HP's consolidated financial statements in its Annual Report on Form 10-K for the fiscal year ended October 31, 2009, as filed with the SEC on December 17, 2009 (the "2009 Form 10-K"). In accordance with SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(4)
No NEO was awarded a stock option in fiscal 2009. Amounts shown reflect the expense recognized by HP for financial statement reporting purposes with respect to stock options granted in prior fiscal years in accordance with authoritative accounting literature relating to stock-based compensation awards. For information on the assumptions used to calculate the value of the option awards, refer to Note 2 to HP's consolidated financial statements in the 2009 Form 10-K. In accordance with SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(5)
Amounts shown consist of payouts under three incentive compensation programs, the PfR Plan (amounts earned during the 2009 fiscal year but paid after the end of the fiscal year), the LTPC Program (amounts earned during the three-year period ended October 31, 2009 and paid shortly thereafter), and the special performance-based cash awards granted in fiscal 2008 to Messrs. Hurd and Bradley and Ms. Livermore and paid with respect to fiscal 2009 performance.

The amounts earned during fiscal 2009 under the PfR Plan were as follows: Mr. Hurd, $1,873,400; Ms. Lesjak, $524,875; Ms. Livermore, $698,025; Mr. Bradley, $733,900 and Mr. Joshi, $922,500.

The amounts paid under the LTPC Program for the three-year period ending October 31, 2009 were as follows: Mr. Hurd, $6,699,274; Ms. Lesjak, $1,674,819; Ms. Livermore, $3,014,673; Mr. Bradley, $3,014,673 and Mr. Joshi, $3,014,673.

The amounts paid under the special performance-based cash awards with respect to fiscal 2009 performance were as follows: Mr. Hurd, $6,056,400; Ms. Livermore, $2,018,800; and Mr. Bradley, $2,018,800.

(6)
Amounts shown represent the increase (or decrease) in the actuarial present value of NEO pension benefits during fiscal 2009. As described in more detail under "Narrative to the Fiscal 2009 Pension Benefits Table" below, pension accruals have ceased for all NEOs, so the amounts reported for them do not reflect additional accruals but rather reflect the fact that each of them is one year closer to "normal retirement age" as defined under the terms of the HP Pension Plan as well as changes in other actuarial assumptions. The assumptions used in calculating the increase in pension benefits are described in footnote (2) to the Fiscal 2009 Pension Benefits Table below. No HP plan provides for above-market earnings on deferred compensation amounts, so the amounts reported in this column do not reflect any such earnings.

(7)
The amounts shown are detailed in the supplemental All Other Compensation Table below.

All Other Compensation Table

        The following table provides additional information about the amounts that appear in the "All Other Compensation" column in the Summary Compensation Table above:

Name	Year	401(k) Company Match(1) ($)	NQDC Company Match(2) ($)	Relocation Expenses(3) ($)	Security Services/ Systems(4) ($)	Personal Aircraft Usage(5) ($)	Miscellaneous(6) ($)	Tax Gross- Up(7) ($)	Total AOC ($)
Mark V. Hurd	2009	14,167	13,800	29,260	176,879	175,776	36,282	29,028	475,192
	2008	14,050	13,500	71,482	255,872	135,734	42,876	62,896	596,410
	2007	13,200	13,200	111,082	125,825	52,906	38,228	46,000	400,441
Catherine A. Lesjak	2009	12,430	13,800	—	148,717	96	25,400	9,254	209,697
	2008	13,618	—	—	—	13	18,468	394	32,493
	2007	8,800	—	—	—	159	20,987	234	30,180
Ann M. Livermore	2009	13,720	—	—	126,706	7,845	26,000	10,042	184,313
	2008	14,000	—	—	—	7,077	31,363	15,690	68,130
	2007	8,800	—	—	—	112,463	29,440	14,448	165,151
R. Todd Bradley	2009	13,436	13,800	56,083	119,388	27,671	18,000	—	248,378
	2008	13,667	13,500	75,544	—	128,284	31,486	7,362	269,843
	2007	13,200	13,200	97,214	—	368,854	29,954	34,187	556,609
Vyomesh I. Joshi	2009	13,078	13,800	—	120,538	446	25,082	10,703	183,647
	2008	13,658	—	—	—	10,791	31,883	14,631	70,963
	2007	8,800	—	—	—	4,104	36,178	23,276	72,358

(1)
Represents a 6% matching contribution made under the HP 401(k) Plan from November 1, 2008 through March 31, 2009. Effective April 1, 2009, the NEOs (and all other participants in the HP 401(k) Plan) became eligible to receive a discretionary matching contribution of up to a maximum of 4% of eligible earnings based upon company performance during each fiscal quarter.

(2)
Represents matching contributions under the HP Executive Deferred Compensation Plan, which provided a 6% matching contribution on base pay deferrals in excess of the qualified plan limit, up to two times such limit, from November 1, 2008 through March 31, 2009. As under the HP 401(k) Plan, the matching contribution under this Plan was reduced to a maximum of 4% and became discretionary effective April 1, 2009.

(3)
Represents the mortgage subsidies for which Mr. Hurd and Mr. Bradley are eligible under the terms of their employment agreements and HP's relocation policy.

(4)
Represents home security services that Mr. Hurd is eligible to receive under the terms of his employment agreement and that have been provided to the remaining NEOs as a result of a recent risk-management review. Although security systems were installed at the request of the company, consistent with SEC guidance, the expense is reported here as a perquisite due to the fact that there is an incidental personal benefit.

(5)
Represents the value of personal usage of HP corporate aircraft. Under HP's policy for the personal use of corporate aircraft, the CEO and the other NEOs may use HP aircraft for personal purposes subject to availability, and at times the CEO is advised to use HP aircraft for personal travel for security reasons. For purposes of reporting the value of such personal usage in this table, HP uses data provided by an outside firm to calculate the hourly cost of operating each type of aircraft. These costs include the cost of fuel, maintenance, landing and parking fees, crew, catering and supplies. For trips by NEOs that involve mixed personal and business usage, HP includes the incremental cost of such personal usage (i.e., the excess of the cost of the actual trip over the cost of a hypothetical trip without the personal usage).

For income tax purposes, the amounts included in NEO income are calculated based on the standard industry fare level ("SIFL") valuation method. For Mr. Hurd, the value of the first 25 hours of personal usage (which usage may include his spouse and other guests) is added to his income. For travel from November 1, 2008 through February 28, 2009; Mr. Hurd received a tax gross-up on this amount; the tax gross-up was discontinued for aircraft usage occurring after that date. The value of personal use by other NEOs and their guests is added to the income of the NEOs. When spouses travel with the NEOs to attend HP-sponsored events at HP's request, the cost of this travel is reimbursed to the NEO and, for travel from November 1, 2008 through February 28, 2009, the NEOs received a tax gross-up on that amount, after which date the tax gross-up was no longer provided. Tax gross-ups are reported separately in the "Tax Gross-Up" column of the table.

(6)
Includes $18,000 for financial counseling for each NEO, except that the fiscal 2007 amounts for Mr. Hurd and Ms. Lesjak were $19,700 and $20,250, respectively. The remaining amounts represent primarily the aggregate incremental cost of lodging, travel, meals and other event-related expenses provided for family members accompanying the NEO to HP-sponsored events at HP's request. Amounts previously reported for fiscal 2008 and fiscal 2007 been adjusted to include additional amounts subsequently determined to be reportable. For group events where individual expense information is not available, the amounts reported represent an estimate of the aggregate incremental cost attributable to family members in attendance at such events.

(7)
The amounts shown are detailed in the supplemental Tax Gross-Up Table below. Prior-year amounts have been adjusted to reflect additional reimbursements due under existing HP policy with respect to the prior-year expense adjustments identified in footnote (6) above.

Tax Gross-Up Table

        The following table provides additional information about the amounts that appear in the "Tax Gross-Up" column in the All Other Compensation Table above.

Name	Personal Aircraft Usage Gross-Up(1) ($)	Other Gross-Ups(2) ($)	Total Gross-Ups ($)
Mark V. Hurd	13,471	15,557	29,028
Catherine A. Lesjak	2,883	6,371	9,254
Ann M. Livermore	3,146	6,896	10,042
R. Todd Bradley	—	—	—
Vyomesh I. Joshi	4,600	6,103	10,703

(1)
Under prior HP policy, the CEO was eligible to receive a tax gross-up for the first 25 hours of personal use of company aircraft, and other NEOs were eligible to receive tax gross-ups associated with personal use of company aircraft only for spousal travel with the NEO to attend HP-sponsored events at HP's request. This policy was terminated effective February 28, 2009, and tax gross-ups for personal use of company aircraft are no longer provided.

(2)
Represents primarily amounts to reimburse the NEOs for taxes on family meals and other event-related expenses when family members were requested to attend HP-sponsored events. This HP reimbursement policy applies to all HP employees where family members are requested to attend HP-sponsored events or the expenses are otherwise properly incurred with respect to family members (e.g., in connection with an employee relocation). In the case of Ms. Lesjak, the amount includes a gross-up on airline club membership fees, which are reimbursed and grossed-up for taxes under a policy applicable to HP executives generally.

Alternative Summary Compensation Table

        The table below shows the Committee's view of the compensation that it awarded the NEOs in fiscal 2009 under the policies and programs described under "Compensation Discussion and Analysis" reflecting HP's strong emphasis on variable compensation and its pay-for-performance culture. Because such a high percentage of HP's NEO compensation is stock-based, and because applicable SEC rules require stock-based compensation to be reported based on what is expensed for financial statement purposes, this alternative table is provided as a guide to understanding the difference between the Committee's actions with respect to NEO awards in fiscal 2009 as described under "Compensation Discussion and Analysis" and the amounts required to be reported in the Summary Compensation Table. In addition, this alternative table presents long-term incentive compensation in a manner that focuses on the long-term incentive awards made based on fiscal 2009 performance. As shown below, a substantial portion of the amounts reported in the Summary Compensation Table for fiscal 2009 relates to stock-based compensation and other long-term incentive grants awarded in previous years. It should be noted that there is no assurance that the participants will actually receive the amounts attributable to these awards even in this alternative table, since the ultimate value of those awards will be affected, either positively or negatively, or even completely eliminated by factors such as total shareholder return at the end of the three-year period.

	Fiscal 2009 Compensation Earned						Reconciliations to Fiscal 2009 Reported Compensation
	Salary and Annual Bonus(1) ($)	Portion of LTI Grants Earned in FY09(2) ($)			Other Compen- sation(3) ($)	Total Compen- sation Earned ($)	Salary and Annual Bonus(1) ($)	Other Compen- sation(3) ($)	Prior stock option grants expensed in FY09(4) ($)	Prior stock grants expensed in FY09(5) ($)	Prior-year LTPC Program grants paid in FY09(6) ($)	Portion of 2009 LTI grants expensed in FY09(7) ($)	Total in Summary Compen- sation Table ($)
		LTPC	PRU	Perf. Cash
Mark V. Hurd	4,322,490	1,372,784	9,498,036	6,056,400	477,087	21,726,797	4,322,490	477,087	2,520,906	8,251,625	6,699,274	8,061,145	30,332,527
Catherine A. Lesjak	1,454,876	343,196	3,062,492	—	781,302	5,641,866	1,454,876	781,302	425,769	2,525,536	1,674,819	723,473	7,585,775
Ann M. Livermore	1,861,007	617,753	3,358,682	2,018,800	1,652,952	9,509,194	1,861,007	1,652,952	1,676,450	2,409,217	3,014,673	2,810,107	13,424,406
R. Todd Bradley	1,814,882	617,753	3,740,296	2,018,800	249,105	8,440,836	1,814,882	249,105	1,681,323	2,968,239	3,014,673	2,810,107	12,538,329
Vyomesh I. Joshi	1,743,132	617,753	2,747,461	—	1,688,843	6,797,189	1,743,132	1,688,843	1,050,170	2,972,016	3,014,673	1,175,857	11,644,691

(1)
Amounts shown represent base pay earned in fiscal 2009 plus cash bonuses paid with respect to fiscal 2009 performance.

(2)
Amounts shown equal the portions of certain long-term incentive awards granted from fiscal 2007 through fiscal 2009 that were earned in fiscal 2009. For example, for Mr. Hurd the amounts shown represent the sum of (i) the amount paid out under the LTPC Program grant awarded in fiscal 2007 that was earned with respect to cash flow performance in fiscal 2009, (ii) the portion of the fiscal 2008 and 2009 PRU awards that were earned with respect to cash flow performance in fiscal 2009, and (iii) the special performance-based cash award earned with respect to fiscal 2009 performance.

(3)
Amounts shown equal the sum of the amounts reported in the "Change in Pension Value" and "All Other Compensation" columns of the Summary Compensation Table.

(4)
Amounts shown equal the portions of stock option awards granted in prior years that were expensed in fiscal 2009. No NEO was awarded a stock option in fiscal 2009.

(5)
Amounts shown equal the portions of restricted stock grants awarded in prior years that were expensed in fiscal 2009.

(6)
Amounts shown equal the amount of cash received by the NEOs with respect to fiscal 2009 for grants made under the LTPC Program for the three-year period from November 1, 2006 through October 31, 2009.

(7)
Amounts shown equal the portion of the fiscal 2009 PRU awards and fiscal 2009 restricted stock unit awards expensed in fiscal 2009 plus, in the case of Messrs. Hurd and Bradley and Ms. Livermore, the portion of their special performance-based cash awards earned with respect to fiscal 2009 performance.

Narrative to the Summary Compensation Table

        The amounts reported in the Summary Compensation Table include base pay, annual and long-term incentive amounts, benefits and perquisites as described more fully under "Compensation Discussion and Analysis."

        The amounts reported in the column entitled "Non-Equity Incentive Plan Compensation" include amounts earned and paid in fiscal 2010 by all the NEOs under the PfR Plan for fiscal 2009 and amounts earned and paid in fiscal 2010 under the LTPC Program for the three-year period November 1, 2006 through October 31, 2009. This column also includes amounts earned and paid in fiscal 2010 by Messrs. Hurd and Bradley and Ms. Livermore under their special performance-based cash awards with respect to fiscal 2009 performance. The narrative description of the other information in the Summary Compensation Table is provided in the narrative to the other compensation tables.

Pay-for-Results Plan

        As described under "Compensation Discussion and Analysis—Analysis of Elements of Executive Compensation—Annual Incentive Pay," the PfR Plan is HP's annual incentive compensation program that pays out if the performance metrics of revenue and net profit are met during the fiscal year. During its January 2009 meeting, the Committee approved target awards (expressed as a percentage of annual base salary) and performance metrics for fiscal 2009. Target awards for the NEOs for fiscal 2009 are displayed below in the Grants of Plan-Based Awards in Fiscal Year 2009 table. In setting performance targets for the coming year, the Committee generally looks to the actual performance for the year just ended and establishes performance thresholds based on input from the CEO with respect to the business plan for the company. The CEO's recommendations with respect to targets take into account the expectations for contribution from each of the business units to the overall performance of the company, as well as the economic environment and market conditions.

        Following the close of the fiscal year, the Committee assessed and certified HP's performance against the revenue and net profit metrics established for the year and approved awards to the NEOs in the amounts detailed in the Summary Compensation Table.

Discretionary Bonus Awards for Fiscal 2009

        As described under "Compensation Discussion and Analysis—Analysis of Elements of Executive Compensation—Annual Incentive Pay," at its November 2009 meeting, the Committee (and with respect to the CEO, the independent members of the Board), approved additional cash awards to the NEOs for fiscal 2009 performance that the Committee determined had not been adequately rewarded under the PfR Plan. In its deliberations, the Committee (and the Board, in the case of the CEO) considered HP's performance relative to its competitors and the S&P 500, the difficulty of achieving the targets, and the challenging economic environment in which the performance was delivered. The Committee also reviewed the fact that the aggregate bonus amount paid to the entire company in fiscal 2009 was approximately equal as a percentage of pre-tax earnings to the bonus paid in fiscal 2008, even with the discretionary portion taken into account. Based on this analysis, the Committee (and, with respect to the CEO, the independent members of the Board) determined to pay additional discretionary bonuses to the NEOs and the other Section 16 officers. All or a portion of the discretionary bonuses is equal to the amount of the base pay reductions incurred by the NEOs as part of the fiscal 2009 base pay reductions incurred by all HP U.S. employees, which, in the case of the CEO, was 20% of his base pay earned from March 16, 2009 through October 31, 2009, and, in the case of the other NEOs, was 15% of their base pay earned during that period. Other employees who incurred a base pay reduction in fiscal 2009 also received a discretionary bonus equal to the base pay reductions they incurred, and employees in some business units received additional discretionary amounts as well. The Committee and the independent members of the Board also considered in their deliberations that payment of these amounts to certain NEOs would adversely impact the deductibility of payments made under the PfR Plan with respect to such individuals.

Long-Term Performance Cash Program

        Long-term incentive awards were made under the LTPC Program from 2003 to 2007, and the last of the awards made under the program paid out in fiscal 2010 with respect to the three-year period from fiscal 2007 through fiscal 2009. See "Compensation Discussion and Analysis—Analysis of Elements of Executive Compensation—Long-Term Incentive Pay" for details regarding this program.

Performance-based Restricted Unit Program

        As described under "Compensation Discussion and Analysis—Analysis of Elements of Executive Compensation—Long-Term Incentive Pay," HP instituted a new long-term incentive program during fiscal 2008 under which eligible executives are granted PRUs that are released (if at all) in the form of HP shares at the end of a three-year performance period based on annual achievement of cash flow from operations as a percentage of revenue, modified by HP's TSR relative to the S&P 500 over that three-year period.

        PRU awards were granted in fiscal 2009 to the NEOs in the amounts indicated in the Grants of Plan-Based Awards Table below and have the potential to release two times the number of shares subject to those awards at the end of the three-year performance period.

        At its January 2009 meeting, the Committee set the fiscal 2009 cash flow target for the portions of the fiscal 2008 and fiscal 2009 PRU awards applicable to fiscal 2009 performance (i.e., the second one-third of the units awarded in fiscal 2008 and the first one-third of the units awarded in fiscal 2009). At its November 2009 meeting, the Committee reviewed the company's cash flow results for the period and certified that performance had been achieved at 100.94% of target. This resulted in participants being credited with 100.94% of one-third of the units of each of the fiscal 2008 and fiscal 2009 awards. Whether or not these or any other units credited under the PRU awards are released in the form of shares at the end of any three-year performance period will depend on HP's TSR performance over the full three-year period.

Performance-based Cash Awards

        As described under "Compensation Discussion and Analysis—Analysis of Elements of Executive Compensation—Long-Term Incentive Pay," in May of 2008, the Committee awarded special performance-based cash grants to Ms. Livermore and Mr. Bradley to provide them with an additional incentive to drive performance during fiscal 2009. A similar award was made to Mr. Hurd by the independent members of the Board. The awards were to become payable, if at all, upon achievement against the metric of cash flow from operations as a percentage of revenue during fiscal 2009. The cash flow metric that applied to these grants was the same metric that applied for fiscal 2009 to the LTPC Program and the PRU Program. At its November 2009 meeting, the Committee certified achievement on the cash flow metric at 100.94%, and payments were made on these awards in the amounts detailed in the Summary Compensation Table.

Grants of Plan-Based Awards in Fiscal 2009

        The following table provides information on awards granted under the PfR Plan for fiscal 2009 and awards of PRUs granted under the HP 2004 Stock Incentive Plan and awards of restricted stock units ("RSUs") granted under the HP 2000 Stock Plan as part of fiscal 2009 long-term incentive compensation:

								All Other Stock Awards: Number of Shares of Stock or Units(3) (#)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)
									Grant-date Fair Value of Stock Awards(4) ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Mark V. Hurd
PfR	11/1/2008	29,000	2,900,000	7,250,000
PRU	1/15/2009				58,190	290,950	581,900		4,047,637
RSU	1/15/2009							72,740	2,600,455
Catherine A. Lesjak
PfR	11/1/2008	8,125	812,500	2,031,250
PRU	1/15/2009				21,000	105,000	210,000		1,460,739
RSU	1/15/2009							26,250	938,438
Ann M. Livermore
PfR	11/1/2008	10,250	1,025,000	2,562,500
PRU	1/15/2009				22,970	114,850	229,700		1,597,770
RSU	1/15/2009							28,710	1,026,383
R. Todd Bradley
PfR	11/1/2008	10,250	1,025,000	2,562,500
PRU	1/15/2009				22,970	114,850	229,700		1,597,770
RSU	1/15/2009							28,710	1,026,383
Vyomesh I. Joshi
PfR	11/1/2008	10,250	1,025,000	2,562,500
PRU	1/15/2009				15,314	76,570	153,140		1,065,226
RSU	1/15/2009							19,140	684,255

(1)
Amounts represent the range of possible cash payouts for fiscal 2009 awards under the PfR Plan.

(2)
Amounts represent the range of shares that may be released at the end of the three-year performance period applicable to the PRU award assuming achievement of threshold performance. If HP's cash flow performance is below threshold for each year during the performance period or if HP's TSR for the period is in the bottom quartile of the S&P 500, no shares will be released at the end of the period. See the discussion of PRU awards under "Compensation Discussion and Analysis—Analysis of Elements of Executive Compensation—Long-Term Incentive Pay—Performance-Based Restricted Units."

(3)
Restrictions on the RSU awards lapse as to one-half of the units on the first and second anniversaries of the date of grant.

(4)
Calculated in accordance with the authoritative accounting literature relating to stock-based compensation awards. With respect to PRU awards, the amounts in this column represent the grant date fair value for the first year of the three-year performance period because performance against the cash flow metric has not been determined for the second and third years.

Outstanding Equity Awards at 2009 Fiscal Year-End

        The following table provides information on stock and option awards held by the NEOs as of October 31, 2009:

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price(2) ($)		Option Expiration Date(3)		Number of Shares or Units of Stock That Have Not Vested(4) (#)	Market Value of Shares or Units of Stock That Have Not Vested(5) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have not Vested(6) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have not Vested(5) ($)
Mark V. Hurd	150,000	—	21.73		4/1/2013		164,526	7,808,404	647,359	30,723,658
	200,000	—	21.73		4/1/2013
	375,000	125,000	31.50		1/23/2014
	150,000	150,000	42.27		1/18/2015
Catherine A. Lesjak	15,358	—	48.50		2/15/2010	**	48,930	2,322,218	206,866	9,817,860
	200	—	59.58		6/5/2010	**
	10,000	—	60.86		7/7/2010	**
	10,000	—	45.65	*	7/7/2010	**
	5,000	—	30.09		2/26/2011	**
	10,000	—	22.02		3/18/2012
	25,000	—	21.77		4/14/2013
	26,250	8,750	31.50		1/23/2014
	50,000	50,000	42.27		1/18/2015
Ann M. Livermore	511,936	—	53.81		4/27/2010	**	52,506	2,491,935	226,924	10,769,813
	200	—	59.58		6/5/2010	**
	350,000	—	35.13		11/16/2010	**
	400,000	—	21.75		1/31/2012	**
	500,000	—	22.02		3/18/2012
	400,000	—	21.77		4/14/2013
	255,000	85,000	31.50		1/23/2014
	100,000	100,000	42.27		1/18/2015
R. Todd Bradley	100,000	—	23.77		6/14/2013		60,556	2,873,988	254,882	12,096,700
	75,000	75,000	31.50		1/23/2014
	100,000	100,000	42.27		1/18/2015
Vyomesh I. Joshi	200	—	59.58		6/5/2010	**	42,876	2,034,895	188,524	8,947,349
	100,000	—	58.37		6/19/2010	**
	170,000	—	35.13		11/16/2010	**
	100,000	—	33.63		1/18/2011	**
	125,000	—	15.75		4/16/2011
	300,000	—	22.02		3/18/2012
	500,000	—	21.77		4/14/2013
	255,000	85,000	31.50		1/23/2014
	100,000	100,000	42.27		1/18/2015

(1)
Options vest at the rate of 25% per year with full vesting on the fourth anniversary of the date of grant.

(2)
Option exercise prices are generally the fair market value of HP common stock on the date of grant, except that the option award marked with an (*) was granted at a 25% discount and was subject to certain TSR performance criteria approved by the Committee. This discounted option vested before January 1, 2005, so no amounts were subject to Section 409A of the Code.

(3)
Options granted by HP since 2003 generally have an eight-year term. The options marked with a (**) have a ten-year term.

(4)
The amounts in this column include shares underlying dividend equivalent units granted with respect to outstanding RSU awards through October 31, 2009. The release dates and release amounts for all unvested stock awards are as follows:

•
Mr. Hurd: January 15, 2010 (36,370 shares plus accrued dividend equivalent shares); January 18, 2010 (53,334 shares); April 30, 2010 (38,000 shares); and January 15, 2011 (36,370 shares plus accrued dividend equivalent shares).

  •
  Ms. Lesjak: January, 15, 2010 (13,125 shares plus accrued dividend equivalent shares); January 18, 2010 (11,667 shares); April 30, 2010 (10,850 shares); and January 15, 2011 (13,125 shares plus accrued dividend equivalent shares).

  •
  Ms. Livermore: January, 15, 2010 (14,355 shares plus accrued dividend equivalent shares); January 18, 2010 (11,667 shares); April 30, 2010 (11,950 shares); and January 15, 2011 (14,355 shares plus accrued dividend equivalent shares).

  •
  Mr. Bradley: January 15, 2010 (14,355 shares plus accrued dividend equivalent shares); January 18, 2010 (11,667 shares); May 15, 2010 (20,000 shares); and January 15, 2011 (14,355 shares plus accrued dividend equivalent shares).

  •
  Mr. Joshi: January, 15, 2010 (9,570 shares plus accrued dividend equivalent shares); January 18, 2010 (11,667 shares); April 30, 2010 (11,950 shares); and January 15, 2011 (9,570 shares plus accrued dividend equivalent shares).

(5)
Value calculated based on the $47.46 closing price of HP common stock on October 30, 2009, which was the last trading day of fiscal 2009.

(6)
Represents the number of PRUs granted in fiscal 2008 and fiscal 2009, adjusted for actual achievement during those periods on the annual metric of cash flow from operations as a percentage of revenue with respect to the portion of each award attributable to fiscal 2009 performance. Performance on the annual cash flow metric was 150% of target for fiscal 2008 and was 100.94% of target for fiscal 2009. The 150% multiplier applies to the first one-third of the PRUs granted for fiscal 2008; the 100.94% multiplier applies to the second one-third of the PRUs granted for fiscal 2008 and the first one-third of the PRUs granted for fiscal 2009; the remaining units are reported at target and will be adjusted based on actual cash flow performance during the remaining portion of the applicable performance periods. Total PRUs credited at the conclusion of each three-year period will be adjusted by HP's performance on TSR as compared to the S&P 500, which will determine the number of shares, if any, released at the end of the period.

Option Exercises and Stock Vested in Fiscal 2009

        The following table provides information about options exercised and stock vested for the NEOs during the fiscal year ended October 31, 2009:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
Mark V. Hurd	100,000	2,176,600	141,333	5,011,128
Catherine A. Lesjak	43,000	979,761	42,517	1,745,245
Ann M. Livermore	423,396	5,548,568	43,617	1,551,423
R. Todd Bradley	84,750	1,164,041	48,334	1,702,374
Vyomesh I. Joshi	133,158	1,254,675	43,617	1,551,423

(1)
Represents the amounts realized based on the difference between the market price of HP stock on the date of exercise and the exercise price.

(2)
Represents the amounts realized based on the fair market value of HP stock on the vesting date, which is defined as the closing market price of HP stock on that date.

Fiscal 2009 Pension Benefits Table

        The following table provides information about the present value of accumulated pension benefits payable to each NEO (no payments were made to any NEO during fiscal 2009):

Name	Plan Name(1)	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit 10/31/09(2) ($)
Mark V. Hurd	CAPP CARP	0.8 0.8	11,646 39,332
Catherine A. Lesjak	RP EBP	21.3 21.3	192,576 1,337,772
Ann M. Livermore	RP EBP	25.4 25.4	198,159 3,752,841
R. Todd Bradley	CAPP CARP	0.6 0.6	11,599 7,971
Vyomesh I. Joshi	RP EBP	27.2 27.2	256,068 4,700,230

(1)
The "CAPP" and the "CARP" are the qualified HP Cash Account Pension Plan and the nonqualified HP Cash Account Restoration Plan, respectively. The "RP" and the "EBP" are the qualified HP Retirement Plan and the nonqualified HP Excess Benefit Plan, respectively. All benefits are frozen under these plans. The CAPP and the RP were previously merged and are both part of the HP Pension Plan. Even though the benefits are frozen, due to the differences in underlying provisions for the CAPP and the RP, the benefits above are identified as "CAPP" or "RP" even though they are both paid from the HP Pension Plan.

(2)
The present value of accumulated benefits is shown at the age 65 unreduced retirement age for the RP and the EBP using the assumptions under the authoritative pension accounting literature for 2009 fiscal year end measurement (as of October 31, 2009). The present value is based on a discount rate of 5.91% for the RP and 5.33% for the EBP, lump sum interest rates of 2.73% for the first 5 years, 5.63% for the next 15 years and 6.07% thereafter, and applicable mortality. As of September 30, 2008 (the prior measurement date), those assumptions included a discount rate of 7.82%, a lump sum interest rate of 6.00%, and applicable mortality. Since there are no early retirement reductions in the CAPP or the CARP and these account balances are vested, the CAPP and the CARP account balances are used as the present value of the accumulated benefit.

Narrative to the Fiscal 2009 Pension Benefits Table

        No NEO currently accrues a benefit under any qualified or non-qualified defined benefit pension plan, as HP ceased benefit accruals in both of its U.S. qualified defined benefit pension plans (and their non-qualified plan counterparts) in prior years. Benefits previously accrued by the NEOs under HP pension plans are payable to them following termination of employment.

Terms of the HP Retirement Plan

        Ms. Lesjak, Ms. Livermore and Mr. Joshi earned benefits under the RP and the EBP prior to 2008. The RP is a traditional defined benefit plan that provided a benefit based on years of service and the participant's "highest average pay rate," reduced by a portion of Social Security earnings. "Highest average pay rate" was determined based on the 20 consecutive fiscal quarters when pay was the highest. Pay for this purpose included base pay and bonus. Up to 30 years of HP service was taken into account in calculating benefits under the RP. Benefits under the RP may be taken in one of several different annuity forms or in an actuarially equivalent lump sum. Benefits calculated under the RP are offset by the value of benefits earned under the HP Deferred Profit Sharing Plan (the "DPSP") before 1993. Together, the RP and the DPSP constitute a "floor-offset" arrangement for periods before 1993.

        Benefits not payable from the RP and the DPSP due to IRS limits are paid from the nonqualified EBP under which benefits are unfunded and unsecured. When an EBP participant terminates employment, an account is created for him or her in the amount not able to be paid from the RP and/or the DPSP due to IRS limits. The liability for this amount is then transferred to the EDCP, where an account is established for the participant. That account is thereafter credited with investment earnings (gains or losses) based upon the investment election made by participants from among investment options similar to those offered under the HP 401(k) Plan. There is no formula that would result in above-market earnings or payment of a preferential interest rate on this benefit.

        At the time of distribution, amounts representing EBP benefits are paid from the EDCP in a lump sum or installment form, according to pre-existing elections made by those participants, except that participants with a small benefit or who have not qualified for retirement status (age 55 with at least 15 years of service) are paid their EBP benefit in January of the year following their termination, subject to any delay required by Section 409A of the Code.

Terms of the HP Cash Account Pension Plan

        Mr. Hurd and Mr. Bradley earned benefits under the CAPP, which is a cash balance plan that provides pension benefits determined by reference to a hypothetical account balance.

        Prior to the cessation of all accruals under the CAPP, participants received "pay credits" equal to four percent of base pay credited quarterly to their accounts and "interest credits" credited daily. Currently, participants who have not taken a distribution receive interest credits, credited at the rate equal to the one-year rate for Treasury securities plus one percent; the "interest credit" rate is adjusted annually. Benefits under the CAPP may be taken in one of several different annuity forms or in a lump sum equal to the hypothetical account balance.

        Participants in the CAPP with base pay in excess of IRS limits also received interest credits to a hypothetical account balance established for them under the CARP at the same rates as credited under the CAPP. Amounts under the CARP are unfunded and unsecured. Upon termination of employment, a CARP participant is paid his or her account balance in the form of a lump sum in January of the year following termination, subject to any delay required by Section 409A of the Code.

        HP does not sponsor any other supplemental pension plans or special retiree medical benefit plans.

 Fiscal 2009 Nonqualified Deferred Compensation Table

        The following table provides information about contributions, earnings and balances under the EDCP (there were no withdrawals or distributions to NEOs during fiscal 2009):

	Executive Contributions in Last FY(1)	Registrant Contributions in Last FY(2)	Aggregate Earnings in Last FY
				Aggregate Balance at FYE ($)
Name	($)	($)	($)
Mark V. Hurd	49,992	13,800	4,736	207,458
Catherine A. Lesjak	372,707	13,800	260,323	2,019,613
Ann M. Livermore	13,000	—	1,048,808	5,673,672
R. Todd Bradley	1,842,561	13,800	127,197	2,314,299
Vyomesh Joshi	120,000	13,800	261,335	1,579,069

(1)
The amounts reported here as "Executive Contributions" and "Registrant Contributions" are reported as compensation to such NEO in the Summary Compensation Table above.

(2)
From November 1, 2008 through March 31, 2009, the NEOs were eligible for a 6% matching contribution on base pay deferrals that exceeded the IRS limit that applies to the qualified HP 401(k) Plan up to a maximum of two times that limit. Effective April 1, 2009, the matching contribution was reduced to a maximum of 4% and made discretionary based on HP performance.

Narrative to the Fiscal 2009 Nonqualified Deferred Compensation Table

        HP sponsors the EDCP, a nonqualified deferred compensation plan that permits eligible U.S. employees to defer base pay in excess of the amount taken into account under the qualified HP 401(k) Plan and bonus amounts of up to 95% of the annual incentive bonus payable under the PfR Plan. In addition, a matching contribution is available under the plan to eligible employees. The matching contribution applies to base pay deferrals on compensation above the IRS limit that applies to the qualified HP 401(k) Plan up to a maximum of two times that compensation limit (for fiscal 2009, on base pay from $245,000 to $490,000).

        At the time participation is elected, employees must specify the amount of base pay and/or the percentage of bonus to be deferred, as well as the time and form of payment. If termination of employment occurs before retirement (defined as at least age 55 with 15 years of service), distribution is made in the form of a lump sum in January of the year following the year of termination, subject to any timing restriction otherwise applicable under Section 409A of the Code. At retirement, benefits are paid according to the distribution election made by the participant at the time of the deferral election and are subject to any timing restrictions applicable under Section 409A of the Code. No withdrawals are permitted during employment or prior to the previously elected distribution date, other than "hardship withdrawals" as permitted by applicable law.

        During fiscal 2009, the NEOs were eligible for a matching contribution on base-pay deferrals of 6% from November 1, 2008 through March 31, 2009 and a discretionary matching contribution of up to 4% thereafter. For calendar year 2009, the matching contribution, if any, will be credited following the conclusion of the first quarter of fiscal 2010 and will be applied on a weighted-average basis to fiscal 2009 contributions made since April 1, 2009.

        Amounts deferred or credited under the EDCP are credited with hypothetical investment earnings based on participant investment elections made from among investment options available under the HP 401(k) Plan. Accounts maintained for participants under the EDCP are not held in trust, and all such amounts are available to general creditors of HP. No amounts are credited with above-market earnings.

Potential Payments Upon Termination or Change in Control

        The amounts in the following table assume that the NEOs terminated HP employment effective October 31, 2009. The closing price of HP common stock was $47.46 on the last trading day before that date. These amounts are in addition to benefits generally available to U.S. employees upon termination of employment, such as distributions from the retirement plans and the HP 401(k) Plan and payment of accrued vacation. Of the NEOs, only Mr. Joshi is currently eligible for "retirement" status, which is generally defined in the United States as termination of employment on or after age 55 with at least 15 years of qualifying service.

				Long Term Incentive Programs(3)
Name	Termination Scenario	Total(1) ($)	Severance(2) ($)	Stock Options ($)	Restricted Stock ($)	PRU Program ($)
Mark V. Hurd	Voluntary/For Cause	—	—	—	—	—
	Disability	27,290,766	—	2,773,500	7,808,404	16,708,862
	Retirement	—	—	—	—	—
	Death	25,159,242	—	2,773,500	5,676,880	16,708,862
	Not for Cause(4)	52,950,237	11,644,693	2,773,500	7,808,404	30,723,640
	Change in Control	52,950,237	11,644,693	2,773,500	7,808,404	30,723,640
Catherine A. Lesjak	Voluntary/For Cause	—	—	—	—	—
	Disability	7,843,418	—	399,150	2,322,218	5,122,050
	Retirement	—	—	—	—	—
	Death	7,134,318	—	399,150	1,613,118	5,122,050
	Not for Cause	15,256,708	2,717,473	399,150	2,322,218	9,817,867
	Change in Control	15,256,708	2,717,473	399,150	2,322,218	9,817,867
Ann M. Livermore	Voluntary/For Cause	—	—	—	—	—
	Disability	9,992,205	—	1,875,600	2,491,935	5,624,670
	Retirement	—	—	—	—	—
	Death	9,220,078	—	1,875,600	1,719,808	5,624,670
	Not for Cause	18,662,875	3,525,522	1,875,600	2,491,935	10,769,818
	Change in Control	18,662,875	3,525,522	1,875,600	2,491,935	10,769,818
R. Todd Bradley	Voluntary/For Cause	—	—	—	—	—
	Disability	11,163,362	—	1,716,000	2,873,988	6,573,374
	Retirement	—	—	—	—	—
	Death	10,295,793	—	1,716,000	2,006,419	6,573,374
	Not for Cause	20,583,420	3,896,736	1,716,000	2,873,988	12,096,696
	Change in Control	20,583,420	3,896,736	1,716,000	2,873,988	12,096,696
Vyomesh I. Joshi	Voluntary/For Cause	8,923,944	—	1,875,600	2,034,895	5,013,449
	Disability	8,923,944	—	1,875,600	2,034,895	5,013,449
	Retirement	8,923,944	—	1,875,600	2,034,895	5,013,449
	Death	8,351,766	—	1,875,600	1,462,717	5,013,449
	Not for Cause	15,511,553	2,653,701	1,875,600	2,034,895	8,947,357
	Change in Control	15,511,553	2,653,701	1,875,600	2,034,895	8,947,357

(1)
Total does not include amounts earned or benefits accumulated due to continued service by the NEO through October 31, 2009, including vested stock options, accrued retirement benefits, and vested balances in the EDCP, all as detailed in the preceding tables. Total also does not include amounts an NEO would be eligible to receive under the annual PfR Plan with respect to fiscal 2009 performance or the final payout made under the LTPC Program effective October 31, 2009. In the case of NEOs other than Mr. Hurd, this amount could be reduced or eliminated by the Committee (prior to payment) for any reason. Mr. Hurd's employment agreement provides that, upon termination of his employment for any reason, he shall be paid the "earned and accrued annual incentive for any complete year as of his termination of employment."

(2)
Reflects the cash benefit payable in the event of a qualifying termination under the HP Severance Plan for Executive Officers.

(3)
Under the HP equity plans, the Board and the Committee have the discretion to accelerate vesting of options and to release vesting restrictions on stock and cash awards in the case of a change in control, as well as in connection with individual employment terminations. The information reported in these three columns assumes that the Board or the Committee would exercise discretion to accelerate vesting and release restrictions in both of these circumstances, except that in the case of a "not for cause" termination of Mr. Hurd, the amounts reported reflect the minimum amounts required to be paid under the terms of his employment agreement. From time to time, however, certain HP executives have received less than full acceleration of vesting on stock options, and no (or less than full) release of the vesting restrictions on stock and cash awards, so the amounts actually paid to an NEO upon a "not for cause" termination may be lower in some circumstances. In the case of Mr. Joshi, because he is "retirement eligible," his stock options will be fully vested upon termination, and he will have a three-year post-termination period to exercise them; any unreleased restricted stock will continue to vest, subject to certain non-compete provisions; and any outstanding PRU awards will receive pro-rata vesting. In addition, in the case of Mr. Hurd, the Board could exercise its discretion to provide for full acceleration of his vested options and full release of restrictions on any restricted stock and cash awards so the amounts actually paid to him upon a "not for cause" termination could be higher. Pro-rata vesting of PRUs applies in the event of a termination due to death or disability for all grant recipients.

(4)
Under the terms of Mr. Hurd's employment agreement, a "not for cause" termination includes a substantial reduction in his duties as CEO without his consent and his failure to be re-elected to the Board during the term of his employment. In addition, upon Mr. Hurd's termination of employment for any reason, he is eligible to be indemnified to the maximum extent permitted under HP's Certificate of Incorporation and Bylaws.

Narrative to the Potential Payments upon Termination or Change in Control Table

        In the case of the NEOs other than Mr. Hurd, termination payments are generally governed by the terms of the HP Severance Plan for Executive Officers (the "SPEO") and discretionary terms within the PfR Plan and the HP stock plans. In the case of Mr. Hurd, termination payments are governed by the terms of his employment agreement, which references the SPEO. Of the NEOs, only Mr. Joshi qualified for termination based on "retirement" status as of the end of the fiscal year, which generally requires attainment of age 55 with at least 15 years of qualifying service.

Voluntary or "For Cause" Termination

        In general, an NEO who remained employed through October 31, 2009 (the last day of the fiscal year) but voluntarily terminated employment immediately thereafter, or was terminated immediately thereafter as a "for cause" termination, would be eligible (1) to receive his or her annual incentive amount earned for fiscal 2009 under the PfR Plan (subject to any downward adjustment or elimination by the Committee prior to actual payment, except in the case of Mr. Hurd), (2) to exercise his or her vested stock options on or before the last day of employment, (3) to receive a distribution of vested amounts deferred or credited under the EDCP, and (4) to receive a distribution of his or her vested benefits under the HP 401(k) and pension plans. An NEO who terminated employment before the last day of the fiscal year, either voluntarily or as a "for cause" termination, would generally not be eligible to receive any amount under the PfR Plan with respect to the fiscal year in which the termination occurred, except that the Committee has the discretion to make payment of prorated bonus amounts to individuals on leave of absence or in non-pay status, as well as in connection with certain voluntary severance incentives, workforce reductions and similar programs.

        Under Mr. Hurd's employment agreement, he is entitled to be paid any earned and accrued bonus under the PfR Plan for any completed fiscal year as of his termination of employment.

"Not for Cause" Termination

        A "not for cause" termination would qualify the NEO for the amounts described above under a "voluntary" or "for cause" termination and also for benefits under the SPEO, if the NEO signs the required release of claims in favor of HP. The SPEO would provide a cash benefit to each NEO calculated as a multiple of the sum of base pay plus the average of the last three years' actual annual bonus payments; in the case of the CEO, the multiple is two, and for the other NEOs, the multiple is 1.5. In all cases, the cash benefit would be paid as a lump sum and would not exceed 2.99 times the sum of the NEO's base pay plus annual target bonus, unless approved by HP stockholders, consistent with the HP Severance Policy for Senior Executives, as currently in effect.

        Under the SPEO, a "not for cause" termination generally includes any termination that is not due to a material neglect of responsibilities to HP (other than as a result of illness or disability) or conduct that is not in the best interest of, or is injurious to, HP. In addition, Mr. Hurd's employment agreement provides that a "not for cause" termination includes a substantial reduction in his duties as CEO without his consent and his failure to be re-elected to the Board during the terms of his employment.

        In addition to the cash severance benefit payable under the SPEO, the NEO would be eligible to exercise vested stock options and receive distributions of vested, accrued benefits from HP deferred compensation and pension plans. The Committee may also exercise its discretion to accelerate vesting of stock options and to release restrictions on stock and cash awards in individual cases.

Termination Following a Change in Control

        No HP executive is covered by an agreement providing for special payments in the event of a change in control. In the event of a change in control of HP, however, the Board is authorized (but not required) to accelerate the vesting of stock options and to release restrictions on stock and cash awards issued under HP stock plans. For the purposes of this table, the amounts reported for each NEO in the rows marked "Change in Control" assume that the Board would exercise its discretion in this manner, resulting in fully accelerated vesting of stock options, and release of all restrictions on restricted stock and outstanding PRU awards. In addition, an executive terminated following a change in control would be eligible for benefits under the SPEO, as described above.

Special Termination Provisions Applicable to Mr. Hurd

        Under Mr. Hurd's employment agreement, in the event of a termination by HP without cause, he would be eligible to receive benefits under the SPEO. In addition to the circumstances that qualify as a termination "not for cause" under the SPEO, Mr. Hurd would also be eligible for SPEO benefits if his duties as CEO were substantially reduced without his consent or if he were not re-elected to the Board during the term of his employment. Moreover, he would be eligible for prorated vesting on his awards of restricted stock and restricted stock units; vesting on other stock options would cease at time of termination.

HP Severance Policy for Senior Executives

        Under the HP Severance Policy for Senior Executives adopted by the Board in July 2003 (the "HP Severance Policy"), HP will seek stockholder approval for future severance agreements, if any, with certain senior executives that provide specified benefits in an amount exceeding 2.99 times the sum of the executive's current annual base salary plus annual target cash bonus, in each case as in effect immediately prior to the time of such executive's termination. Individuals subject to this policy consist of the Section 16 officers designated by the Board. In implementing this policy, the Board may elect to seek stockholder approval after the material terms of the relevant severance agreement are agreed upon.

        For purposes of determining the amounts subject to the HP Severance Policy, benefits subject to the limit generally include cash separation payments that directly relate to extraordinary benefits that are not available to groups of employees other than the Section 16 officers upon termination of employment. However, benefits that have been earned or accrued, as well as prorated bonuses, accelerated stock or option vesting and other benefits that are consistent with HP practices applicable to employees other than the Section 16 officers, are not counted against the limit. Specifically, benefits subject to the HP Severance Policy include: (a) separation payments based on a multiplier of salary plus target bonus, or cash amounts payable for the uncompleted portion of employment agreements; (b) any gross-up payments made in connection with severance, retirement or similar payments, including any gross-up payments with respect to excess parachute payments under Section 280G of the

Code, (c) the value of any service period credited to a Section 16 officer in excess of the period of service actually provided by such Section 16 officer for purposes of any employee benefit plan; (d) the value of benefits and perquisites that are inconsistent with HP practices applicable to one or more groups of employees in addition to, or other than, the Section 16 officers ("Company Practices"); and (e) the value of any accelerated vesting of any stock options, stock appreciation rights, restricted stock or long-term cash incentives that is inconsistent with Company Practices. The following benefits are not subject to the HP Severance Policy, either because they have been previously earned or accrued by the employee or because they are consistent with Company Practices: (i) compensation and benefits earned, accrued, deferred or otherwise provided for employment services rendered on or prior to the date of termination of employment pursuant to bonus, retirement, deferred compensation or other benefit plans, e.g., 401(k) plan distributions, payments pursuant to retirement plans, distributions under deferred compensation plans or payments for accrued benefits such as unused vacation days, and any amounts earned with respect to such compensation and benefits in accordance with the terms of the applicable plan; (ii) payments of prorated portions of bonuses or prorated long-term incentive payments that are consistent with Company Practices; (iii) acceleration of the vesting of stock options, stock appreciation rights, restricted stock, restricted stock units or long-term cash incentives that is consistent with Company Practices; (iv) payments or benefits required to be provided by law; and (v) benefits and perquisites provided in accordance with the terms of any benefit plan, program or arrangement sponsored by HP or its affiliates that are consistent with Company Practices.

        For purposes of the HP Severance Policy, future severance agreements include any severance agreements or employment agreements containing severance provisions that HP may enter into after the adoption of the HP Severance Policy by the Board, as well as agreements renewing, modifying or extending such agreements. Future severance agreements do not include retirement plans, deferred compensation plans, early retirement plans, workforce restructuring plans, retention plans in connection with extraordinary transactions or similar plans or agreements entered into in connection with any of the foregoing, provided that such plans or agreements are applicable to one or more groups of employees in addition to the Section 16 officers.

HP Severance Plan for Executive Officers

        In October 2003, the Committee adopted a severance plan for executives who were Section 16 officers of HP within 90 days of their termination of HP employment. This plan provides for a lump-sum severance payment upon a qualifying termination that is a multiple of the sum of annual base salary and target cash bonus, as in effect prior to the employment termination. In July 2005, the Committee amended this plan to reduce the cash severance benefits payable to the CEO, executive vice presidents and senior vice presidents and to base payments upon a multiple of the sum of annual base salary and actual bonuses paid (averaged over the most recent three-year performance period) rather than a multiple of the sum of annual base salary and target cash bonuses. Under the amended plan, the multiple used is 2.0 for the position of CEO, 1.5 for executive vice presidents, and 1.0 for senior vice presidents and vice presidents. Any payments under the severance program will be reduced by any cash severance benefit payable to the participant under any other HP plan, program or agreement, including cash amounts payable for the uncompleted portion of employment agreements.

        A participant will be deemed to have incurred a qualifying termination for purposes of this plan if he or she is involuntarily terminated without cause (as defined below) and executes a full release of claims in a form satisfactory to HP, promptly following termination. For purposes of the plan, "cause" means a participant's material neglect (other than as a result of illness or disability) of his or her duties or responsibilities to HP or conduct (including action or failure to act) that is not in the best interest of, or is injurious to, HP.

        Notwithstanding the foregoing, the amount of severance benefits received by an executive under the plan will not exceed 2.99 times the sum of the executive's base salary plus target bonus as in effect immediately prior to separation from employment, unless such benefits are approved by HP's stockholders pursuant to the HP Severance Policy.

HP Retirement Arrangements

        Upon retirement on or after age 55 with at least 15 years of service, HP employees in the United States receive full vesting of options granted under HP common stock plans with a three-year post-termination exercise period. Restricted stock and restricted stock units continue to vest in accordance with their normal vesting schedule, subject to certain post-employment restrictions. Awards under the PRU Program, if any, are paid on a prorated basis to participants, and bonuses, if any, under the PfR Plan may be paid in prorated amounts in the discretion of management. In accordance with Section 409A of the Code, certain amounts payable upon retirement of (or other termination by) the NEOs and other key employees will not be paid out for at least six months following termination of employment. Of the NEOs, only Mr. Joshi was eligible to retire as of October 31, 2009.

        HP sponsors two retiree medical programs in the United States. The first, the HP Pre-2003 Retiree Medical Plan, is a retiree medical program that provides subsidized coverage for eligible participants with subsidies determined based upon years of qualifying HP service. Eligibility for this program requires that participants have been employed by HP before January 1, 2003, have had 62 age-plus-service "points" as of December 31, 2005, have been within five years of qualifying for retirement as of May 31, 2007, and retire from HP on or after age 55 with at least 15 years of service. Mr. Joshi will be eligible for this program following his termination of employment. None of the other NEOs is eligible for this subsidized retiree medical plan.

        The other retiree medical program sponsored by HP, the HP Retiree Medical Plan, is a plan that provides U.S. retirees with access to coverage at group rates only, with no direct subsidy provided by HP. In addition, certain active employees participate in the HP Retirement Medical Savings Account Plan (the "RMSA"), under which participants receive HP matching credits of $1,200 per year, beginning at age 45, up to a lifetime maximum of $12,000. These credits can be used to cover the cost of such retiree medical coverage (or other qualifying medical expenses) if the employee retires from HP on or after age 55 with at least 10 years of qualifying service. All of the NEOs other than Mr. Joshi could be eligible for the HP Retiree Medical Plan and the employer credits accumulated under the RMSA if they retire from HP on or after age 55 with at least 10 years of qualifying service.

EQUITY COMPENSATION PLAN INFORMATION

        The following table summarizes our equity compensation plan information as of October 31, 2009. Information is included for equity compensation plans approved by HP stockholders and equity compensation plans not approved by HP stockholders. In general, the equity compensation plans not approved by HP stockholders consist of plans that HP has assumed in connection with acquisitions and continues to maintain primarily for the purpose of issuing stock in connection with outstanding awards granted prior to the acquisition.

Plan Category	Common shares to be issued upon exercise of outstanding options, warrants and rights(1)		Weighted-average exercise price of outstanding options warrants and rights(2)	Common shares available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by HP stockholders	195,039,454	(3)	$33.3889	95,311,037	(4)
Equity compensation plans not approved by HP stockholders	51,568,364	(5)(6)(7)	$30.2753	82,449,004	(8)

Totals	246,607,818		$32.7007	177,760,041

(1)
This column does not reflect awards of options and restricted stock units assumed in acquisitions where the plans governing the awards were not available for future awards as of October 31, 2009. As of October 31, 2009, individual awards of options and restricted stock units to purchase a total of 13,046,373 shares were outstanding pursuant to awards assumed in connection with acquisitions and granted under such plans at a weighted-average exercise price of $42.4991.

(2)
This column does not reflect the exercise price of shares underlying the assumed options referred to in footnote (1) to this table or the purchase price of shares to be purchased pursuant to the Share Ownership Plan, which is governed by the HP 2000 Employee Stock Purchase Plan (the "ESPP"), or the legacy HP Employee Stock Purchase Plan (the "Legacy ESPP"). In addition, the weighted average exercise price does not take into account the shares issuable upon vesting of outstanding awards of restricted stock units and PRUs, which have no exercise price.

(3)
Includes awards of options and restricted stock units outstanding under the HP 2004 Stock Incentive Plan (the "2004 Plan"), the HP 2000 Stock Plan (the "2000 Plan"), the HP 1995 Incentive Stock Plan and the HP 1997 Director Stock Plan. Also includes awards of PRUs representing 19,266,959 shares that may be issued under the 2004 Plan. Each PRU award reflects a target number of shares that may be issued to the award recipient. HP determines the actual number of shares the recipient receives at the end of a three-year performance period based on results achieved versus company performance goals and stockholder return relative to the market. The actual number of shares that a grant recipient receives at the end of the period may range from 0% to 200% of the targeted shares granted. As of October 31, 2009, the number of shares underlying the awards of PRUs outstanding under the 2004 Plan had increased to 22,839,811 shares based on performance and market conditions existing as of that date.

(4)
Includes (i) 33,917,550 shares available for future issuance under the 2004 Plan, all of which may be issued as stock awards, (ii) 24,267,156 shares available for future issuance under the 2000 Plan, of which up to 12,819,630 shares may be issued as stock awards, (iii) 33,034,340 shares available for future issuance under the ESPP, (iv) 2,725,611 shares available for future issuance under the Legacy ESPP, and (v) 1,366,380 shares available for future issuance under the HP Service Anniversary Award Plan. In November 2009, the 2000 Plan expired, and HP ceased making new awards under that plan.

(5)
HP assumed and, until November 2009, continued to issue awards in accordance with applicable NYSE listing standards under the following plans, which were not approved by HP stockholders but which were approved by stockholders of Compaq Computer Corporation ("Compaq"): the Compaq 1989 Equity Incentive Plan, the Compaq 1995 Equity Incentive Plan, the Compaq 1998 Stock Option Plan and the Compaq 2001 Stock Option Plan. HP also assumed and, until November 2009, continued to issue awards in accordance with applicable NYSE listing standards under the Amended and Restated 2003 Incentive Plan of EDS, which was not approved by HP stockholders but which was approved by EDS stockholders. All options and restricted stock units issued under these plans are reflected in this column and the weighted-average exercise price of the options is included in column (b).

(6)
Includes stock appreciation rights with respect to 256,912 shares of HP common stock assumed in connection with the Compaq acquisition.

(7)
Includes awards of PRUs representing 1,826,210 shares that may be issued under the EDS Amended and Restated 2003 Incentive Plan. The terms of each PRU award are summarized in footnote (3) to this table. As of October 31, 2009, the number of shares underlying the awards of PRUs outstanding under that plan had increased to 1,883,682 shares based on performance and market conditions existing as of that date.

(8)
Represents shares available as of October 31, 2009 for option grants under the plans assumed in connection with the Compaq acquisition and shares available as of October 31, 2009 for employee non-qualified stock options, stock awards, cash awards and performance awards under the plan assumed in connection with the EDS acquisition identified in footnote (6) to this table. In November 2009, HP ceased making new awards under those plans.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

        The Audit Committee has appointed Ernst & Young LLP ("EY") as HP's independent registered public accounting firm for the fiscal year ending October 31, 2010. Stockholders are being asked to ratify the appointment of EY at the annual meeting pursuant to Proposal No. 2. Representatives of EY are expected to be present at the annual meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Fees Incurred by HP for Ernst & Young LLP

        The following table shows the fees paid or accrued by HP for audit and other services provided by EY for fiscal 2009 and 2008.

	2009	2008
	In millions
Audit Fees(1)	$30.5	$29.6
Audit-Related Fees(2)	13.8	9.9
Tax Fees(3)	9.3	9.0
All Other Fees(4)	0.2	0.1

Total	$53.8	$48.6

        The Audit Committee has approved all of the fees above.

        The Audit Committee has delegated to the chair of the Audit Committee the authority to pre-approve audit-related and non-audit services not prohibited by law to be performed by HP's independent registered public accounting firm and associated fees up to a maximum for any one non-audit service of $250,000, provided that the chair shall report any decisions to pre-approve such audit-related or non-audit services and fees to the full Audit Committee at its next regular meeting.

(1)
Audit fees represent fees for professional services provided in connection with the audit of HP's financial statements and review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.

(2)
Audit-related fees consisted primarily of SAS 70 reviews, accounting consultations, employee benefit plan audits, services related to business acquisitions and divestitures and other attestation services.

(3)
For fiscal 2009, tax fees included tax compliance fees of $0.7 million, tax advice and tax planning fees of $5.6 million, and fees for expatriate tax services of $3.0 million. For fiscal 2008, tax fees included tax compliance fees of $1.1 million, tax advice and tax planning fees of $6.9 million, and fees for expatriate tax services of $1.0 million.

(4)
For fiscal 2009, all other fees included primarily fees for advice relating to employee benefits matters. For fiscal 2008, all other fees consisted of fees for immigration tax services.

REPORT OF THE AUDIT COMMITTEE OF
THE BOARD OF DIRECTORS

        The Audit Committee represents and assists the Board in fulfilling its responsibilities for general oversight of the integrity of HP's financial statements, HP's compliance with legal and regulatory requirements, the independent registered public accounting firm's qualifications and independence, the performance of HP's internal audit function and independent registered public accounting firm, and risk assessment and risk management. The Audit Committee manages HP's relationship with its independent registered public accounting firm (which reports directly to the Audit Committee). The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties and receives appropriate funding, as determined by the Audit Committee, from HP for such advice and assistance.

        HP's management is primarily responsible for HP's internal control and financial reporting process. HP's independent registered public accounting firm, Ernst & Young LLP, is responsible for performing an independent audit of HP's consolidated financial statements and issuing opinions on the conformity of those audited financial statements with United States generally accepted accounting principles and the effectiveness of HP's internal control over financial reporting. The Audit Committee monitors HP's financial reporting process and reports to the Board on its findings.

        In this context, the Audit Committee hereby reports as follows:

  1.
  The Audit Committee has reviewed and discussed the audited financial statements with HP's management.

  2.
  The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (Codification of Statements on Auditing Standards, AU 380), as adopted by the Public Company Accounting Oversight Board ("PCAOB") in Rule 3200T.

  3.
  The Audit Committee has received from the independent registered public accounting firm the written disclosures regarding the independent registered public accounting firm's independence required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed with the independent registered public accounting firm its independence.

  4.
  Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in HP's Annual Report on Form 10-K for the fiscal year ended October 31, 2009, for filing with the Securities and Exchange Commission.

        The undersigned members of the Audit Committee have submitted this Report to the Board of Directors.

AUDIT COMMITTEE
Robert L. Ryan, Chair Sari M. Baldauf John R. Joyce Lucille S. Salhany G. Kennedy Thompson

Annex A

AMENDED AND RESTATED

HEWLETT-PACKARD COMPANY 2004 STOCK INCENTIVE PLAN

1.                                      Purposes of the Plan.

The purpose of this Plan is to encourage ownership in the Company by key personnel whose long-term employment is considered essential to the Company’s continued progress and, thereby, encourage recipients to act in the shareholders’ interest and share in the Company’s success.

2.                                      Definitions.

As used herein, the following definitions shall apply:

(a)                                  “Administrator” means the Board, any Committees or such delegates as shall be administering the Plan in accordance with Section 4 of the Plan.

(b)                                 “Affiliate” means any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant ownership interest as determined by the Administrator provided that the entity is one with respect to which Common Stock will qualify as “service recipient stock” under Code Section 409A.

(c)                                  “Annual Equity Retainer” shall mean the amount which a Non-Employee Director will be entitled to receive in the form of equity for serving as a director in a relevant Director Plan Year, but shall not include reimbursement for expenses, fees associated with service on any committee of the Board, any cash compensation or fees with respect to any other services to be provided to HP.

(d)                                  “Applicable Laws” means the requirements relating to the administration of stock option plans under U.S. federal and state laws, any stock exchange or quotation system on which the Company has listed or submitted for quotation the Common Stock to the extent provided under the terms of the Company’s agreement with such exchange or quotation system and, with respect to Awards subject to the laws of any foreign jurisdiction where Awards are, or will be, granted under the Plan, the laws of such jurisdiction.

(e)                                  “Award” means a Cash Award, Stock Award, or Option granted in accordance with the terms of the Plan.

(f)                                    “Awardee” means an individual who has been granted an Award under the Plan.

(g)                                 “Award Agreement” means a Cash Award Agreement, Stock Award Agreement and/or Option Agreement, which may be in written or electronic format, in such form and with such terms as may be specified by the Administrator, evidencing the terms and conditions of an individual Award. Each Award Agreement is subject to the terms and conditions of the Plan. An Award Agreement may be in the form of either (i) an agreement to be either executed by both the Awardee and the Company or offered and accepted electronically as the Administrator shall determine or (ii) certificates, notices or similar instruments as approved by the Administrator.

(h)                                 “Board” means the Board of Directors of the Company.

(i)                                     “Cash Award” means a bonus opportunity awarded under Section 12 pursuant to which a Participant may become entitled to receive an amount based on the satisfaction of such performance criteria as are specified in the agreement or other documents evidencing the Award (the “Cash Award Agreement”).

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(j)                                     “Change in Control” means any of the following, unless the Administrator provides otherwise:

i.                                          any merger or consolidation (other than a merger or consolidation in which 50% of the voting power of the voting securities of the surviving entity is controlled by the shareholders of the Company immediately prior to the transaction) in which the Company shall not be the surviving entity (or survives only as a subsidiary of another entity whose shareholders did not own all or substantially all of the Common Stock in substantially the same proportions as immediately prior to such transaction),

ii.                                       the sale of all or substantially all of the Company’s assets to any other person or entity (other than a wholly-owned subsidiary),

iii.                                    the acquisition of beneficial ownership of a controlling interest (including, without limitation, power to vote) the outstanding shares of Common Stock by any person or entity (including a “group” as defined by or under Section 13(d)(3) of the Exchange Act),

iv.                                   the dissolution or liquidation of the Company, or

v.                                      a contested election of Directors, as a result of which or in connection with which the persons who were Directors before such election or their nominees cease to constitute a majority of the Board.

(k)                                  “Code” means the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

(l)                                     “Committee” means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.  The HR and Compensation Committee of the Board shall be deemed a “Committee” for purposes of the Plan.

(m)                               “Common Stock” means the common stock of the Company.

(n)                                 “Company” means Hewlett-Packard Company, a Delaware corporation, or its successor.

(o)                                 “Conversion Award” has the meaning set forth in Section 4(b)(xii) of the Plan.

(p)                                 “Director” means a member of the Board who is not a Non-Employee Director.

(q)                                 “Director Option” shall mean any option granted under Section 13 of the Plan.

(r)                                     “Director Plan Year” shall mean the year beginning the day after HP’s annual meeting and ending on the day of HP’s next annual meeting, as the case may be, for any relevant year.

(s)                                   “Employee” means a regular, active employee of the Company or any Affiliate, including an Officer and/or Director. The Administrator shall determine whether or not the chairman of the Board qualifies as an “Employee.” Within the limitations of Applicable Law, the Administrator shall have the discretion to determine the effect upon an Award and upon an individual’s status as an Employee in the case of (i) any individual who is classified by the Company or its Affiliate as leased from or otherwise employed by a third party or as intermittent or temporary, even if any such classification is changed retroactively as a result of an audit, litigation or otherwise, (ii) any leave of absence approved by the Company or an Affiliate, (iii) any transfer between locations of employment with the Company or an Affiliate or between the Company and any Affiliate or between any Affiliates, (iv) any change in the Awardee’s status from an employee to a consultant or Director, and (v) at the request of the Company or an Affiliate an employee becomes employed by any partnership, joint venture or corporation not meeting the requirements of an Affiliate in which the Company or an Affiliate is a party.

(t)                                    “Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

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(u)                                 “Fair Market Value” means, unless the Administrator determines otherwise, as of any date, the closing sales price for such Common Stock as of such date (or if no sales were reported on such date, the closing sales price on the last preceding day on which a sale was made), as reported in such source as the Administrator shall determine.

(v)                                 “Grant Date” means the date upon which an Award is granted to an Awardee pursuant to this Plan or such later date as specified in advance by the Administrator.

(w)                               “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(x)                                   “Non-Employee Director” shall mean each member of the Board who is not an employee of HP or any of its Subsidiaries or Affiliates and who is eligible only for Awards granted pursuant to Section 13 of the Plan.

(y)                                  “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(z)                                   “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(aa)                            “Option” means a right granted under Section 8 to purchase a number of Shares or Stock Units at such exercise price, at such times, and on such other terms and conditions as are specified in the agreement or other documents evidencing the Award (the “Option Agreement”). Both Options intended to qualify as Incentive Stock Options and Nonstatutory Stock Options may be granted under the Plan.

(bb)                          “Participant” means an individual who has been granted an Award or any person (including any estate) to whom an Award has been assigned or transferred as permitted hereunder.

(cc)                            “Plan” means this Amended and Restated Hewlett-Packard Company 2004 Stock Incentive Plan.

(dd)                          “Qualifying Performance Criteria” shall have the meaning set forth in Section 14(b) of the Plan.

(ee)                         “Share” means a share of the Common Stock, as adjusted in accordance with Section 15 of the Plan.

(ff)                                “Stock Award” means an award or issuance of Shares or Stock Units made under Section 11 of the Plan, the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including continued employment or performance conditions) and terms as are expressed in the agreement or other documents evidencing the Award (the “Stock Award Agreement”).

(gg)                          “Stock Unit” means a bookkeeping entry representing an amount equivalent to the fair market value of one Share, payable in cash, property or Shares. Stock Units represent an unfunded and unsecured obligation of the Company, except as otherwise provided for by the Administrator.

(hh)                          “Subsidiary” means any company (other than the Company) in an unbroken chain of companies beginning with the Company, provided each company in the unbroken chain (other than the Company) owns, at the time of determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other companies in such chain.

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(ii)                                  “Termination of Employment” shall mean ceasing to be an Employee. However, for Incentive Stock Option purposes, Termination of Employment will occur when the Awardee ceases to be an employee (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company or one of its Subsidiaries. The Administrator shall determine whether any corporate transaction, such as a sale or spin-off of a division or business unit, or a joint venture, shall be deemed to result in a Termination of Employment.

(jj)                                   “Total and Permanent Disability” shall have the meaning set forth in Section 22(e)(3) of the Code.

3.                                      Stock Subject to the Plan.

(a)                                  Aggregate Limits.  Subject to the provisions of Section 15 of the Plan, the aggregate number of Shares subject to Awards granted under the Plan is 245,000,000 Shares. The Shares subject to the Plan may be either Shares reacquired by the Company, including Shares purchased in the open market, or authorized but unissued Shares.

(b)                                 Issuance of Shares.  For purposes of Section 3(a), the aggregate number of Shares issued under the Plan at any time shall equal only the number of Shares actually issued upon exercise or settlement of an Award.  If any Shares subject to an Award granted under the Plan are forfeited or such Award is settled in cash or otherwise terminates without the delivery of such Shares, the Shares subject to such Award, to the extent of any such forfeiture, settlement or termination, shall again be available for grant under the Plan.  Notwithstanding the foregoing, Shares subject to an Award under the Plan may not again be made available for issuance under the Plan if such Shares are: (i) Shares delivered to or withheld by the Company to pay the exercise price of an Option, (ii) Shares delivered to or withheld by the Company to pay the withholding taxes related to an Award, or (iii) Shares repurchased by the Company on the open market with the proceeds of an Award paid to the Company by or on behalf of the Participant.

(c)                                   Code Section 162(m) and 422 Limits.  Subject to the provisions of Section 15 of the Plan, the aggregate number of Shares subject to Awards granted under this Plan during any calendar year to any one Awardee shall not exceed 1,500,000, except that in connection with his or her initial service, an Awardee may be granted Awards covering up to an additional 1,500,000 Shares. Subject to the provisions of Section 15 of the Plan, the aggregate number of Shares that may be subject to all Incentive Stock Options granted under the Plan is 245,000,000 Shares. Notwithstanding anything to the contrary in the Plan, the limitations set forth in this Section 3(c) shall be subject to adjustment under Section 15(a) of the Plan only to the extent that such adjustment will not affect the status of any Award intended to qualify as “performance based compensation” under Code Section 162(m) or the ability to grant or the qualification of Incentive Stock Options under the Plan.

4.                                      Administration Of The Plan.

(a)                                  Procedure.

i.                                          Multiple Administrative Bodies. The Plan shall be administered by the Board, one or more Committees and/or their delegates.

ii.                                       Section 162. To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, Awards to “covered employees” within the meaning of Section 162(m) of the Code or Employees that the Committee determines may be “covered employees” in the future shall be made by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

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iii.                                    Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3 promulgated under the Exchange Act (“Rule 16b-3”), Awards to Officers and Directors shall be made by the entire Board or a Committee of two or more “non-employee directors” within the meaning of Rule 16b-3.

iv.                                   Other Administration. The Board or a Committee may delegate to an authorized officer or officers of the Company the power to approve Awards to persons eligible to receive Awards under the Plan who are not (A) subject to Section 16 of the Exchange Act or (B) at the time of such approval, “covered employees” under Section 162(m) of the Code.

v.                                      Delegation of Authority for the Day-to-Day Administration of the Plan. Except to the extent prohibited by Applicable Law, the Administrator may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan. Such delegation may be revoked at any time.

(b)                                 Powers of the Administrator.  Subject to the provisions of the Plan and, in the case of a Committee or delegates acting as the Administrator, subject to the specific duties delegated to such Committee or delegates, the Administrator shall have the authority, in its discretion:

i.                                          to select the Awardees to whom Awards are to be granted hereunder;

ii.                                       to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

iii.                                    to determine the type of Award to be granted to the selected Awardees and to approve forms of Award Agreements for use under the Plan;

iv.                                   to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise and/or purchase price, the time or times when an Award may be exercised (which may or may not be based on performance criteria), the vesting schedule, any vesting and/or exercisability acceleration or waiver of forfeiture restrictions, the acceptable forms of consideration, the term, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine and may be established at the time an Award is granted or thereafter;

v.                                      to suspend the right to exercise Awards during any blackout period that is necessary or desirable to comply with the requirements of Applicable Laws and/or to extend the Award exercise period for an equal period of time in a manner consistent with Applicable Law;

vi.                                   to correct defects in the Plan and supply omissions and to correct administrative errors;

vii.                                to construe and interpret the terms of the Plan (including sub-plans and Plan addenda) and Awards granted pursuant to the Plan;

viii.                             to adopt rules and procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Administrator is specifically authorized (A) to adopt the rules and procedures regarding the conversion of local currency, withholding procedures and handling of stock certificates which vary with local requirements and (B) to adopt sub-plans and Plan addenda as the Administrator deems desirable, to accommodate foreign laws, regulations and practice;

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ix.                                     to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans and Plan addenda;

x.                                        to modify or amend each Award, including, but not limited to, the acceleration of vesting and/or exercisability, provided, however, that any such amendment is subject to Section 16 of the Plan and may not materially impair any outstanding Award unless agreed to in writing by the Participant;

xi.                                     to allow Participants to satisfy withholding tax amounts by electing to have the Company withhold from the Shares to be issued upon exercise of an Option or vesting or settlement of a Stock Award that number of Shares having a value equal to the amount required to be withheld. The value of the Shares to be withheld shall be determined in such manner and on such date that the Administrator shall determine or, in the absence of provision otherwise, on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may provide;

xii.                                  to authorize conversion or substitution under the Plan of any or all stock options, stock appreciation rights or other stock awards held by service providers of an entity acquired by the Company (the “Conversion Awards”). Any conversion or substitution shall be effective as of the close of the merger or acquisition. The Conversion Awards may be Nonstatutory Stock Options or Incentive Stock Options, as determined by the Administrator, with respect to options granted by the acquired entity; provided, however, that with respect to the conversion of stock appreciation rights in the acquired entity, the Conversion Awards shall be Nonstatutory Stock Options. Unless otherwise determined by the Administrator at the time of conversion or substitution, all Conversion Awards shall have the same terms and conditions as Awards generally granted by the Company under the Plan;

xiii.                               to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

xiv.                              to impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any Shares issued as a result of or under an Award, including without limitation, (A) restrictions under an insider trading policy and (B) restrictions as to the use of a specified brokerage firm for such resales or other transfers;

xv.                                 to provide, either at the time an Award is granted or by subsequent action, that an Award shall contain as a term thereof, a right, either in tandem with the other rights under the Award or as an alternative thereto, of the Participant to receive, without payment to the Company, a number of Shares, cash or a combination thereof, the amount of which is determined by reference to the value of the Award; and

xvi.                              to make all other determinations deemed necessary or advisable for administering the Plan and any Award granted hereunder.

(c)                                  Effect of Administrator’s Decision.  All decisions, determinations and interpretations by the Administrator regarding the Plan, any rules and regulations under the Plan and the terms and conditions of any Award granted hereunder, shall be final and binding on all Participants. The Administrator shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants as it may select.

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5.                                      Eligibility.

Awards may be granted to Directors and/or Employees; provided that Non-Employee Directors are eligible only for awards granted under Section 13 of the Plan.

6.                                      Term of Plan.

The Plan shall become effective upon its approval by shareholders of the Company. It shall continue in effect for a term of ten (10) years from the later of the date the Plan or any amendment to add shares to the Plan is approved by shareholders of the Company unless terminated earlier under Section 16 of the Plan.

7.                                      Term of Award.

The term of each Award shall be determined by the Administrator and stated in the Award Agreement. In the case of an Option, the term shall be ten (10) years from the Grant Date or such shorter term as may be provided in the Award Agreement; provided that the term may be ten and one-half (10 1/2) years in the case of Options granted to Awardees in certain jurisdictions outside the United States as determined by the Administrator.

8.                                      Options.

The Administrator may grant an Option or provide for the grant of an Option, either from time to time in the discretion of the Administrator or automatically upon the occurrence of specified events, including, without limitation, the achievement of performance goals, the satisfaction of an event or condition within the control of the Awardee or within the control of others.

(a)                                  Option Agreement.  Each Option Agreement shall contain provisions regarding (i) the number of Shares that may be issued upon exercise of the Option, (ii) the type of Option, (iii) the exercise price of the Shares and the means of payment for the Shares, (iv) the term of the Option, (v) such terms and conditions on the vesting and/or exercisability of an Option as may be determined from time to time by the Administrator, (vi) restrictions on the transfer of the Option and forfeiture provisions and (vii) such further terms and conditions, in each case not inconsistent with this Plan as may be determined from time to time by the Administrator.

(b)                                 Exercise Price.  The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

i.                                          The per Share exercise price of an Option shall be no less than 100% of the Fair Market Value per Share on the Grant Date.

ii.                                       Notwithstanding the foregoing, at the Administrator’s discretion, Conversion Awards may be granted in substitution and/or conversion of options or stock appreciation rights of an acquired entity, with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of such substitution and/or conversion if such exercise price is based on a formula set forth in the terms of such options/stock appreciation rights or in the terms of the agreement providing for such acquisition.

(c)                                  No Option Repricings.  Other than in connection with a change in the Company’s capitalization (as described in Section 15(a) of the Plan), the exercise price of an Option may not be reduced without shareholder approval (including canceling previously awarded Options in exchange for cash, other Awards or Options with an exercise price that is less than the exercise price of the original Option).

(d)                                 Vesting Period and Exercise Dates.  Options granted under this Plan shall vest and/or be exercisable at such time and in such installments during the period prior to the expiration of the Option’s term as determined by the Administrator. The Administrator shall have the right to make the timing of the ability to exercise any Option granted under this Plan subject to continued employment, the passage of time and/or such

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performance requirements as deemed appropriate by the Administrator. At any time after the grant of an Option, the Administrator may reduce or eliminate any restrictions surrounding any Participant’s right to exercise all or part of the Option.

(e)                                  Form of Consideration.  The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment, either through the terms of the Option Agreement or at the time of exercise of an Option. Acceptable forms of consideration may include:

i.                                          cash;

ii.                                       check or wire transfer (denominated in U.S. Dollars);

iii.                                    subject to any conditions or limitations established by the Administrator, other Shares which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

iv.                                   subject to any conditions or limitations established by the Administrator, withholding of Shares deliverable upon exercise, which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

v.                                      consideration received by the Company under a broker-assisted sale and remittance program acceptable to the Administrator;

vi.                                   such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or

vii.                                any combination of the foregoing methods of payment.

9.                                      Incentive Stock Option Limitations/Terms.

(a)                                  Eligibility.  Only employees (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company or any of its Subsidiaries may be granted Incentive Stock Options.

(b)                                 $100,000 Limitation.  Notwithstanding the designation “Incentive Stock Option” in an Option Agreement, if and to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Awardee during any calendar year (under all plans of the Company and any of its Subsidiaries) exceeds U.S. $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 9(b), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the Grant Date.

(c)                                  Effect of Termination of Employment on Incentive Stock Options.  Unless otherwise provided for by the Administrator, upon an Awardee’s Termination of Employment, any outstanding Incentive Stock Option granted to such Awardee, whether vested or unvested, to the extent not theretofore exercised, shall terminate immediately upon the Awardee’s Termination of Employment.

(d)                                 Leave of Absence.  For purposes of Incentive Stock Options, no leave of absence may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company or a Subsidiary is not so guaranteed, an Awardee’s employment with the Company shall be deemed terminated on the ninety-first (91st) day of such leave for Incentive Stock Option purposes and any Incentive Stock Option

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granted to the Awardee shall cease to be treated as an Incentive Stock Option and shall terminate upon the expiration of the three month period following the date the employment relationship is deemed terminated.

(e)                                  Transferability.  The Option Agreement must provide that an Incentive Stock Option cannot be transferable by the Awardee otherwise than by will or the laws of descent and distribution, and, during the lifetime of such Awardee, must not be exercisable by any other person. If the terms of an Incentive Stock Option are amended to permit transferability, the Option will be treated for tax purposes as a Nonstatutory Stock Option.

(f)                                    Other Terms.  Option Agreements evidencing Incentive Stock Options shall contain such other terms and conditions as may be necessary to qualify, to the extent determined desirable by the Administrator, with the applicable provisions of Section 422 of the Code.

10.                               Exercise of Option.

(a)                                  Procedure for Exercise; Rights as a Shareholder.

i.                                          Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the respective Award Agreement. Unless the Administrator provides otherwise: (A) no Option may be exercised during any leave of absence other than an approved personal or medical leave with an employment guarantee upon return; and (B) an Option shall continue to vest during any authorized leave of absence and such Option may be exercised to the extent vested and exercisable upon the Awardee’s return to active employment status.

ii.                                       An Option shall be deemed exercised when the Company receives (A) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option; (B) full payment for the Shares with respect to which the related Option is exercised; and (C) with respect to Nonstatutory Stock Options, payment of all applicable withholding taxes.

iii.                                    Shares issued upon exercise of an Option shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Unless provided otherwise by the Administrator or pursuant to this Plan, until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option.

iv.                                   The Company shall issue (or cause to be issued) such Shares as soon as administratively practicable after the Option is exercised. An Option may not be exercised for a fraction of a Share.

(b)                                 Effect of Termination of Employment on Nonstatutory Stock Options.  Unless otherwise provided for by the Administrator, upon an Awardee’s Termination of Employment, any outstanding Nonstatutory Stock Option granted to such Awardee, whether vested or unvested, to the extent not theretofore exercised, shall terminate immediately upon the Awardee’s Termination of Employment.

11.                               Stock Awards.

(a)                                  Stock Award Agreement.  Each Stock Award Agreement shall contain provisions regarding (i) the number of Shares subject to such Stock Award or a formula for determining such number, (ii) the purchase price of the Shares, if any, and the means of payment for the Shares, (iii) the performance criteria, if any, and level of achievement versus these criteria that shall determine the number of Shares granted, issued, retainable and/or vested, (iv) such terms and conditions on the grant, issuance, vesting and/or forfeiture of the

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Shares as may be determined from time to time by the Administrator, (v) restrictions on the transferability of the Stock Award and (vi) such further terms and conditions in each case not inconsistent with this Plan as may be determined from time to time by the Administrator.

(b)                                 Restrictions and Performance Criteria.  The grant, issuance, retention and/or vesting of each Stock Award may be subject to such performance criteria and level of achievement versus these criteria as the Administrator shall determine, which criteria may be based on financial performance, personal performance evaluations and/or completion of service by the Awardee. Notwithstanding anything to the contrary herein, the performance criteria for any Stock Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be established by the Administrator based on one or more Qualifying Performance Criteria selected by the Administrator and specified in writing not later than ninety (90) days after the commencement of the period of service to which the performance goals relates, provided that the outcome is substantially uncertain at that time.

(c)                                  Forfeiture.  Unless otherwise provided for by the Administrator, upon the Awardee’s Termination of Employment, the Stock Award and the Shares subject thereto shall be forfeited, provided that to the extent that the Awardee purchased any Shares, the Company shall have a right to repurchase the unvested Shares at the original price paid by the Awardee.

(d)                                 Rights as a Shareholder.  Unless otherwise provided by the Administrator, the Participant shall have the rights equivalent to those of a shareholder and shall be a shareholder only after Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) to the Participant. Unless otherwise provided by the Administrator, a Participant holding Stock Units shall be entitled to receive dividend payments as if he or she was an actual shareholder.

12.                               Cash Awards.

Each Cash Award will confer upon the Awardee the opportunity to earn a future payment tied to the level of achievement with respect to one or more performance criteria established for a performance period of not less than one (1) year.

(a)                                  Cash Award.  Each Cash Award shall contain provisions regarding (i) the target and maximum amount payable to the Awardee as a Cash Award, (ii) the performance criteria and level of achievement versus these criteria which shall determine the amount of such payment, (iii) the period as to which performance shall be measured for establishing the amount of any payment, (iv) the timing of any payment earned by virtue of performance, (v) restrictions on the alienation or transfer of the Cash Award prior to actual payment, (vi) forfeiture provisions, and (vii) such further terms and conditions, in each case not inconsistent with the Plan, as may be determined from time to time by the Administrator. The maximum amount payable as a Cash Award that is settled for cash may be a multiple of the target amount payable, but the maximum amount payable pursuant to that portion of a Cash Award granted under this Plan for any fiscal year to any Awardee that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall not exceed U.S. $15,000,000.

(b)                                 Performance Criteria.  The Administrator shall establish the performance criteria and level of achievement versus these criteria which shall determine the target and the minimum and maximum amount payable under a Cash Award, which criteria may be based on financial performance and/or personal performance evaluations. The Administrator may specify the percentage of the target Cash Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code. Notwithstanding anything to the contrary herein, the performance criteria for any portion of a Cash Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be a measure established by the Administrator based on one or more Qualifying Performance Criteria selected by the Administrator and specified in writing not later than ninety (90) days after the commencement of the period of service to which the performance goals relates, provided that the outcome is substantially uncertain at that time.

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(c)           Timing and Form of Payment.  The Administrator shall determine the timing of payment of any Cash Award. The Administrator may provide for or, subject to such terms and conditions as the Administrator may specify, may permit an Awardee to elect (in a manner consistent with Section 409A of the Code) for the payment of any Cash Award to be deferred to a specified date or event. The Administrator may specify the form of payment of Cash Awards, which may be cash or other property, or may provide for an Awardee to have the option for his or her Cash Award, or such portion thereof as the Administrator may specify, to be paid in whole or in part in cash or other property.

(d)           Termination of Employment.  Unless otherwise provided for by the Administrator, upon the Awardee’s Termination of Employment, any Cash Awards issued hereunder shall be forfeited.

13.                               Non-Employee Director Awards.

(a)           Eligibility.  Each member of the Board who is a Non-Employee Director and who is providing service to HP as a member of the Board at the beginning of the Director Plan Year shall be eligible to receive an Annual Equity Retainer (as defined in Section 2 above) under the Plan.

Any member of the Board who enters service after the beginning of the Director Plan Year (as defined in Section 2 above) may be eligible to receive a prorated Annual Equity Retainer under the Plan as the Board or the Committee determines in its discretion.

(b)           Terms and Conditions.

(i)            Compensation Alternatives. Within (A) twenty-five (25) days after the beginning of the Director Plan Year, or (B) if the Non-Employee Director elects to participate in the Hewlett-Packard Company 2005 Executive Deferred Compensation Plan (the “EDCP”) then in the calendar year preceding the first day of the Director Plan Year, each Non-Employee Director may elect to receive his Annual Equity Retainer in the form of restricted stock units (a “Director RSU Award”) and or in the form of an option to purchase shares of Common Stock (a “Director Option Award”).  If any Non-Employee Director fails to make such an election, then he shall be deemed to have elected a Director RSU Award for the value of his Annual Equity Retainer. Any such election, or any modification or termination of such an election, shall be filed with HP on a form prescribed by HP for this purpose.  If a Non-Employee Director does not elect to participate in the EDCP and does not select his or her means of payment within the prescribed time, then such Non-Employee Director shall not be permitted to participate in the EDCP for the applicable Director Plan Year.

(ii)           Director RSU Award.

A.           Date of Grant. The Director RSU Award shall be granted automatically one month after the beginning of each Director Plan Year (or, if such date is not a business day, on the next succeeding business day) (the “Director Grant Date”).

B.            Number of Shares Subject to a Director RSU Award. The total number of shares of Common Stock included in each Director RSU Award shall be determined by dividing the amount of the Annual Equity Retainer that is to be paid in RSUs by the Fair Market Value of a share of Common Stock on the Director Grant Date. It shall be rounded up to the largest number of whole shares.

C.            Vesting Period for Director RSU Award. If the Committee does not expressly exercise its discretion to change the vesting of the Director RSU Award for a Director Plan Year, then the vesting of such Director RSU Award shall be the same as the last Director Plan Year in which the Committee exercised its discretion to set the vesting terms.  Unless deferred under the EDCP, Shares subject to Director RSU Awards shall be delivered promptly upon satisfaction of the vesting conditions, but

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no later than March 15 of the calendar year following the calendar year in which the vesting conditions are satisfied.

(iii)          Director Option Award. Subject to Section 13(b)(i) above, each Non-Employee Director may specify the amount of his Annual Equity Retainer to be received in the form of a Nonstatutory Stock Option. Each Director Option Award granted under this Plan shall comply with and be subject to the terms of the Plan and the following terms and conditions including such additional terms and conditions as may be determined by the Board or Committee:

A.           Date of Grant. The Director Option Award shall be granted automatically on the Director Grant Date.

B.            Number of Shares Subject to Director Option Award. The number of shares to be subject to any Director Option Award shall be an amount necessary to make such option equal in value, using a modified Black-Scholes option valuation model, to that portion of the Annual Equity Retainer that the Non-Employee Director elected to receive in the form of an option. The value of the option will be calculated by assuming that the value of an option to purchase one share of Common Stock equals the product of (i) a fraction determined by dividing 1 by the Multiplier, as defined below, and (ii) the Fair Market Value of a share of Common Stock on the Director Grant Date.

The number of shares represented by a Director Option Award shall be determined by multiplying the number of shares determined above by a multiplier determined using a modified Black-Scholes option valuation method (the “Multiplier”). The Board or the Committee shall determine the Multiplier prior to the beginning of the Director Plan Year by considering the following factors: (i) the Fair Market Value of the Common Stock on the date the Multiplier is determined; (ii) the average length of time that Company stock options are held by optionees prior to exercise; (iii) the risk-free rate of return based on the term determined in (ii) above and U.S. government securities rates; (iv) the annual dividend yield for the Common Stock; and (v) the volatility of the Common Stock over the previous ten-year period. The number of shares to be subject to the option shall be rounded up to the largest number of whole shares determined as follows:

Amount of Annual Equity Retainer to be paid as options	x Multiplier = Number of Shares
Fair Market Value on the Director Grant Date

C.             Price of Options. The exercise price of the Director Option Award will be the Fair Market Value of the Common Stock on the Director Grant Date.

D.             Period of Director Option Award. The Committee shall have the discretion to determine the exercisability of Shares subject to the Director Option Award.  If the Committee does not expressly exercise its discretion to change the exercisability of the Director Option Award for a Director Plan Year, then the exercisability of such options shall be the same as the last Director Plan Year in which the Committee expressly exercised its discretion to determine the exercisability of Shares subject to the Director Option Award.

(iv)          Termination.  Any Non-Employee Director who terminates service prior to the end of the Director Plan Year may have his Annual Retainer prorated, including a forfeiture of options, restricted stock units or cash payment, if any, as the Board or the Committee determines in its discretion.

14.                                 Other Provisions Applicable to Awards.

(a)           Non-Transferability of Awards.  Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by beneficiary designation, will or by the laws of descent or distribution. The Administrator may make an Award transferable to an Awardee’s “family member” (as such term is defined in Section 1(a)(5) of the

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General Instructions to Form S-8 under the Securities Act of 1933, as amended), to trusts solely for the benefit of such family members and to partnerships in which such family members and/or trusts are the only partners. If the Administrator makes an Award transferable, either at the time of grant or thereafter, such Award shall contain such additional terms and conditions as the Administrator deems appropriate, and any transferee shall be deemed to be bound by such terms upon acceptance of such transfer.

(b)           Qualifying Performance Criteria.  For purposes of this Plan, the term “Qualifying Performance Criteria” shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit, Affiliate or business segment, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee in the Award: (i) cash flow or cash conversion cycle; (ii) earnings (including gross margin, earnings before interest and taxes, earnings before taxes, and net earnings); (iii) earnings per share; (iv) growth in earnings or earnings per share, cash flow, revenue, gross margin, operating expense or operating expense as a percentage of revenue; (v) stock price; (vi) return on equity or average shareholder equity; (vii) total shareholder return; (viii) return on capital; (ix) return on assets or net assets; (x) return on investment; (xi) revenue; (xii) income or net income; (xiii) operating income or net operating income; (xiv) operating profit, net operating profit or controllable operating profit; (xv) operating margin or operating expense or operating expense as a percentage of revenue; (xvi) return on operating revenue; (xvii) market share or customer indicators; (xviii) contract awards or backlog; (xix) overhead or other expense reduction; (xx) growth in shareholder value relative to the moving average of the S&P 500 Index or a peer group index; (xxi) credit rating; (xxii) strategic plan development and implementation, attainment of research and development milestones or new product invention or innovation; (xxiii) succession plan development and implementation; (xxiv) improvement in productivity or workforce diversity; (xxv) attainment of objective operating goals and employee metrics; (xxvi) economic value added; and (xxvii) any other similar criteria. To the extent consistent with Section 162(m) of the Code, the Committee may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (A) asset write-downs; (B) litigation or claim judgments or settlements; (C) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (D) accruals for reorganization and restructuring programs; and (E) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year.

(c)           Certification.  Prior to the payment of any compensation under an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee shall certify the extent to which any Qualifying Performance Criteria and any other material terms under such Award have been satisfied (other than in cases where such relate solely to the increase in the value of the Common Stock).

(d)           Discretionary Adjustments Pursuant to Section 162(m).  Notwithstanding satisfaction of any completion of any Qualifying Performance Criteria, to the extent specified at the time of grant of an Award to “covered employees” within the meaning of Section 162(m) of the Code, the number of Shares, Options or other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Qualifying Performance Criteria may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.

15.                               Adjustments upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

(a)           Changes in Capitalization.  Subject to any required action by the shareholders of the Company, (i) the number and kind of Shares available for issuance under the Plan and/or covered by each outstanding Award, (ii) the price per Share subject to each such outstanding Award; and (iii) the Share limitations set forth in Section 3 of the Plan, shall be proportionately adjusted for any increase or decrease in the number or kind of issued shares resulting from a stock split, reverse stock split, dividend or other

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distribution (whether in the form of cash, Shares, other securities or other property (other than regular, cash dividends)), combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

(b)           Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Option to be fully vested and exercisable until ten (10) days prior to such transaction. In addition, the Administrator may provide that any restrictions on any Award shall lapse prior to the transaction, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed transaction.

(c)           Change in Control.  In the event there is a Change in Control of the Company, as determined by the Board or a Committee, the Board or Committee may, in its discretion, (i) provide for the assumption or substitution of, or adjustment to, each outstanding Award; (ii) accelerate the vesting of Awards and terminate any restrictions on Awards; and (iii) provide for the cancellation of Awards for a cash payment to the Participant.

16.                               Amendment and Termination of the Plan.

(a)           Amendment and Termination.  The Administrator may amend, alter or discontinue the Plan or any Award Agreement, but any such amendment shall be subject to approval of the shareholders of the Company in the manner and to the extent required by Applicable Law. In addition, without limiting the foregoing, unless approved by the shareholders of the Company, no such amendment shall be made that would:

i.              increase the maximum number of Shares for which Awards may be granted under the Plan, other than an increase pursuant to Section 15 of the Plan;

ii.             reduce the minimum exercise price for Options granted under the Plan;

iii.            reduce the exercise price of outstanding Options; or

iv.            materially expand the class of persons eligible to receive Awards under the Plan.

(b)           Effect of Amendment or Termination.  No amendment, suspension or termination of the Plan shall impair the rights of any Award, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

(c)           Effect of the Plan on Other Arrangements.  Neither the adoption of the Plan by the Board or a Committee nor the submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board or any Committee to adopt such other incentive arrangements as it or they may deem desirable, including, without limitation, the granting of restricted stock or stock options otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

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17.                               Designation of Beneficiary.

(a)           An Awardee may file a written designation of a beneficiary who is to receive the Awardee’s rights pursuant to Awardee’s Award or the Awardee may include his or her Awards in an omnibus beneficiary designation for all benefits under the Plan. To the extent that Awardee has completed a designation of beneficiary while employed with Hewlett-Packard Company, such beneficiary designation shall remain in effect with respect to any Award hereunder until changed by the Awardee to the extent enforceable under Applicable Law.

(b)           Such designation of beneficiary may be changed by the Awardee at any time by written notice. In the event of the death of an Awardee and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Awardee’s death, the Company shall allow the executor or administrator of the estate of the Awardee to exercise the Award, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may allow the spouse or one or more dependents or relatives of the Awardee to exercise the Award to the extent permissible under Applicable Law.

18.                               No Right to Awards or to Employment.

No person shall have any claim or right to be granted an Award and the grant of any Award shall not be construed as giving an Awardee the right to continue in the employ of the Company or its Affiliates. Further, the Company and its Affiliates expressly reserve the right, at any time, to dismiss any Employee or Awardee at any time without liability or any claim under the Plan, except as provided herein or in any Award Agreement entered into hereunder.

19.                               Legal Compliance.

Shares shall not be issued pursuant to the exercise of an Option or Stock Award unless the exercise of such Option or Stock Award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

20.                               Inability to Obtain Authority.

To the extent the Company is unable to or the Administrator deems it infeasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, the Company shall be relieved of any liability with respect to the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

21.                               Reservation of Shares.

The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

22.                               Notice.

Any written notice to the Company required by any provisions of this Plan shall be addressed to the Secretary of the Company and shall be effective when received.

23.                               Governing Law; Interpretation of Plan and Awards.

(a)           This Plan and all determinations made and actions taken pursuant hereto shall be governed by the substantive laws, but not the choice of law rules, of the state of Delaware.

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(b)           In the event that any provision of the Plan or any Award granted under the Plan is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of the terms of the Plan and/or Award shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.

(c)           The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of the Plan, nor shall they affect its meaning, construction or effect.

(d)           The terms of the Plan and any Award shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns.

(e)           All questions arising under the Plan or under any Award shall be decided by the Administrator in its total and absolute discretion. In the event the Participant believes that a decision by the Administrator with respect to such person was arbitrary or capricious, the Participant may request arbitration with respect to such decision. The review by the arbitrator shall be limited to determining whether the Administrator’s decision was arbitrary or capricious. This arbitration shall be the sole and exclusive review permitted of the Administrator’s decision, and the Awardee shall as a condition to the receipt of an Award be deemed to explicitly waive any right to judicial review.

(f)            Notice of demand for arbitration shall be made in writing to the Administrator within thirty (30) days after the applicable decision by the Administrator. The arbitrator shall be selected from amongst those members of the Board who are neither Administrators nor Employees. If there are no such members of the Board, the arbitrator shall be selected by the Board. The arbitrator shall be an individual who is an attorney licensed to practice law in the State of Delaware. Such arbitrator shall be neutral within the meaning of the Commercial Rules of Dispute Resolution of the American Arbitration Association; provided, however, that the arbitration shall not be administered by the American Arbitration Association. Any challenge to the neutrality of the arbitrator shall be resolved by the arbitrator whose decision shall be final and conclusive. The arbitration shall be administered and conducted by the arbitrator pursuant to the Commercial Rules of Dispute Resolution of the American Arbitration Association. The decision of the arbitrator on the issue(s) presented for arbitration shall be final and conclusive and may be enforced in any court of competent jurisdiction.

24.                               Limitation on Liability.

The Company and any Affiliate which is in existence or hereafter comes into existence shall not be liable to a Participant, an Employee, an Awardee or any other persons as to:

(a)           The Non-Issuance of Shares.  The non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares hereunder; and

(b)           Tax Consequences.  Any tax consequence expected, but not realized, by any Participant, Employee, Awardee or other person due to the receipt, exercise or settlement of any Option or other Award granted hereunder.

25.                               Unfunded Plan.

Insofar as it provides for Awards, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Awardees who are granted Stock Awards under this Plan, any such accounts will be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets which may at any time be represented by Awards, nor shall this Plan be construed as providing for such segregation, nor shall the Company or the Administrator be deemed to be a trustee of stock or cash to be awarded under the Plan. Any liability of the Company to any Participant with respect to an Award shall be based solely upon any contractual obligations which may be created by the Plan; no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Administrator shall be required to give any security or bond for the performance of any obligation which may be created by this Plan.

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